                                                                 Exhibit (17)(y)


ADVANTUS EQUITY FUNDS [LOGO]

ANNUAL REPORT TO SHAREHOLDERS
DATED JULY 31, 2002

ADVANTUS CORNERSTONE FUND, INC.
A LARGE COMPANY VALUE FUND

ADVANTUS ENTERPRISE FUND, INC.
A SMALL COMPANY GROWTH FUND

ADVANTUS HORIZON FUND, INC.
A LARGE COMPANY GROWTH FUND

ADVANTUS INDEX 500 FUND, INC.
A LARGE COMPANY INDEX FUND

ADVANTUS REAL ESTATE SECURITIES FUND, INC.
A REAL ESTATE - RELATED SECURITIES FUND

ADVANTUS VENTURE FUND, INC.
A SMALL COMPANY VALUE FUND

CUT DOWN PAPERWORK, NOT TREES
Advantus now offers e-delivery of prospectuses, annual and semi-annual reports. To find out more, call Advantus Shareholder Services at (800) 665-6005.

ADVANTUS EQUITY FUNDS
TABLE OF CONTENTS

PERFORMANCE UPDATES
   Cornerstone Fund                                                    3
   Enterprise Fund                                                     7
   Horizon Fund                                                       12
   Index 500 Fund                                                     18
   Real Estate Securities Fund                                        22
   Venture Fund                                                       27

INVESTMENTS IN SECURITIES
   Cornerstone Fund                                                   31
   Enterprise Fund                                                    37
   Horizon Fund                                                       42
   Index 500 Fund                                                     48
   Real Estate Securities Fund                                        65
   Venture Fund                                                       68

FINANCIAL STATEMENTS
   Statements of Assets and Liabilities                               76
   Statements of Operations                                           80
   Statements of Changes in Net Assets                                84
   Notes to Financial Statements                                      90

INDEPENDENT AUDITORS' REPORT                                         117

FEDERAL INCOME TAX INFORMATION                                       118

DIRECTORS AND EXECUTIVE OFFICERS                                     120

SHAREHOLDER SERVICES                                                 122

LETTER FROM THE PRESIDENT

[PHOTO OF DIANNE ORBISON]

Dear Shareholders:

It's been a very eventful year in the economy and the markets. We've seen a major rally in the bond market, and a major sell off in stocks. Negative events, questionable earnings reports, and unscrupulous corporate leadership is a lot of weight for the stock market to carry. Investors are still not confident that the market can bear the load, which contributed to the stock sell off during the first half of the year.

A flight to quality is still underway, and this is not unusual when political, social, and economic events hold uncertainty. In the period ended July 31, 2002, strong fixed income performance (Lehman Aggregate Bond Index* at 7.84%) and very weak equity performance (S&P 500 Index** at -23.63) was recorded. The difference in returns between stocks and bonds, as measured by these two benchmark indices, was near record levels.

We believe the capital markets will continue to be volatile and suggest that investors adjust their expectations for a time-specific market recovery. Current market conditions didn't happen overnight, and it has taken longer than expected for a sustainable recovery to surface. Although most segments of the stock market were down at the end of our reporting period, we believe valuations are fair and better than they have been in six months.

The economy is growing, albeit slowly. We expect that U.S. growth, as measured by GDP, will be a respectable 2.5 percent in 2002. Monetary policy is still easy, and we expect no changes from the Federal Reserve in the near term. Inflation is running less than two percent annually with little, if any, increase expected.

Also, the underlying strength of the U.S. economy remains solid. The weakness of the dollar, however, may benefit investors considering a greater allocation to international investments. Consider having a periodic conversation with your financial advisor about your goals, risk tolerance, and allocation strategy.

You will notice that all Advantus equity funds are included in this report. The remaining Advantus Funds (fixed income and balanced) will be published in an annual report to be dated September 30, 2002. We have combined the reports for the funds into two mailings to achieve economies of scale in report preparation and mailing. We are also moving forward with plans to combine Advantus Funds prospectuses in the same way and for the same reasons.

This is my first letter to you as President of the Advantus Funds. Bill Westhoff, former President and investment management veteran, retired in late July, 2002 after 31 years of service to shareholders. I look forward to communicating with
                                       1
you on a regular basis and bringing you news of the economy, markets, and Advantus.

Sincerely,

/s/ Dianne Orbison

Dianne Orbison
President, Advantus Funds

*The LEHMAN BROTHERS AGGREGATE BOND INDEX is a market-weighted index that covers the U.S. investment grade fixed rate bond market. The index includes government and corporate securities, agency mortgage pass-through securities and asset backed securities.

**The S&P 500 INDEX is a broad, unmanaged index of 500 common stocks which are representative of the U.S. stock market overall.

ADVANTUS CORNERSTONE FUND

PERFORMANCE UPDATE

MATTHEW NORRIS, CFA, PORTFOLIO MANAGER
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE
The Fund's performance for the 10 month* period ended July 31, 2002 for each class of shares offered is as follows:

Class A                     -5.72 percent**
Class B                     -6.40 percent**
Class C                     -6.42 percent**

These returns were ahead of the Fund's primary benchmark--the Russell 1000 Value Index***--which lost 7.23 percent.

PERFORMANCE ANALYSIS
The Fund's performance is dependent on individual stock selection. During the period, our analysis of companies helped the Fund avoid many of the high-profile disappointments in the market. For example, the Fund did not hold Tyco or Enron during this period, and a small investment in WorldCom was sold in 2001. Investing in sound companies at low stock prices generally rewards the buyer over time. A number of our individual holdings had notable performance for the period, such as Anthem (health insurance), 3M Company (industrial), Wachovia Corporation (banking) and Prologis (real estate).

On a sector level, the Fund's low weightings in Telecommunications and Utilities helped performance, while our Technology weight was a negative.


*Due to a change in the fiscal year of the Fund from 9/30 to 7/31 the current fiscal year covers a ten-month period.

**Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

***The Russell 1000 Value Index contains those stocks from the Russell 1000 with low book to price ratio. The Russell 1000 is the 1,000 largest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3,000 common stocks, which represents approximately 98 percent of the U.S. market

OUTLOOK
It appears the domestic economy is slowly recovering in a choppy manner, and these fits and starts have been reflected in the volatility of the equity markets. While we believe the economy is sound and will ultimately return to traditional long-term growth rates, it is impossible to predict the strength or timing of such a recovery. Thus we continue to select investments one at a time with a bottom-up, individual company focus. This approach should lead to consistent performance over time.

TEN LARGEST STOCK HOLDINGS

                                                 MARKET     % OF STOCK
COMPANY                            SHARES        VALUE        PORTFOLIO
-------                            ------     ----------    -----------
Exxon Mobil Corporation            99,006     $3,639,458       5.7%
CitiGroup, Inc.                    71,113      2,385,130       3.7%
Wachovia Corporation               59,300      2,122,940       3.3%
Bank of America Corporation        31,800      2,114,700       3.3%
Wells Fargo & Company              34,300      1,744,498       2.7%
Chevron Corporation                22,713      1,703,475       2.7%
SBC Communications, Inc.           56,142      1,552,888       2.4%
U.S. Bancorp                       72,158      1,543,460       2.4%
3M Company                         11,900      1,497,377       2.4%
Brunswick Corporation              65,000      1,487,200       2.3%
                                             -----------      -----
                                             $19,791,126      30.9%
                                             ===========      =====

[CHART]

Cash and Other Assets/Liabilities              (1.0%)
Transportation                                 (1.9%)
Utilities                                      (3.2%)
Capital Goods                                  (5.4%)
Health Care                                    (5.5%)
Basic Materials                                (5.8%)
Communication Services                         (6.1%)
Technology                                     (7.4%)
Consumer Cyclical                             (10.0%)
Consumer Staples                              (10.4%)
Energy                                        (10.9%)
Financial                                     (32.4%)

                        COMPARISON OF CHANGE IN VALUE OF
         A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS CORNERSTONE FUND,
                RUSSELL 1000 VALUE INDEX AND CONSUMER PRICE INDEX

On the following charts you can see how the total return for each of the three classes of shares of the Advantus Cornerstone Fund compared to the Russell 1000 Value Index, and the Consumer Price Index. The lines in each graph represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Cornerstone Fund (September 16, 1994 for Class A and Class B and March 1, 1995 for Class C) through July 31, 2002.

                                  CLASS A AND B

SEC AVERAGE ANNUAL TOTAL RETURN:
Class A:
One year                               -22.22%
Five year                               -6.54%
Since inception (9/16/94)                5.05%
Class B:
One year                               -22.47%
Five year                               -6.52%
Since inception (9/16/94)                4.97%

[CHART]

(THOUSANDS)
                                   RUSSELL 1000
           CLASS A     CLASS B      VALUE INDEX       CPI
9/16/94    $10,000     $10,000        $10,000       $10,000
9/30/94    $ 9,325     $ 9,870        $ 9,743       $10,054
9/30/95    $11,598     $11,708        $12,441       $10,275
9/30/96    $14,441     $14,649        $14,673       $10,570
9/30/97    $19,980     $20,400        $20,880       $10,818
9/30/98    $16,694     $16,947        $21,629       $10,973
9/30/99    $18,384     $18,531        $25,678       $11,261
9/30/00    $18,605     $18,764        $27,965       $11,643
9/30/01    $15,634     $15,648        $25,474       $11,952
7/31/02    $14,709     $14,647        $23,632       $12,066

                                     CLASS C

SEC AVERAGE ANNUAL TOTAL RETURN:
One year                          -18.36%
Five year                          -6.23%
Since inception (3/1/95)            5.08%

[CHART]

(THOUSANDS)
                         RUSSELL 1000
           CLASS C        VALUE INDEX         CPI
 3/1/95    $10,000          $10,000        $10,000
9/30/95    $12,013          $12,107        $10,146
9/30/96    $14,846          $14,280        $10,437
9/30/97    $20,354          $20,320        $10,682
9/30/98    $16,838          $21,049        $10,834
9/30/99    $18,411          $24,989        $11,119
9/30/00    $18,493          $27,214        $11,497
9/30/01    $15,427          $24,790        $11,801
7/31/02    $14,438          $22,998        $11,914

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

ADVANTUS ENTERPRISE FUND
PERFORMANCE UPDATE

ELIZABETH B. DATER AND SAMMY OH, PORTFOLIO MANAGERS
CREDIT SUISSE ASSET MANAGEMENT, LLC

PERFORMANCE
The performance of the Advantus Enterprise Fund for the 10-month period* ended July 31, 2002, was as follows for the three classes of shares currently outstanding:

Class A                     -10.56 percent**
Class B                     -11.22 percent**
Class C                     -11.21 percent**

The Fund's benchmark, the Russell 2000 Growth Index*** returned -12.09 percent for the same period.

PERFORMANCE ANALYSIS
Despite an ongoing economic recovery, beginning late in 2001, the period was a very difficult one for the U.S. stock market. Any grounds for optimism regarding the economy were overwhelmed by ethical and accounting irregularities, combined with heightened geopolitical risks and a clouded profit outlook. The Fund was hurt by the market's sharp selloff and by weakness in certain areas, notably in technology. On a positive note, stocks that helped the Fund included its health-care-services holdings.

We made few noteworthy changes to the Fund in terms of sector emphasis. We maintained an overweighting in health care, favoring the group's services names (e.g., hospital and managed-care companies). We also continued to hold a number of small- and mid-cap pharmaceutical stocks that we believe have compelling product platforms.


*Due to a change in the fiscal year of the Fund from 9/30 to 7/31 the current fiscal year covers a ten-month period.

**Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

***The Russell 2000 Growth Index contains those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Russell 2000 Index is the 2000 smallest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3000 common stocks, which represents approximately 98 percent of the U.S. market.

Investments in smaller company micro-cap stocks generally carry a higher level of volatility and risk over the short-term.

Within the technology segment, we maintained a modestly underweighted/neutral position. We had a bias toward software companies that we believe might benefit from an eventual rise in corporate technology budgets. While there appears to be little on the horizon in terms of dramatic product or service breakthroughs (akin to the Internet phenomenon of the late 1990s), we believe that as corporate profits eventually strengthen, systems upgrades will probably be ongoing events. The rest of the Fund remained invested in a variety of sectors, including retail, energy, financial services, and the consumer area, broadly defined.

OUTLOOK
Looking ahead, we see risks as well as grounds for optimism. Regarding the former, there is the possibility that a hoped-for revival in corporate capital investment could be delayed for quite a spell. We also have some concerns that, given the recent exposure of corporate excesses, Congress may enact regulations that investors might perceive as being burdensome to reputable companies.

On the positive side, we do believe the economy should continue to recover, at a slow-to-moderate pace, as opposed to the first quarter's robust annualized growth rate. In such an environment, we believe that the growth profile of smaller-cap companies could appeal to investors, once general risk concerns begin to ease. And we note that, historically, small-cap growth stocks often outperformed the larger-cap segment during periods when the economy was rebounding from recession. Whether they can again remains to be seen, but we see no fundamental reasons that they should lag. Regardless, we believe that stock selection will remain critical and we will remain focused on those companies we deem to be innovative and well managed and whose shares appear reasonably valued given their longer-term business prospects.

TEN LARGEST STOCK HOLDINGS

                                                       MARKET     % OF STOCK
COMPANY                                   SHARES       VALUE      PORTFOLIO
-------                                   ------       -----      ---------
Entercom Communications Corporation       16,600    $  718,780      2.6%
Province Healthcare Company               35,350       678,720      2.4%
Pogo Producing Company                    21,000       651,000      2.4%
Medicis Pharmaceutical Corporation        15,267       639,993      2.3%
Coventry Health Care, Inc.                20,500       618,075      2.2%
Mid Atlantic Medical Services, Inc.       18,800       612,128      2.2%
Lifepoint Hospitals, Inc.                 17,600       599,280      2.2%
CACI International, Inc.                  17,200       589,616      2.1%
Education Management Corporation          13,800       550,758      2.0%
Affymetrix, Inc.                          30,100       537,285      1.9%
                                                    ----------     -----
                                                    $6,195,635     22.3%
                                                    ==========     ====

[CHART]

Cash and Other Assets/Liabilities             (10.9%)
Transportation                                 (1.0%)
Basic Materials                                (1.5%)
Capital Goods                                  (2.2%)
Financial                                      (7.6%)
Energy                                         (9.4%)
Consumer Staples                              (11.9%)
Technology                                    (14.7%)
Consumer Cyclical                             (16.0%)
Health Care                                   (24.8%)

                        COMPARISON OF CHANGE IN VALUE OF
         A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS ENTERPRISE FUND,
               RUSSELL 2000 GROWTH INDEX AND CONSUMER PRICE INDEX

On the following charts you can see how the total return for each of the three classes of shares of the Advantus Enterprise Fund compared to the Russell 2000 Growth Index and the Consumer Price Index. The lines in each graph represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Enterprise Fund (September 16, 1994 for Class A and Class B and March 1, 1995 for Class C) through July 31, 2002.

                                  CLASS A AND B

SEC AVERAGE ANNUAL TOTAL RETURN:
Class A:
One year                               -33.82%
Five year                               -7.74%
Since inception (9/16/94)                 .39%
Class B:
One year                               -34.08%
Five year                               -7.79%
Since inception (9/16/94)                 .22%

[CHART]

(THOUSANDS)
                                  RUSSELL 2000
           CLASS A     CLASS B     GROWTH INDEX       CPI
9/16/94    $10,000     $10,000        $10,000       $10,000
9/30/94    $ 9,371     $ 9,910        $10,042       $10,054
9/30/95    $11,983     $12,107        $12,616       $10,275
9/30/96    $13,979     $14,173        $14,391       $10,584
9/30/97    $15,780     $16,000        $17,737       $10,818
9/30/98    $11,235     $11,315        $13,331       $10,973
9/30/99    $14,450     $14,477        $17,683       $11,261
9/30/00    $20,613     $20,687        $22,928       $11,643
9/30/01    $11,525     $11,462        $13,161       $11,952
7/31/02    $10,310     $10,177        $11,569       $12,066

                                     CLASS C

SEC AVERAGE ANNUAL TOTAL RETURN:
Class C:
One year                          -30.53%
Five year                          -7.49%
Since inception (3/1/95)            -.33%


[CHART]

(THOUSANDS)
                         RUSSELL 2000
            CLASS C      GROWTH INDEX         CPI
 3/1/95    $10,000          $10,000        $10,000
9/30/95    $12,038          $12,563        $10,146
9/30/96    $13,913          $14,331        $10,450
9/30/97    $15,568          $17,662        $10,682
9/30/98    $10,992          $13,276        $10,834
9/30/99    $14,012          $17,610        $11,119
9/30/00    $19,821          $22,832        $11,497
9/30/01    $10,993          $13,106        $11,801
7/31/02    $ 9,760          $11,521        $11,914


The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

ADVANTUS HORIZON FUND

PERFORMANCE UPDATE

THOMAS A. GUNDERSON, CFA, PORTFOLIO MANAGER
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE

The Advantus Horizon Fund's performance for the 10-month period* ended July 31, 2002, for each class of shares offered was as follows:

Class A                                         - 11.08 percent**
Class B                                         - 11.71 percent**
Class C                                         - 11.71 percent**

Over the past six months the Advantus Horizon Fund declined along with the overall market, yet was able to post performance well ahead of its index benchmark. For the ten-month period* the portfolio declined 11.08 percent compared to a 13.80 percent decline in the Russell 1000 Growth Index***, as measured by Class A shares,--exceeding the benchmark by 272 basis points.

Wide spread turmoil in the stock market occurred over the past ten months as a result of an uncertain economic recovery, numerous accounting issues, and a sharp deterioration in the credibility of corporate America. The market traded broadly lower, with growth stocks declining more than value stocks.

The Fund was able to exceed its performance benchmark by superior stock selection combined with underweights in the hardest hit areas of the market. The two largest sectors for the growth index posted sharp declines, with Health Care down 17 percent and information technology down 11 percent for the ten-month period. Fortunately, good stock selection allowed the Fund to post performance that exceeded the index in these important sectors.

Health Care was broadly lower due to slowing earnings growth rates in pharmaceuticals, biotech products and medical devices. The only strong areas in Health Care were the hospitals and managed care companies. The Advantus stock selection process kept the Fund underweighted by 131 basis points in

*Due to a change in the fiscal year of the Fund from 9/30 to 7/31 the current fiscal year covers a ten-month period.

**Historical results are not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's Maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

***The Russell 1000 Growth Index contains those stocks from the Russell 1000 with greater than average growth orientation. The Russell 1000 is the 1,000 largest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3,000 common stocks, which represents approximately 98 percent of the U.S. market.

pharmaceuticals and biotech, keeping it out of the hardest hit areas. Looking ahead, a strong demographic tail wind, combined with lower valuation levels, make the Health Care sector one of increasing interest in the Fund. As of July 31, 24 percent of the Fund was invested in Health Care related companies.

A continued lack of revenue or earnings growth led Technology stocks lower during the period. Corporations are not spending much on Technology investments in today's uncertain environment. Many companies in this sector are in the process of being "right sized" to meet the likely demand going forward. As a result of the poor fundamentals, the Fund had about a 300 basis point underweight in the Technology sector for the period versus the Index. As of July 31, 24.60 percent of the Portfolio was invested in Technology stocks. While the current environment is tough, history indicates that as corporate earnings growth improves Technology spending will accelerate along with a general pick up in capital spending.

The strongest sector was Consumer Staples, posting a slightly positive return. The market favored stable stocks that are showing growth along with high quality earnings. As a result, stocks like Anheuser-Busch and Sysco Foods did well for the Fund as they continued to post solid growth along with high quality earnings numbers.

Overall, a disciplined stock selection approach and focus on sustainable growth allowed the Fund to select attractive companies for investment and, importantly, to avoid or minimize the worst hit portions of the market. The Fund avoided the Telecom Service and growth Utility stocks that were the hardest hit sectors of the market. Additionally, underweights in Technology and Health Care, along with timely sales of stocks allowed the Fund to avoid further substantial losses and significantly outperform its benchmarks.

OUTLOOK

This is a "show me" market. Investors want to see high quality earnings, earning growth, and results now, not some time in the future. The willingness to look ahead and invest on a hoped for improvement in fundamentals is quickly fading along with the confidence in the U.S stock market. We feel that it will take time for the stock market to earn back the credibility and trust that is needed to attract future investors into the stock market.

We continue to invest in companies that we believe can show real and sustainable growth resulting from high returns on company investments, not from financial maneuvering that boost short-term earnings per share. The Fund is also taking a diversified approach to managing risk in this market. We have a little over 100 names in the Fund to mitigate the effect of the next potential accounting or other issue that may arise. In addition, we feel that the Fund is positioned to excel regardless of the timing or strength of the economic recovery as it remains diversified across the major economic sectors. The Fund does not have big sector over/under weight; rather we seek to enhance performance from superior stock selection based on our disciplined stock selection process.

TEN LARGEST STOCK HOLDINGS

                                                      MARKET      % OF STOCK
COMPANY                                  SHARES        VALUE       PORTFOLIO
-------                                  ------        -----       ---------
General Electric Company                 58,328     $1,878,162          6.5%
Pfizer, Inc.                             56,050      1,813,217          6.3%
Microsoft Corporation                    24,759      1,187,194          4.1%
Cisco Systems, Inc.                      56,785        748,994          2.6%
Johnson & Johnson                        14,000        742,000          2.6%
Wal-Mart Stores, Inc.                    13,900        683,602          2.3%
Wyeth                                    15,900        634,410          2.2%
The Coca-Cola Company                    12,600        629,244          2.2%
American International Group              9,400        600,848          2.1%
Freddie Mac                               9,300        576,135          2.0%
                                                    ----------         -----
                                                    $9,493,806         32.9%
                                                    ==========         =====

[CHART]

Cash and Other Assets/Liabilities              (3.6%)
Communication Services                         (0.5%)
Basic Materials                                (1.9%)
Transportation                                 (2.1%)
Energy                                         (3.0%)
Capital Goods                                  (7.9%)
Financial                                     (12.9%)
Consumer Cyclical                             (13.5%)
Consumer Staples                              (14.2%)
Health Care                                   (18.6%)
Technology                                    (21.8%)

                        COMPARISON OF CHANGE IN VALUE OF
          A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS HORIZON FUND,
               RUSSELL 1000 GROWTH INDEX AND CONSUMER PRICE INDEX

On the following three charts you can see how the total return for each of the three classes of shares of the Advantus Horizon Fund compared to the Russell 1000 Growth Index and the Consumer Price Index. The lines in the Class A graph represent the cumulative total return of a hypothetical $10,000 investment made on July 31, 1992 through July 31, 2002. The lines in the Class B and Class C graphs represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class B and Class C shares of the Advantus Horizon Fund (August 19, 1994 and March 1, 1995, respectively) through July 31, 2002.

                                    CLASS A

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
One year                     -31.53%
Five year                     -6.37%
Ten year                       4.13%

                                       RUSSELL 1000
                    CLASS A            GROWTH INDEX        CPI
                    -------            ------------        ---
     7/31/92         $9,447               $10,000        $10,000
     9/30/92         $9,449               $10,000        $10,000
     9/30/93        $10,277               $10,596        $10,269
     9/30/94        $10,478               $11,841        $10,624
     9/30/95        $13,073               $15,653        $10,858
     9/30/96        $15,325               $19,002        $11,184
     9/30/97        $19,150               $25,898        $11,432
     9/30/98        $22,286               $28,773        $11,595
     9/30/99        $27,799               $38,801        $11,899
     9/30/00        $33,152               $47,887        $12,292
     9/30/01        $16,755               $26,032        $12,629
     7/31/02        $14,962               $22,251        $12,750

                                     CLASS B

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
One year                          -31.74%
Five year                          -6.30%
Since inception (8/19/94)           3.93%

                             RUSSELL 1000
               CLASS B        GROWTH INDEX       CPI
               -------        ------------       ---
     8/19/94   $10,000          $10,000        $10,000
     9/30/94    $9,629          $10,125        $10,067
     9/30/95   $12,074          $13,386        $10,289
     9/30/96   $14,221          $16,249        $10,598
     9/30/97   $17,855          $22,146        $10,833
     9/30/98   $20,757          $24,605        $10,987
     9/30/99   $25,759          $33,181        $11,276
     9/30/00   $30,517          $40,950        $11,659
     9/30/01   $15,385          $22,261        $11,968
     7/31/02   $13,584          $19,203        $12,082

                                     CLASS C

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
One year                          -28.15%
Five year                          -6.02%
Since inception (3/1/95)            3.41%

                               RUSSELL 1000
                 CLASS C       GROWTH INDEX        CPI
                 -------       ------------        ---
       3/1/95    $10,000          $10,000        $10,000
      9/30/95    $11,844          $12,331        $10,146
      9/30/96    $12,668          $14,969        $10,450
      9/30/97    $17,084          $20,402        $10,682
      9/30/98    $19,863          $22,667        $10,834
      9/30/99    $24,595          $30,567        $11,119
      9/30/00    $28,945          $37,724        $11,497
      9/30/01    $14,519          $20,508        $11,801
      7/31/02    $12,820          $17,690        $11,914

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

ADVANTUS INDEX 500 FUND

PERFORMANCE UPDATE

JAMES SEIFERT, PORTFOLIO MANAGER
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE

For the year ended July 31, 2002, the Advantus Index 500 Fund returned the following for each class of shares currently offered:

Class A                                                         - 24.14 percent*
Class B                                                         - 24.80 percent*
Class C                                                         - 24.80 percent*

The Fund's benchmark, the S&P 500 Index,** returned -23.63 percent for the same period.

PERFORMANCE ANALYSIS

Eight of the eleven sectors in the S&P 500 Index** posted negative returns for the period. Basic materials led the positive performing sectors with a 8.43 percent return while contributing only .21 percent to the Index return. Communication Services led the sectors that detracted from the index return with a -3.30 percent contribution and a -49.10 percent return. Surprisingly enough, more than half of the securities in the index (257) ended the period with positive returns. The top five positive contributing stocks included Procter & Gamble, Dell Computer Corporation, Bank of America Corporation, Wells Fargo & Company, Inc. and Minnesota Mining and Manufacturing Company. The five worst contributing stocks included AOL Time Warner, Inc., Tyco International, Ltd., SBC Communications, Inc., Bristol Myers Squibb and Verizon Communications.

OUTLOOK

The economy is growing, albeit slowly. We expect that U.S. growth, as measured by GDP, will be a respectable 2.5 percent both for the quarter and full year, 2002. Monetary policy is still easy, and we expect no changes in the near

* Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge.

**The S&P 500 Index is a broad, unmanaged index of 500 common stocks which are representative of the U.S. stock market overall. The Advantus Index 500 Fund is a mutual fund whose performance reflects the deduction of an investment advisory fee and other expenses.

term. Inflation is running less than two percent annually with little if any increase expected.

Our economy relies on three sectors: business, federal and municipal government, and consumers.

- Businesses are still wary of capital spending, so they're holding on to their money, which doesn't help the overall economy. It seems unlikely that businesses will significantly increase capital spending soon.

- The war on terrorism will be long and expensive. We believe that federal tax stimulus packages are done. State and municipal governments are starting to run deficits, which may lead to tax increases.

- The American consumer has supported our sagging economy for nearly two years. Housing starts, auto sales and other goods are still relatively strong. We believe consumer spending will continue to shore up this economy, albeit at a slower rate.

We believe the capital markets will continue to be volatile and investors may see lower rates of return across all asset classes. Diversification and discipline are mainstays for serious investors and of paramount importance to all investors, and the current investment environment drives that point home. We also strongly urge you to stay in the markets for the long term. Study after study shows that investors who consistently stay in the market are eventually rewarded for their discipline. Markets go up and markets go down; it's their nature. We feel that by focusing on your strategy and resolve, you're much more likely to reach your financial goals.

TEN LARGEST STOCK HOLDINGS

                                                       MARKET     % OF STOCK
COMPANY                                  SHARES        VALUE       PORTFOLIO
-------                                  ------        -----       ---------
General Electric Company                 39,494     $1,271,707          3.8%
Microsoft Corporation                    21,522      1,031,980          3.1%
Exxon Mobil Corporation                  26,953        990,792          3.0%
Wal-Mart Stores, Inc.                    17,677        869,355          2.6%
Pfizer, Inc.                             24,818        802,862          2.4%
CitiGroup, Inc.                          20,455        686,061          2.0%
American International Group             10,384        663,745          2.0%
Johnson & Johnson                        11,967        634,251          1.9%
Intel Corporation                        26,571        499,269          1.5%
The Coca-Cola Company                     9,871        492,958          1.5%
                                                    ----------         -----
                                                    $7,942,980         23.8%
                                                    ==========         =====

[CHART]

Cash and Other Assets/Liabilities       (3.5%)
Transportation                          (1.7%)
Utilities                               (2.8%)
Basic Materials                         (3.2%)
Communication Services                  (3.9%)
Energy                                  (5.9%)
Capital Goods                           (8.6%)
Consumer Cyclical                      (10.2%)
Consumer Staples                       (12.4%)
Health Care                            (13.1%)
Technology                             (14.2%)
Financial                              (20.5%)

                        COMPARISON OF CHANGE IN VALUE OF
       A HYPOTHETICAL $10,000 INVESTMENT IN THE ADVANTUS INDEX 500 FUND,
                     S&P 500 INDEX AND CONSUMER PRICE INDEX

On the following chart you can see how the total return for each of the three classes of shares of the Advantus Index 500 Fund compared to the S&P 500 Index and the Consumer Price Index. The lines represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Index 500 Fund (January 31, 1997) through July 31, 2002.

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
Class A:
   One year                                    -28.31%
   Five year                                    -1.60%
   Since inception (1/31/97)                     2.06%
Class B:
   One year                                    -28.56%
   Five year                                    -1.63%
   Since inception (1/31/97)                     1.99%
Class C:
   One year                                    -24.80%
   Five year                                    -1.36%
   Since inception (1/31/97)                     2.16%

               CLASS A     CLASS B    CLASS C       S&P 500 Index      CPI
               -------     -------    -------       -------------      ---
  1/31/97      $10,000     $10,000    $10,000          $10,000       $10,000
  7/31/97      $11,464     $11,577    $12,043          $12,244       $10,075
  7/31/98      $13,549     $13,701    $14,101          $14,607       $10,245
  7/31/99      $16,141     $16,362    $16,644          $17,557       $10,458
  7/31/00      $17,379     $17,584    $17,763          $19,129       $10,834
  7/31/01      $14,751     $14,871    $14,940          $16,390       $11,129
  7/31/02      $11,156     $11,146    $11,235          $12,517       $11,286


The preceding chart is useful because it provides you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

ADVANTUS REAL ESTATE SECURITIES FUND

PERFORMANCE UPDATE

JOSEPH BETLEJ, CFA, PORTFOLIO MANAGER
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE OVERVIEW

For the year ended July 31, 2002, the Advantus Real Estate Securities Fund returned 12.31 percent* for Class A shares.

For the same period, the Wilshire Associates Real Estate Securities Index (WARESI)** provided a total return of 8.92 percent.

For the period from November 28, 2001, inception date of class B shares, to July 31, 2002, the Advantus Real Estate Securities Fund returned 11.56 percent* for Class B shares.

PERFORMANCE ANALYSIS

Real estate stocks were recognized within the turbulent stock market and economy as a defensive place to seek shelter. In these uncertain times, investors sought the stability provided by real assets, solid dividend yields, and cashflow visibility provided by long term leases which are typical of certain real estate companies.

Last August, we began the year in a weakening economic environment, but were hopeful of a rebound beginning in 2002. Such hopes were dashed after the events of September 11, and the economy deteriorated further as both businesses and the consumer attempted to determine the effects of the terrorist acts. The consumer rebounded better than most had expected, but businesses felt the brunt of the softer economy, combined with their later deterioration of credibility due to many accounting scandals.

During the last three months of the fiscal year 2002, we added to hotel, retail and homebuilding stocks in the Fund as we determined that the weakness generated by the economy and the events of September 11 were overdone in

*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

**The Wilshire Associates Real Estate Securities Index is a market capitalization-weighted index of equity securities whose primary business is equity ownership of commercial real estate (REITS).

Investment risks associated with investing in the Real Estate Securities Fund, in addition to other risks, include rental fluctuation, depreciation, property tax value changes and differences in real estate market values.

the stock price. The Fed became more accommodating by lowering rates, easing the cost of credit for both consumers and businesses. The low valuations generated generous opportunities to build positions in quality companies in these groups. The strength of the consumer was evidenced by sales during the holiday season and new home orders, propelling retail and homebuilder stocks.

While these cyclical stocks added strength to performance, we also became defensive, favoring stocks trading at high (but safe) dividend yields and those trading at large discounts to the underlying value of company assets. We also favored stocks that had solid growth prospects, regardless of the tone of the economy. Smaller capitalization real estate stocks also provided value relative to their big-cap counterparts. These strategies helped the Advantus Real Estate Securities Fund deliver strong performance due to superior stock selection.

More important to our performance is the areas where we were underweight. We limited our exposure to apartment companies because we saw weakening property fundamentals with valuations of the stocks that did not leave room for mistakes. As investors began to understand the sensitivity of apartment stocks to a drop in job formation and rising homeownership rates, the apartment companies generated poor performance. Office companies also suffered from the weak job creation. Over the course of the year we have increased the underweight in these property types due to increased concessions in the office market and continued new development in the apartment group.

OUTLOOK

While the economy is beginning to find strength, we anticipate that it will stumble along for the near future. Confidence by corporate decision makers is at a low. Long term decisions about commitments to hiring people and leasing space are being postponed. Fortunately, most real estate companies have balance sheet quality that allows them to withstand the negative effects of job losses and the weak economy on their properties. However, we expect that the longer the duration of economic doldrums continues, the larger the impact on real estate companies. Therefore, we seek to avoid companies with large development pipelines, weak balance sheets, and those exposed to weak tenant credit. We seek companies trading at discounted valuations, solid dividends, and stable rent rolls, as each provides downside protection in weaker stock markets. Growth stories that are not as dependent on the strength in the macro economy still exist, and we will be exposed to these companies that can create value in their real estate through all parts of the cycle.

We thank you for your confidence in the Advantus Real Estate Securities Team.

TEN LARGEST STOCK HOLDINGS

                                                      MARKET       % OF STOCK
COMPANY                                 SHARES        VALUE         PORTFOLIO
-------                                 ------    ------------     ----------
Prologis                                80,962     $ 2,064,531          6.4%
Equity Office Properties Trust          52,100       1,374,398          4.3%
Simon Property Group, Inc.              28,900       1,040,111          3.2%
Vornado Realty Trust                    23,800       1,036,490          3.2%
Starwood Hotels & Resorts
Worldwide, Inc.                         40,200       1,033,140          3.2%
Apartment Investment &
Management Company                      22,920       1,030,483          3.2%
P.S. Business Parks, Inc.               26,900         946,880          2.9%
Carramerica Realty Corporation          31,700         871,750          2.7%
Kimco Realty Corporation                26,350         846,889          2.6%
Brookfield Properties Corporation       41,100         819,945          2.6%
                                                   -----------         ----
                                                   $11,064,617         34.3%
                                                   ===========         ====


[CHART]

Consumer Cyclical                                         (5.1%)
Real Estate                                               (8.0%)
Real Estate Investment Trust-Apartments                  (12.4%)
Real Estate Investment Trust-Diversified                 (11.3%)
Real Estate Investment Trust-Hotels                       (7.2%)
Insurance                                                 (0.6%)
Real Estate Investment Trust-Office Property             (15.8%)
Real Estate Investment Trust-Shopping Centers            (24.0%)
Real Estate Investment Trust-Warehouse/Industrial        (12.1%)
Cash and Other Assets/Liabilities                         (3.5%)

                        COMPARISON OF CHANGE IN VALUE OF
                A HYPOTHETICAL $10,000 INVESTMENT IN THE ADVANTUS
                REAL ESTATE SECURITIES FUND, WILSHIRE ASSOCIATES
              REAL ESTATE SECURITIES INDEX AND CONSUMER PRICE INDEX

On the following two charts you can see how the total return for each of the two classes of shares of the Advantus Real Estate Securities Fund compared to the Wilshire Associates Real Estate Securities Index and the Consumer Price Index. The lines in the Class A and Class B graphs represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class A and Class B shares of the Advantus Real Estate Securities Fund (February 25, 1999 and November 30, 2001, respectively) through July 31, 2002.

                                     CLASS A

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
Class A:
  One year                            6.13%
  Since inception (2/25/99)          10.16%

                                               WILSHIRE ASSOCIATES REAL
                           CLASS A              ESTATE SECURITIES INDEX        CPI
           2/25/1999       $10,000                       $10,000             $10,000
           7/31/1999        $9,904                       $10,574             $10,121
           7/31/2000       $11,379                       $12,524             $10,486
           7/31/2001       $12,393                       $14,032             $10,771
           7/31/2002       $13,942                       $15,263             $10,923

                                     CLASS B

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
Class B:
Since inception (11/30/01)          6.56%

(Thousands)

[CHART]

                                               WILSHIRE ASSOCIATES REAL
                         CLASS B                ESTATE SECURITIES INDEX      CPI
        11/28/2001       $10,000                        $10,000            $10,000
        12/31/2001       $10,354                        $10,290             $9,983
         7/31/2002       $10,656                        $10,892            $10,130


The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

ADVANTUS VENTURE FUND
PERFORMANCE UPDATE

JOHN BURBANK, PORTFOLIO MANAGER
STATE STREET RESEARCH AND MANAGEMENT COMPANY

PERFORMANCE

For the year ended July 31, 2002, the Advantus Venture Fund returned the following for each class of shares currently offered:

Class A                      -13.27 percent*
Class B                      -14.02 percent*
Class C                      -13.96 percent*

By comparison, the Fund's benchmark, the Russell 2000 Value Index** returned -5.51 percent for the same period.

PERFORMANCE ANALYSIS

In the last year, an economic downturn, the September 11th terrorist attacks, and corporate reporting scandals have resulted in equity markets losing significant value as the DJIA fell 15.5 percent and the NASDAQ composite has fallen 34.5 percent during this time. Despite evidence of an economic recovery, equity markets continue to languish, as investor confidence remains low as investors continue to remain weary following the recent corporate scandals.

During this time smaller- and mid-cap stocks have been favored over larger-cap stocks. The Russell 2000 Index has declined 18.0 percent, followed by the Russell 1000 Index (-22.9 percent). Additionally, Value disciplines have been favored over Growth; the Russell 1000 Value Index return has exceeded the Russell 1000 Growth Index return by 11.5 percent and the Russell 2000 Value Index has outperformed the Russell 2000 Growth Index return by 25.1 percent.

In this environment, the Venture Fund's portfolio lagged the Russell 2000 Value Index. Index returns were driven by Financial Services, which constitutes about 30 percent of the index, as it was the only sector to post a positive return for the year. The portfolio's significant underweight in this sector, a result of our bottom up selection process, significantly hurt relative performance. While our exposure to insurers were additive, our lack of exposure REITs, S&L's, and banks was detrimental to return comparisons. Additionally, our overweight in


*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge.

**The Russell 2000 Value Index contains those stocks from the Russell 2000 with low price to book ratios. The Russell 2000 are the 2,000 smallest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3,000 common stocks which represents approximately 98 percent of the U.S. market.

Investments in smaller company and micro-cap stocks generally carry a higher level of volatility and risk over the short-term.

Other Energy, one of the worst performing sectors in the index, negatively impacted portfolio performance.

Stock performance results were mixed in this turbulent market environment as strong performance in Other Energy, Consumer Discretionary, Health Care, and Financial Services was offset by weaker performance within the Producer Durables and Technology sectors. Exposure to semiconductors, and semiconductor-related holdings, during this time was the primary driver of poor performance in these sectors.

OUTLOOK

State Street Research's top-down forecast is that U.S. economic growth will muddle along at a modestly below trend pace (trend defined as 3.0%) during the remainder of 2002 and into 2003. We expect the Federal Reserve will remain accommodative through 2003. Near term, the U.S. is likely to remain in a low-inflation, high-productivity environment. However, longer-term, inflation is expected to edge up, fueled by an accommodative Fed, re-regulation and trade protectionism, rising service sector costs, and a weaker dollar.

That being said, top-down forecasts of the economy are not central to our investment process. Our approach is to seek superior investment returns through bottom-up fundamental stock research, by operating with a long-term outlook and a clear value orientation, and by taking a very patient and disciplined approach to buying and selling securities. We focus on stocks whose market capitalizations are in the range of the Russell 2000 Value Index and have quality franchises, inexpensive valuations, and multiple price appreciation drivers. We construct broadly diversified portfolios, but with significant positions in our favorite companies, and will sell when price targets are met, if companies are taken over, or if price appreciation drivers do not work.

We have been looking to add in areas where valuations are low, such as energy, producer durables, telecom equipment, software, and mid-cycle recovery plays such as heavy machinery and related components. We have been looking to sell investments in insurance, defense, gaming, and lodging on strength. At the end of the fiscal year, we remain significantly less concentrated in Financial Services and Health Care than the Russell 2000 Value Index and are moderately underweighted in Consumer Staples and Utilities. Conversely, we remain heavily weighted in the Materials, Producer Durables, Transportation, and Energy sectors. Because of our value approach, the Fund has tended to have a modest cyclical bias, and our perception of individual stock values is leading us to add cyclical names and trim positions in defensive stocks in our trading. Consequently, we feel that the Fund is well positioned for the market to reflect increased confidence in an economic recovery.

TEN LARGEST STOCK HOLDINGS

                                                      MARKET       %OF STOCK
COMPANY                                 SHARES        VALUE        PORTFOLIO
-------                                 ------    ------------     ---------
Mandalay Resort Group                   46,000    $  1,304,560          2.2%
International Game Technology           21,900       1,275,675          2.2%
Varian Semiconductor
Equipment                               46,300       1,216,764          2.1%
Phelps Dodge Corporation                35,000       1,196,300          2.1%
Wabtec Corporation                      89,700       1,122,147          1.9%
EGL, Inc.                               88,300       1,034,876          1.8%
Readers Digest Association              61,700       1,030,390          1.8%
American Axle &
Manufacturing Holdings                  37,900         966,450          1.7%
Agrium, Inc.                           108,900         936,540          1.6%
Methanex Corporation                   113,800         910,400          1.6%
                                       -------     -----------         ----
                                                   $10,994,102         19.0%
                                                   ===========         ====

[CHART]

Cash and Other Assets/Liabilities            (2.3%)
Utilities                                    (0.4%)
Health Care                                  (2.6%)
Consumer Staples                             (3.2%)
Financial                                    (4.5%)
Transportation                               (7.0%)
Energy                                       (7.7%)
Capital Goods                               (16.4%)
Basic Materials                             (16.8%)
Consumer Cyclical                           (17.9%)
Technology                                  (21.2%)

                        COMPARISON OF CHANGE IN VALUE OF
        A HYPOTHETICAL $10,000 INVESTMENT IN THE ADVANTUS VENTURE FUND,
               RUSSELL 2000 VALUE INDEX AND CONSUMER PRICE INDEX

On the following chart you can see how the total return for each of the three classes of shares of the Advantus Venture Fund compared to the Russell 2000 Value Index and the Consumer Price Index. The lines represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Venture Fund (January 31, 1997) through July 31, 2002.



[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:
Class A:
One year                          -18.04%
Five year                           3.77%
Since inception (1/31/97)           6.22%
Class B:
One year                          -18.32%
Five year                           3.72%
Since inception (1/31/97)           6.13%
Class C:
One year                          -13.96%
Five year                           4.04%
Since inception (1/31/97)           6.40%

(Thousands)


[CHART]


                                                         RUSSELL 2000
                 CLASS A       CLASS B       CLASS C      VALUE INDEX       CPI
 1/31/1997       $10,000       $10,000       $10,000        $10,000       $10,000
 7/31/1997       $10,944       $11,033       $11,533        $11,790       $10,075
 7/31/1998       $11,919       $11,965       $12,449        $12,503       $10,245
 7/31/1999       $11,456       $11,474       $11,850        $12,487       $10,458
 7/31/2000       $11,884       $11,916       $12,199        $13,090       $10,834
 7/31/2001       $16,065       $16,153       $16,340        $16,198       $11,129
 7/31/2002       $13,934       $13,867       $14,059        $15,306       $11,286

The preceding chart is useful because it provides you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the perfomance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

                                                       ADVANTUS CORNERSTONE FUND
                                                       INVESTMENTS IN SECURITIES
                                                                   JULY 31, 2002

           (Percentages of each investment category relate to total net assets.)


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------
COMMON STOCK (99.0%)
   BASIC MATERIALS (5.8%)
     Aluminum (.5%)
    10,900    Alcoa, Inc.                                        $     294,845
                                                                 -------------

     Chemicals (4.7%)
    15,900    Air Products and Chemicals, Inc.                         703,575
    18,600    Dow Chemical Company                                     536,982
    23,200    EI Dupont De Nemours & Company                           972,312
    48,000    Lyondell Petrochemical Company                           633,600
     5,700    Rohm & Haas Company                                      213,750
                                                                 -------------
                                                                     3,060,219
                                                                 -------------
     Paper and Forest (.6%)
     7,900    Bowater, Inc.                                            360,161
                                                                 -------------

   CAPITAL GOODS (5.4%)
     Aerospace/Defense (1.2%)
     4,600    General Dynamics Corporation                             372,232
     6,300    United Technologies Corporation                          437,850
                                                                 -------------
                                                                       810,082
                                                                 -------------
     Electrical Equipment (1.3%)
     7,500    Emerson Electric Company                                 382,125
    14,500    Honeywell International, Inc.                            469,220
                                                                 -------------
                                                                       851,345
                                                                 -------------

     Engineering/Construction (.3%)
     4,800    Caterpillar, Inc.                                        214,560
                                                                 -------------

     Manufacturing (2.3%)
    11,900    3M Company                                             1,497,377
                                                                 -------------

     Trucks and Parts (.3%)
     8,900    Navistar International Corporation                       229,531
                                                                 -------------

   COMMUNICATION SERVICES (6.1%)
     Telephone (6.1%)
    33,900    Bellsouth Corporation                                    910,215
    56,142    SBC Communications, Inc.                               1,552,888
    45,057    Verizon Communications                                 1,486,881
                                                                 -------------
                                                                     3,949,984
                                                                 -------------

      See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

   CONSUMER CYCLICAL (10.0%)
     Auto (2.1%)
     5,000    Eaton Corporation                                       $349,100
     7,400    Lear Corporation (b)                                     318,940
    11,800    Magna International, Inc. (c)                            694,076
                                                                 -------------
                                                                     1,362,116
                                                                 -------------

     Leisure (2.3%)
    65,000    Brunswick Corporation                                  1,487,200
                                                                 -------------

     Lodging-- Hotel (1.0%)
    52,200    Hilton Hotels                                            637,884
                                                                 -------------

     Publishing (1.0%)
     4,500    Gannett Company, Inc.                                    323,595
     8,200    Tribune Company                                          327,180
                                                                 -------------
                                                                       650,775
                                                                 -------------

     Retail (.7%)
    11,600    Michaels Stores, Inc. (b)                                429,548
                                                                 -------------

     Service (1.4%)
     8,000    Harrahs Entertainment, Inc. (b)                          378,560
    24,100    Interpublic Group Companies, Inc.                        503,931
                                                                 -------------
                                                                       882,491
                                                                 -------------

     Textiles (1.5%)
    28,000    Jones Apparel Group, Inc. (b)                            952,840
                                                                 -------------

CONSUMER STAPLES (10.4%)
     Beverage (.6%)
     7,300    The Coca-Cola Company                                    364,562
                                                                 -------------

     Broadcasting (.7%)
    16,500    Clear Channel Communications, Inc. (b)                   429,825
                                                                 -------------

     Entertainment (1.7%)
    39,200    The Walt Disney Company                                  695,016
    10,000    Viacom, Inc. (b)                                         389,200
                                                                 -------------
                                                                     1,084,216
                                                                 -------------

     Food (1.1%)
    19,800    Kraft Foods, Inc.                                        732,600
                                                                 -------------

     Household Products (2.0%)
    14,600    Procter & Gamble Company                               1,299,254
                                                                 -------------

      See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

   CONSUMER STAPLES--CONTINUED
     Personal Care (1.1%)
    14,800    Avon Products, Inc.                                    $ 684,648
                                                                 -------------

Restaurants (.9%)
    10,200    Brinker International, Inc. (b)                          332,520
    11,400    McDonalds Corporation                                    282,150
                                                                 -------------
                                                                       614,670
                                                                 -------------

     Retail (.5%)
    11,100    CVS Corporation                                          317,460
                                                                 -------------

     Service (.8%)
    13,600    Manpower, Inc.                                           512,176
                                                                 -------------

     Tobacco (1.0%)
    14,800    Philip Morris Companies, Inc.                            681,540
                                                                 -------------

   ENERGY (10.9%)
     Oil (8.8%)
    22,713    Chevron Corporation                                    1,703,475
    99,006    Exxon Mobil Corporation                                3,639,458
     7,800    Royal Dutch Petroleum Company (c)                        356,460
                                                                 -------------
                                                                     5,699,393
                                                                 -------------

     Oil & Gas (2.1%)
    13,700    EOG Resources, Inc.                                      469,773
    16,400    Nabors Industries, Ltd. (b)(c)                           500,528
    13,000    Noble Corporation (b)                                    421,200
                                                                 -------------
                                                                     1,391,501
                                                                 -------------

   FINANCIAL (32.4%)
     Banks (16.1%)
    31,800    Bank of America Corporation                            2,114,700
    15,200    Bank One Corporation                                     591,432
    27,935    JP Morgan Chase and Company                              697,257
    12,000    National City BanCorporation                             370,800
     7,700    PNC Financial Services Group                             324,555
    72,158    U.S. Bancorp                                           1,543,460
    59,300    Wachovia Corporation                                   2,122,940
    34,300    Wells Fargo & Company                                  1,744,498
    18,800    Zion BanCorporation                                      949,588
                                                                 -------------
                                                                    10,459,230
                                                                 -------------

      See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

   FINANCIAL--CONTINUED
     Consumer Finance (1.0%)
    18,100    American Express Company                              $  638,206
                                                                 -------------

     Finance-- Diversified (1.7%)
    17,400    Federal Home Loan Mortgage Corpration                  1,077,930
                                                                 -------------

     Insurance (5.3%)
    27,300    Allstate Corporation                                   1,037,673
    16,027    American International Group                           1,024,446
     5,500    Chubb Corporation                                        356,895
     5,600    Hartford Financial Services Group, Inc.                  283,360
     6,200    Marsh and McLennan Companies, Inc.                       296,980
    15,600    MetLife, Inc.                                            439,764
                                                                 -------------
                                                                     3,439,118
                                                                 -------------

     Investment Bankers/Brokers (5.6%)
    71,113    CitiGroup, Inc.                                        2,385,130
     9,000    Goldman Sachs Group, Inc.                                658,350
    14,840    Morgan Stanley                                           598,794
                                                                 -------------
                                                                     3,642,274
                                                                 -------------

     Real Estate Investment Trust (1.8%)
    16,400    Developers Diversified Realty Corporation                377,200
    30,900    Prologis                                                 787,950
                                                                 -------------
                                                                     1,165,150
                                                                 -------------

     Savings and Loans (.9%)
    18,200    Charter One Financial, Inc.                              617,344
                                                                 -------------

   HEALTH CARE (5.5%)
     Drugs (2.8%)
     5,100    Eli Lilly & Company                                      297,942
    21,500    Pfizer, Inc.                                             695,525
    20,200    Schering-Plough Corporation                              515,100
     7,700    Wyeth                                                    307,230
                                                                 -------------
                                                                     1,815,797
                                                                 -------------

     Hospital Management (.8%)
    10,800    The HCA-- Healthcare Company                             507,600
                                                                 -------------

     Medical Products/Supplies (1.0%)
    22,000    Becton Dickinson and Company                             639,320
                                                                 -------------

     Special Services (.9%)
     8,300    Anthem, Inc. (b)                                         563,404
                                                                 -------------

      See accompanying notes to investments in securities.
                                      34

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

   TECHNOLOGY (7.4%)
     Communications Equipment (.4%)
    24,700    Motorola, Inc.                                     $     286,520
                                                                 -------------

     Computer Hardware (2.7%)
    19,200    International Business Machines Corporation            1,351,680
    41,800    Symbol Technologies, Inc.                                382,052
                                                                 -------------
                                                                     1,733,732
                                                                 -------------

     Computer Services & Software (1.0%)
    44,100    Oracle Systems                                           441,397
    11,600    Peoplesoft, Inc.                                         208,568
                                                                 -------------
                                                                       649,965
                                                                 -------------

     Electrical Semiconductor (1.8%)
    84,300    LSI Logic Corporation (b)                                657,540
     6,450    Microchip Technology, Inc. (b)                           142,029
    16,200    Texas Instruments, Inc.                                  375,030
                                                                 -------------
                                                                     1,174,599
                                                                 -------------

     Electronics-- Computer Distribution (1.1%)
    14,300    WW Grainger, Inc.                                        701,272
                                                                 -------------

     Equipment Semiconductor (.4%)
    17,300    Teradyne, Inc. (b)                                       259,500
                                                                 -------------

   TRANSPORTATION (1.9%)
     Airlines (.4%)
    27,800    Northwest Airlines, Inc. (b)                             257,984
                                                                 -------------

     Railroads (1.5%)
    27,300    CSX Corporation                                          943,761
                                                                 -------------

   UTILITIES (3.2%)
     Electric Companies (3.2%)
     8,900    American Electric Power Company, Inc.                    292,899
    10,400    Duke Energy Corporation                                  265,096
     4,000    Entergy Corporation                                      162,120
    15,300    Exelon Corporation                                       750,465
    16,200    Nisource, Inc.                                           320,760
     8,700    Public Service Enterprise Group, Inc.                    300,586
                                                                 -------------
                                                                     2,091,926
                                                                 -------------
Total common stock (cost: $65,902,530)                              64,147,435
                                                                 -------------

      See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------


   SHORT-TERM SECURITIES (2.3%)
 1,452,238    Dreyfus Cash Management Plus Funds, current
              rate 1.820 %                                        $  1,452,238
         2    Federated Money Market Obligations Trust--
              Prime Obligation Fund, current rate 1.760%                     2
    29,190    Wells Fargo & Company-- Cash Investment Fund,
              current rate 1.717%                                       29,190
                                                                 -------------

              Total short-term securities
              (cost: $1,481,430)                                     1,481,430
                                                                 -------------

              Total investments in securities
              (cost: $67,383,960) (d)                             $ 65,628,865
                                                                 =============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c)  The Fund held 2.4% of net assets in foreign securities as of July 31, 2002.
(d) At July 31, 2002 the cost of securities for federal income tax purposes was $68,680,771. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                $  3,736,343
     Gross unrealized depreciation                                  (6,788,249)
                                                                 -------------
     Net unrealized depreciation                                   $(3,051,906)
                                                                 =============


                  See accompanying notes to financial statements.

                                                        ADVANTUS ENTERPRISE FUND
                                                       INVESTMENTS IN SECURITIES
                                                                   JULY 31, 2002

           (Percentages of each investment category relate to total net assets.)

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

COMMON STOCK (89.1%)
   BASIC MATERIALS (1.5%)
     Chemicals (1.5%)
     2,100    Albemarle Corporation                                    $62,076
    10,500    Cambrex Corporation                                      402,150
                                                                 -------------
                                                                       464,226
                                                                 -------------

   CAPITAL GOODS (2.2%)
     Containers-- Metal/Glass (.8%)
    67,500    Crown Cork & Seal Company, Inc. (b)                      232,875
                                                                 -------------

     Engineering/Construction (.9%)
    16,300    Granite Construction, Inc.                               294,541
                                                                 -------------

     Office Equipment (.5%)
    15,400    Moore Corporation, Ltd. (b) (c)                          159,698
                                                                 -------------

   CONSUMER CYCLICAL (16.0%)
     Auto (1.2%)
     7,200    Borg-Warner Automotive, Inc.                             386,496
                                                                 -------------

     Distribution Durables (.2%)
     4,200    MSC Industrial Direct Company, Inc. (b)                   67,721
                                                                 -------------

     Leisure (1.5%)
    30,900    Six Flags, Inc. (b)                                      464,118
                                                                 -------------

     Publishing (1.2%)
     9,900    Scholastic Corporation (b)                               386,001
                                                                 -------------

     Retail (6.6%)
     6,000    Barnes & Noble, Inc. (b)                                 129,240
    12,800    Cost Plus, Inc. (b)                                      313,216
    32,200    Gymboree Corporation (b)                                 434,700
    16,050    Hot Topic, Inc. (b)                                      249,577
     6,800    Pacific Sunwear of California, Inc. (b)                  125,664
    28,290    Valuevision Media, Inc. (b)                              426,047
    17,000    Yankee Candle Company (b)                                372,810
                                                                 -------------
                                                                     2,051,254
                                                                 -------------

     Service (2.9%)
    42,700    Doubleclick, Inc. (b)                                    203,252
    17,759    Getty Images, Inc. (b)                                   292,526
    25,400    Penn National Gaming, Inc. (b)                           396,240
                                                                 -------------
                                                                       892,018
                                                                 -------------

       See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------
CONSUMER CYCLICAL--CONTINUED
     Textiles (2.4%)
    16,700    Linens n Things, Inc. (b)                             $  406,645
    26,700    Tommy Hilfiger Corporation (b) (c)                       348,168
                                                                 -------------
                                                                       754,813
                                                                 -------------

   CONSUMER STAPLES (11.9%)
     Broadcasting (5.7%)
    26,300    Cumulus Media, Inc. (b)                                  350,842
    32,300    Emmis Communications (b)                                 512,278
    16,600    Entercom Communications Corporation (b)                  718,780
    21,200    Insight Communications (b)                               192,072
                                                                 -------------
                                                                     1,773,972
                                                                 -------------

     Food (2.4%)
    17,400    Pathmark Stores, Inc. (b)                                286,056
    14,000    Performance Food Group Company (b)                       462,280
                                                                 -------------
                                                                       748,336
                                                                 -------------

     Food & Health (.7%)
    15,400    Hain Celestial Group, Inc. (b)                           229,306
                                                                 -------------

     Retail (1.3%)
    32,200    CKE Restaurants, Inc. (b)                                206,724
    14,200    Duane Reade, Inc. (b)                                    210,160
                                                                 -------------
                                                                       416,884
                                                                 -------------

     Service (1.8%)
    13,800    Education Management Corporation (b)                     550,758
                                                                 -------------

   ENERGY (9.4%)
     Oil (.7%)
    41,500    Newpark Resources, Inc. (b)                              203,350
                                                                 -------------

     Oil & Gas (8.7%)
    19,600    FMC Technologies, Inc. (b)                               362,600
    12,400    Newfield Exploration Company (b)                         391,096
    21,000    Pogo Producing Company                                   651,000
    24,700    Remington Oil & Gas Corporation (b)                      385,320
    15,500    Spinnaker Exploration Company (b)                        436,170
    13,989    Stone Energy Corporation (b)                             475,346
                                                                 -------------
                                                                     2,701,532
                                                                 -------------

       See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

FINANCIAL (7.6%)
     Banks (1.1%)
     8,600    Westamerica BanCorporation                            $  335,916
                                                                 -------------

     Finance-- Diversified (1.2%)
    13,600    Raymond James Financial, Inc.                            369,920
                                                                 -------------

     Insurance (3.3%)
    18,300    HCC Insurance Holdings, Inc.                             412,665
    18,800    Mid Atlantic Medical Services, Inc. (b)                  612,128
                                                                 -------------
                                                                     1,024,793
                                                                 -------------

     Investment Bankers/Brokers (.9%)
     6,100    Affiliated Managers Group (b)                            288,042
                                                                 -------------

     Savings and Loans (1.1%)
    15,000    IndyMac Bancorp, Inc. (b)                                330,750
                                                                 -------------

   HEALTH CARE (24.8%)
     Biotechnology (3.0%)
    30,100    Affymetrix, Inc. (b)                                     537,285
    14,800    Lynx Therapeutics, Inc. (b)                               14,652
    11,800    Scios, Inc. (b)                                          370,048
                                                                 -------------
                                                                       921,985
                                                                 -------------

     Drugs (4.9%)
    12,600    Cubist Pharmaceuticals, Inc. (b)                         113,652
    16,200    K-V Pharmaceutical Company (b)                           340,200
    15,267    Medicis Pharmaceutical Corporation (b)                   639,993
     6,900    OSI Pharmaceuticals, Inc. (b)                            206,724
    31,200    Sepracor, Inc. (b)                                       210,600
                                                                 -------------
                                                                     1,511,169
                                                                 -------------

     Hospital Management (5.7%)
    20,400    Community Health Systems (b)                             504,900
    17,600    Lifepoint Hospitals, Inc. (b)                            599,280
    35,350    Province Healthcare Company (b)                          678,720
                                                                 -------------
                                                                     1,782,900
                                                                 -------------

     Managed Care (3.3%)
    16,200    Advance Paradigm, Inc. (b)                               363,204
    18,700    Beverly Enterprises (b)                                   59,279
    20,500    Coventry Health Care, Inc. (b)                           618,075
                                                                 -------------
                                                                     1,040,558
                                                                 -------------

       See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------

HEALTH CARE--CONTINUED
     Medical Products/Supplies (1.9%)
    16,400    Alliance Imaging, Inc. (b)                            $  208,116
    12,500    SonoSite, Inc. (b)                                       162,625
    16,800    Therasense, Inc. (b)                                     235,032
                                                                 -------------
                                                                       605,773
                                                                 -------------

     Special Services (6.0%)
    16,700    Apria Healthcare Group, Inc. (b)                         391,114
     9,646    DaVita, Inc. (b)                                         227,646
    16,200    Fisher Scientific International, Inc. (b)                441,450
     9,600    Henry Schein, Inc. (b)                                   412,416
    12,500    Renal Care Group, Inc. (b)                               405,000
                                                                 -------------
                                                                     1,877,626
                                                                 -------------

   TECHNOLOGY (14.7%)
     Communications Equipment (.3%)
    89,100    Openwave Systems, Inc. (b)                                89,100
                                                                 -------------

     Computer Networking (2.1%)
    39,100    Adaptec, Inc. (b)                                        230,690
    42,500    Legato Systems, Inc. (b)                                 114,750
    40,250    Radiant Systems, Inc. (b)                                313,950
                                                                 -------------
                                                                       659,390
                                                                 -------------

     Computer Services & Software (7.0%)
    30,600    Agile Software Corporation (b)                           182,376
    17,200    CACI International, Inc. (b)                             589,616
    24,600    Caminus Corporation (b)                                   50,430
    71,400    Chordiant Software, Inc. (b)                              57,120
    34,500    Informatica Corporation (b)                              240,120
    63,242    Manugistics Group, Inc. (b)                              254,233
    36,300    MatrixOne, Inc. (b)                                      243,210
    20,000    NetIQ Corporation (b)                                    396,200
    12,500    Precise Software Solutions, Ltd. (b)(c)                  157,000
                                                                 -------------
                                                                     2,170,305
                                                                 -------------

     Data Processing (1.6%)
    30,304    Documentum, Inc. (b)                                     490,828
                                                                 -------------

     Electrical Defense (1.0%)
    40,300    Aeroflex, Inc. (b)                                       306,280
                                                                 -------------

       See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                 ---------
TECHNOLOGY--CONTINUED
     Electrical Instruments (--)
    51,700    APW, Ltd. (b)                                              $ 517
                                                                 -------------

     Electrical Semiconductor (1.4%)
     8,900    Anadigics, Inc. (b)                                       23,140
    26,700    Cirrus Logic, Inc. (b)                                   158,598
     9,600    Varian Semiconductor Equipment (b)                       252,288
                                                                 -------------
                                                                       434,026
                                                                 -------------

     Equipment Semiconductor (1.3%)
    15,440    Brooks-PRI Automation, Inc. (b)                          293,669
     4,204    Cymer, Inc. (b)                                          117,670
                                                                 -------------
                                                                       411,339
                                                                 -------------

   TRANSPORTATION (1.0%)
     Trucking (1.0%)
    11,300    JB Hunt Transport Services, Inc. (b)                     297,416
                                                                 -------------
Total common stock (cost: $37,538,785)                              27,726,532
                                                                 -------------

SHORT-TERM SECURITIES (9.3%)
 1,700,498    Wells Fargo & Company-- Cash Investment Fund I,
              current rate 1.717%                                  $ 1,700,498
 1,207,241    Wells Fargo & Company-- Treasury Plus Fund,
              current rate 1.631%                                  $ 1,207,241
                                                                 -------------
              Total short-term securities
              (cost: $2,907,739)                                     2,907,739
                                                                 -------------
              Total investments in securities
              (cost: $40,446,524) (d)                              $30,634,271
                                                                 =============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c)  The Fund held 2.1% of net assets in foreign securities as of July 31, 2002.
(d) At July 31, 2002 the cost of securities for federal income tax purposes was $40,546,223. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                  $2,516,635
     Gross unrealized depreciation                                 (12,428,587)
                                                                 -------------
     Net unrealized depreciation                                   $(9,911,952)
                                                                 =============

                  See accompanying notes to financial statements.

ADVANTUS HORIZON FUND
INVESTMENTS IN SECURITIES
JULY 31, 2002

(Percentages of each investment category relate to total net assets.)



                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
COMMON STOCK (96.4%)
   BASIC MATERIALS (1.9%)
     Chemicals (1.9%)
     4,200    Air Products and Chemicals, Inc.                      $  185,850
     8,900    Pharmacia Corporation                                    398,186
                                                                    ----------
                                                                       584,036
   CAPITAL GOODS (7.9%)
     Electrical Equipment (6.3%)
    58,328    General Electric Company                               1,878,162
                                                                    ----------

     Manufacturing (1.6%)
     3,700    3M Company                                               465,571
                                                                    ----------

   COMMUNICATION SERVICES (.5%)
     Telecommunication (.5%)
     5,074    Qualcomm, Inc. (b)                                       139,434
                                                                    ----------

   CONSUMER CYCLICAL (13.5%)
     Auto (1.5%)
     2,900    Danaher Corporation                                      179,945
     5,700    Harley-Davidson, Inc.                                    269,952
                                                                    ----------
                                                                       449,897
                                                                    ----------

     Leisure (1.3%)
    16,500    Brunswick Corporation                                    377,520
                                                                    ----------

     Lodging-- Hotel (1.0%)
    24,500    Hilton Hotels                                            299,390
                                                                    ----------

     Retail (8.2%)
     6,800    Bed Bath & Beyond, Inc. (b)                              210,800
     1,523    eBay, Inc. (b)                                            86,948
     6,200    Family Dollar Stores                                     187,798
     3,100    Fastenal Company                                         118,017
     9,150    Home Depot, Inc.                                         282,552
     6,800    Kohls Corporation (b)                                    448,800
     7,800    Lowes Companies, Inc.                                    295,230
     4,100    Michaels Stores, Inc. (b)                                151,823
    13,900    Wal-Mart Stores, Inc.                                    683,602
                                                                    ----------
                                                                     2,465,570
                                                                    ----------

     Service (1.0%)
     6,500    Harrahs Entertainment, Inc. (b)                          307,580
                                                                    ----------

     Textiles (.5%)
     4,400    Jones Apparel Group, Inc. (b)                            149,732
                                                                    ----------

              See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
CONSUMER STAPLES (14.2%)
     Beverage (4.1%)
     1,800    Anheuser-Busch Companies, Inc.                          $ 93,078
    11,710    Pepsico, Inc.                                            502,827
    12,600    The Coca-Cola Company                                    629,244
                                                                    ----------
                                                                     1,225,149
                                                                    ----------

     Broadcasting (.5%)
     5,400    Clear Channel Communications, Inc. (b)                   140,670
                                                                    ----------

     Entertainment (.6%)
     4,300    Viacom, Inc. (b)                                         167,356
                                                                    ----------

     Food & Health (1.1%)
    12,500    Sysco Corporation                                        325,625
                                                                    ----------

     Household Products (2.8%)
     7,300    Colgate-Palmolive Company                                374,855
     5,400    Procter & Gamble Company                                 480,546
                                                                    ----------
                                                                       855,401
                                                                    ----------

     Personal Care (.5%)
     3,100    Avon Products, Inc.                                      143,406
                                                                    ----------

     Restaurants (.7%)
     6,200    Brinker International, Inc. (b)                          202,120
                                                                    ----------

     Retail (1.5%)
    12,900    Walgreen Company                                         455,757
                                                                    ----------

     Service (1.5%)
     7,800    Automatic Data Processing, Inc.                          290,862
     8,100    Concord EFS, Inc. (b)                                    157,950
                                                                    ----------
                                                                       448,812
                                                                    ----------

     Tobacco (.9%)
     5,800    Philip Morris Companies, Inc.                            267,090
                                                                    ----------

   ENERGY (3.0%)
     Oil & Gas (3.0%)
     5,600    Ensco International, Inc.                                144,760
     6,100    EOG Resources, Inc.                                      209,169
     9,800    Nabors Industries, Ltd. (b)(c)                           299,096
     8,000    Noble Corporation (b)                                    259,200
                                                                    ----------
                                                                       912,225
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

FINANCIAL (12.9%)
     Banks (3.6%)
     4,500    Bank of America Corporation                          $   299,250
     3,700    Fifth Third BanCorporation                               244,459
     2,000    State Street Corporation                                  85,000
     5,400    Wells Fargo & Company                                    274,644
     3,700    Zion BanCorporation                                      186,887
                                                                    ----------
                                                                     1,090,240
                                                                    ----------

     Consumer Finance (1.6%)
     5,100    American Express Company                                 179,826
     8,450    MBNA Corporation                                         163,845
     1,400    SLM Corporation                                          127,400
                                                                    ----------
                                                                       471,071
                                                                    ----------

     Finance-- Diversified (2.5%)
     2,300    Fannie Mae                                               172,247
     9,300    Freddie Mac                                              576,135
                                                                    ----------
                                                                       748,382
                                                                    ----------

     Insurance (3.4%)
     9,400    American International Group                             600,848
     7,300    Expeditor Washington International, Inc.                 215,350
     4,200    Marsh and McLennan Companies, Inc                .       201,180
                                                                    ----------
                                                                     1,017,378
                                                                    ----------

     Investment Bankers/Brokers (1.8%)
    10,700    CitiGroup, Inc.                                          358,878
     2,600    Goldman Sachs Group, Inc.                                190,190
                                                                    ----------
                                                                       549,068
                                                                    ----------

   HEALTH CARE (18.6%)
     Biotechnology (1.6%)
     3,900    Amgen, Inc. (b)                                          177,996
     4,400    Genentech, Inc. (b)                                      152,900
     3,500    Idec Pharmaceuticals Corporation (b)                     156,065
                                                                    ----------
                                                                       486,961
                                                                    ----------

     Drugs (10.8%)
     5,900    Eli Lilly & Company                                      344,678
     5,800    Forest Laboratories, Inc. (b)                            449,326
    56,050    Pfizer, Inc.                                           1,813,217
    15,900    Wyeth                                                    634,410
                                                                    ----------
                                                                     3,241,631
                                                                    ----------

              See accompanying notes to investments in securities.
                                       44


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

HEALTH CARE--CONTINUED
     Health Care-- Diversified (2.7%)
    14,000    Johnson & Johnson                                     $  742,000
     1,650    Tenet Healthcare Corporation (b)                          78,623
                                                                    ----------
                                                                       820,623
                                                                    ----------

     Hospital Management (.7%)
     4,400    The HCA-- Healthcare Company                             206,800
                                                                    ----------

     Managed Care (.7%)
     2,400    Unitedhealth Group, Inc.                                 210,384
                                                                    ----------

     Medical Products/Supplies (2.1%)
     5,600    Laboratory Corporation of America Holdings               192,080
    11,600    Zimmer Holdings, Inc. (b)                                431,868
                                                                    ----------
                                                                       623,948
                                                                    ----------

   TECHNOLOGY (21.8%)
     Communications Equipment (.7%)
     5,500    Brocade Communication Systems, Inc. (b)                  103,125
     9,100    Motorola, Inc.                                           105,560
                                                                    ----------
                                                                       208,685
                                                                    ----------

     Computer Hardware (3.6%)
    20,030    Dell Computer Corporation (b)                            499,348
     5,600    International Business Machines Corporation              394,240
    20,300    Symbol Technologies, Inc.                                185,542
                                                                    ----------
                                                                     1,079,130
                                                                    ----------

     Computer Networking (3.5%)
     1,126    Affiliated Computer Services, Inc. (b)                    52,899
    56,785    Cisco Systems, Inc. (b)                                  748,994
     9,400    SEI Investments Company                                  247,314
                                                                    ----------
                                                                     1,049,207
                                                                    ----------

     Computer Peripherals (.4%)
    15,400    EMC Corporation (b)                                      115,500
                                                                    ----------

     Computer Services & Software (5.6%)
     5,300    BEA Systems, Inc. (b)                                     29,415
     2,385    Cadence Design Systems, Inc. (b)                          29,693
       946    Electronic Arts, Inc. (b)                                 56,930
    24,759    Microsoft Corporation (b)                              1,187,194
    22,200    Oracle Systems (b)                                       222,200
     5,200    Peoplesoft, Inc.                                          93,496
     2,006    Sungard Data Systems, Inc. (b)                            47,041
                                                                    ----------
                                                                     1,665,969
                                                                    ----------

              See accompanying notes to investments in securities.
                                       45


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

TECHNOLOGY--CONTINUED
     Electrical Instruments (.1%)
     2,142    Agilent Technologies, Inc. (b)                         $  40,441
                                                                    ----------

     Electrical Semiconductor (4.5%)
     3,400    Altera Corporation (b)                                    40,222
     2,466    Analog Devices, Inc. (b)                                  59,431
    13,252    Applied Materials, Inc. (b)                              197,057
    26,331    Intel Corporation                                        494,759
     2,288    Linear Technology Corporation                             61,959
    10,441    LSI Logic Corporation (b)                                 81,440
     2,298    Microchip Technology, Inc. (b)                            50,602
     1,381    Novellus Systems, Inc. (b)                                37,273
     2,018    RF Micro Devices, Inc. (b)                                13,440
    12,087    Texas Instruments, Inc.                                  279,814
     2,279    Xilinx, Inc. (b)                                          43,734
                                                                    ----------
                                                                     1,359,731
                                                                    ----------

     Electronics-- Computer Distribution (1.0%)
     2,222    Maxim Integrated Products (b)                             78,170
     4,800    WW Grainger, Inc.                                        235,392
                                                                    ----------
                                                                       313,562
                                                                    ----------

     Equipment Semiconductor (.4%)
     1,335    KLA-Tencor Corporation (b)                                52,586
     4,298    Teradyne, Inc. (b)                                        64,470
                                                                    ----------
                                                                       117,056
                                                                    ----------

     Service-- Data Processing (2.0%)
    11,000    First Data Corporation                                   384,450
     1,364    Intuit, Inc. (b)                                          59,989
     6,500    Paychex, Inc.                                            171,015
                                                                    ----------
                                                                       615,454
                                                                    ----------

   TRANSPORTATION (2.1%)
     Air Freight (1.5%)
     7,400    CH Robinson Worldwide, Inc.                              222,000
     3,300    United Parcel Service, Inc.                              215,622
                                                                    ----------
                                                                       437,622
                                                                    ----------

     Railroads (.6%)
     5,200    CSX Corporation                                          179,764
                                                                    ----------
Total common stock (cost: $27,211,471)                              28,909,110
                                                                    ----------

              See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

S&P DEPOSITORY RECEIPT (1.0%)
     3,300    S & P Depository Receipt                              $  301,950
                                                                    ----------
Total S&P Depository Receipt (cost: $269,297)                          301,950
                                                                    ----------

SHORT-TERM SECURITIES (2.8%)
   800,923    Dreyfus Funds-- Cash Management Plus Fund,
              current rate 1.820%                                      800,923
     1,150    Federated Money Market Obligations Trust-- Prime
              Obligation Fund, current rate 1.900%                       1,150
    49,222    Wells Fargo & Company-- Cash Investment Fund,
              current rate 1.698%                                       49,222
                                                                    ----------
              Total short-term securities
              (cost: $851,295)                                         851,295
                                                                    ----------
              Total investments in securities
              (cost: $28,332,063) (d)                              $30,062,355
                                                                   ===========


Notes to Investments in Securities
----------------------------------

(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c)  The Fund held 1.0% of net assets in foreign securities as of July 31, 2002.
(d) At July 31, 2002, the cost of securities for federal income tax purposes was $31,134,263. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                 $ 3,472,046
     Gross unrealized depreciation                                  (4,543,954)
                                                                    ----------
     Net unrealized depreciation                                   $(1,071,908)
                                                                   ===========


                See accompanying notes to financial statements.
                                       47

ADVANTUS INDEX 500 FUND
INVESTMENTS IN SECURITIES
JULY 31, 2002

(PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO TOTAL NET ASSETS.)


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

COMMON STOCK (96.5%)
   BASIC MATERIALS (3.2%)
     Agriculture Products (.1%)
     2,589    Archer-Daniels-Midland Company                         $  30,291
                                                                    ----------

     Aluminum (.3%)
     3,365    Alcoa, Inc.                                               91,023
                                                                    ----------

     Chemicals (1.5%)
       877    Air Products and Chemicals, Inc.                          38,807
     3,607    Dow Chemical Company                                     104,134
     3,947    E.I. du Pont de Nemours & Company                        165,419
       348    Eastman Chemical Company                                  15,423
       556    Ecolab, Inc.                                              25,548
       450    Engelhard Corporation                                     11,250
       155    Great Lakes Chemical Corporation                           3,895
       380    Hercules, Inc. (b)                                         4,028
       367    International Flavors and Fragrances, Inc.                11,227
     5,139    Pharmacia Corporation                                    229,919
       668    PPG Industries, Inc.                                      38,343
       686    Praxair, Inc.                                             35,878
       871    Rohm & Haas Company                                       32,662
       340    Sigma-Aldrich Corporation                                 16,293
                                                                    ----------
                                                                       732,826
                                                                    ----------

     Construction (  )
       445    Vulcan Materials, Inc.                                    17,996
                                                                    ----------

     Iron and Steel (.1%)
       315    Allegheny Technologies, Inc.                               3,015
       293    Nucor Corporation                                         16,358
       309    United States Steel Corporation                            5,145
       296    Worthington Industries, Inc.                               5,195
                                                                    ----------
                                                                        29,713
                                                                    ----------

     Mining (.2%)
       532    Freeport-McMoran, Inc. (b)                                 8,124
     1,582    Newmont Mining                                            38,601
       340    Phelps Dodge Corporation                                  11,621
                                                                    ----------
                                                                        58,346
                                                                    ----------

     Paper and Forest (1.0%)
       232    Bemis Company, Inc.                                       11,150
       256    Boise Cascade Corporation                                  7,421
       895    Georgia-Pacific Corporation                               19,600
     1,960    International Paper Company                               78,047
     2,062    Kimberly-Clark Corporation                               125,885
       372    Louisiana-Pacific Corporation                              2,946
       777    MeadWestvaco Corporation                                  20,660

              See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
   BASIC MATERIALS--CONTINUED
       670    Plum Creek Timber Company, Inc.                         $ 19,095
       248    Temple Inland, Inc.                                       13,318
       927    Weyerhaeuser Company                                      54,461
                                                                    ----------
                                                                       352,583
                                                                    ----------

   CAPITAL GOODS (8.6%)
     Aerospace/Defense (1.7%)
       871    General Dynamics Corporation                              70,481
       389    Goodrich Corporation                                       8,679
     1,860    Lockheed Martin Corporation                              119,245
       467    Northrop Grumman Corporation                              51,697
     1,575    Raytheon Company                                          51,313
       700    Rockwell Collins                                          17,990
       701    Rockwell International Corporation                        12,968
     3,334    The Boeing Company                                       138,428
     1,878    United Technologies Corporation                          130,521
                                                                    ----------
                                                                       601,322
                                                                    ----------

     Containers-Metal/Glass (  )
       250    Ball Corporation                                          10,755
                                                                    ----------

     Electrical Equipment (4.5%)
       750    American Power Conversion Corporation (b)                  8,212
       418    Cooper Industries, Inc.                                   13,017
     1,732    Emerson Electric Company                                  88,245
    39,494    General Electric Company (e)                           1,271,707
     3,249    Honeywell International, Inc.                            105,138
       777    Molex, Inc.                                               22,673
     3,270    Solectron Corporation (b)                                 13,080
       603    Thermo Electron Corporation (b)                           10,239
                                                                    ----------
                                                                     1,532,311
                                                                    ----------

     Engineering/Construction (.2%)
     1,349    Caterpillar, Inc.                                         60,300
                                                                    ----------

     Machinery (.3%)
       904    Deere & Company                                           37,986
       805    Dover Corporation                                         23,627
       709    Ingersoll Rand Company                                    27,219
                                                                    ----------
                                                                        88,832
                                                                    ----------

     Manufacturing (1.4%)
     1,548    3M Company                                               194,785
       481    Avery Dennison Corporation                                29,923
     1,187    Illinois Tool Works, Inc.                                 78,330
       380    Johnson Controls, Inc.                                    30,788
       200    Millipore Corporation                                      6,620
       500    Parker Hannifin Corporation                               20,130

              See accompanying notes to investments in securities.
                                       49


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
   CAPITAL GOODS--CONTINUED
       371    Sealed Air Corporation (b)                               $ 5,383
       555    Textron, Inc.                                             21,867
     7,935    Tyco International, Ltd. (c)                             101,568
                                                                    ----------
                                                                       489,394
                                                                    ----------

     Office Equipment (.2%)
       568    Lexmark International Group, Inc. (b)                     27,764
       929    Pitney Bowes, Inc.                                        36,231
                                                                    ----------
                                                                        63,995
                                                                    ----------

     Trucks and Parts (.1%)
       175    Cummins Engine Company, Inc.                               5,652
       255    Navistar International Corporation                         6,576
       422    Paccar, Inc.                                              16,184
                                                                    ----------
                                                                        28,412
                                                                    ----------

     Waste Management (.2%)
       756    Allied Waste Industries (b)                                4,990
     2,456    Waste Management, Inc.                                    58,134
                                                                    ----------
                                                                        63,124
                                                                    ----------

   COMMUNICATION SERVICES (3.9%)
     Cellular (.2%)
    10,755    AT&T Wireless Services, Inc. (b)                          50,441
     1,107    Citizens Communications Company (b)                        6,066
     3,195    Nextel Communications, Inc. (b)                           18,307
                                                                    ----------
                                                                        74,814
                                                                    ----------

     Telecommunication (.4%)
     3,053    Qualcomm, Inc. (b)                                        83,896
     6,664    Qwest Communications International, Inc          .         8,530
     3,541    Sprint Corporation-- Fon Group                            33,108
     3,944    Sprint Corporation-- PCS Group (b)                        16,170
                                                                    ----------
                                                                       141,704
                                                                    ----------

     Telephone (3.3%)
     1,211    Alltel Corporation                                        49,070
    15,096    AT&T Corporation                                         153,677
     7,449    Bellsouth Corporation                                    200,006
       508    Centurytel, Inc.                                          13,513
    13,274    SBC Communications, Inc.                                 367,159
    10,822    Verizon Communications                                   357,126
                                                                    ----------
                                                                     1,140,551
                                                                    ----------

              See accompanying notes to investments in securities.
                                       50


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
CONSUMER CYCLICAL (10.2%)
     Auto (1.3%)
       237    Cooper Tire and Rubber Company                         $   4,742
       567    Dana Corporation                                           9,117
       614    Danaher Corporation                                       38,099
     2,190    Delphi Corporation                                        21,812
       327    Eaton Corporation                                         22,831
     7,204    Ford Motor Company                                        97,038
     2,271    General Motors Corporation                               105,715
       613    Goodyear Tire & Rubber Company                            10,691
     1,252    Harley-Davidson, Inc.                                     59,295
       375    ITT Industries, Inc.                                      23,955
       244    Snap-On, Inc.                                              6,629
       533    TRW, Inc.                                                 28,755
       497    Visteon Corporation                                        5,537
                                                                    ----------
                                                                       434,216
                                                                    ----------

     Building Materials (.2%)
       297    American Standard Companies, Inc. (b)                     21,238
       250    Centex Corporation                                        11,987
       250    Crane Company                                              5,745
       200    Kaufman and Broad Home Corporation                         9,242
     1,862    Masco Corporation                                         45,060
       284    Pulte Corporation                                         13,609
                                                                    ----------
                                                                       106,881
                                                                    ----------

     Distribution Durables (.1%)
       690    Genuine Parts Company                                     21,190
                                                                    ----------

     Hardware and Tools (.1%)
       361    Black & Decker Corporation                                16,425
       380    The Stanley Works                                         13,714
                                                                    ----------
                                                                        30,139
                                                                    ----------

     Houseware (.1%)
     3,776    Corning, Inc.                                              6,042
       778    Leggett & Platt, Inc.                                     17,497
       350    Maytag Corporation                                        11,595
       256    Whirlpool Corporation                                     14,687
                                                                    ----------
                                                                        49,821
                                                                    ----------

     Leisure (.2%)
       300    Brunswick Corporation                                      6,864
       669    Hasbro, Inc.                                               8,195
       368    International Game Technology (b)                         21,436
     1,647    Mattel, Inc.                                              30,980
                                                                    ----------
                                                                        67,475
                                                                    ----------

              See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

CONSUMER CYCLICAL--CONTINUED
     Lodging-- Hotel (.1%)
     1,384    Hilton Hotels                                          $  16,912
       964    Marriott International, Inc.                              32,294
                                                                    ----------
                                                                        49,206
                                                                    ----------

     Photography/Imagery (.1%)
     1,128    Eastman Kodak Company                                     34,720
                                                                    ----------

     Publishing (.7%)
       324    Dow Jones and Company, Inc.                               13,349
     1,121    Gannett Company, Inc.                                     80,611
       355    Knight-Ridder, Inc.                                       21,495
       748    McGraw-Hill Companies, Inc.                               46,787
       228    Meredith Corporation                                       8,315
       461    RR Donnelly & Sons Company                                12,811
       661    The New York Times Company                                29,910
     1,158    Tribune Company                                           46,204
                                                                    ----------
                                                                       259,482
                                                                    ----------

     Retail (6.5%)
       193    American Greetings Corporation                             3,102
       429    Autozone, Inc. (b)                                        31,639
     1,149    Bed Bath & Beyond, Inc. (b)                               35,619
     1,256    Best Buy Company, Inc. (b)                                41,322
       405    Big Lots, Inc. (b)                                         6,723
       817    Circuit City Stores, Inc.                                 13,930
     1,834    Costco Wholesale Corporation (b)                          63,952
       278    Dillards, Inc.                                             6,533
     1,320    Dollar General Corporation                                22,651
     1,110    eBay, Inc. (b)                                            63,370
       628    Family Dollar Stores                                      19,022
       813    Federated Department Stores (b)                           30,577
     3,444    Gap, Inc.                                                 41,845
     9,359    Home Depot, Inc.                                         289,006
     1,038    JC Penney Company                                         18,269
     1,314    Kohls Corporation (b)                                     86,724
     2,039    Limited Brands, Inc.                                      36,641
     3,087    Lowes Companies, Inc.                                    116,843
     1,088    May Department Stores Company                             33,423
     1,047    Nike, Inc.                                                51,607
       498    Nordstrom, Inc.                                            9,412
     1,221    Office Depot, Inc. (b)                                    15,849
       684    Radioshack Corporation                                    17,510
       248    Reebok International, Ltd. (b)                             6,674
     1,253    Sears Roebuck Company                                     59,104
     1,774    Staples, Inc. (b)                                         29,608
     3,604    Target Corporation                                       120,193
       637    The Sherwin-Williams Company                              18,301


              See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

   CONSUMER CYCLICAL--CONTINUED
       568    Tiffany & Company                                      $  13,996
     2,106    TJX Companies, Inc.                                       37,339
       768    Toys `R' Us, Inc. (b)                                     10,353
    17,677    Wal-Mart Stores, Inc. (e)                                869,355
                                                                    ----------
                                                                     2,220,492
                                                                    ----------

     Service (.7%)
       715    Apollo Group, Inc. (b)                                    28,064
     4,145    Cendant Corporation (b)                                   57,284
       669    Convergys Corporation (b)                                 10,115
       338    Fluor Corporation                                         10,850
       471    Harrahs Entertainment, Inc. (b)                           22,288
     1,519    Interpublic Group Companies, Inc.                         31,762
       794    Omnicom Group                                             42,328
       430    Quintiles Transnational Corporation (b)                    4,270
       704    Robert Half International, Inc. (b)                       14,045
       589    Sabre Holdings Corporation(b)                             15,620
       367    TMP Worldwide, Inc. (b)                                    5,666
                                                                    ----------
                                                                       242,292
                                                                    ----------

     Textiles (.1%)
       475    Jones Apparel Group, Inc. (b)                             16,164
       441    Liz Clairborne, Inc.                                      12,723
       425    VF Corporation                                            16,397
                                                                    ----------
                                                                        45,284
                                                                    ----------

   CONSUMER STAPLES (12.4%)
     Beverage (3.1%)
     3,483    Anheuser-Busch Companies, Inc.                           180,106
       300    Brown-Forman Corporation                                  20,334
     1,702    Coca-Cola Enterprises                                     31,691
       164    Coors Company                                              9,907
     1,123    Pepsi Bottling Group                                      27,761
     7,027    Pepsico, Inc.                                            301,739
     9,871    The Coca-Cola Company                                    492,958
                                                                    ----------
                                                                     1,064,496
                                                                    ----------

     Broadcasting (.5%)
     2,448    Clear Channel Communications, Inc. (b)                    63,770
     3,758    Comcast Corporation (b)                                   78,542
       846    Univision Communications, Inc. (b)                        24,187
                                                                    ----------
                                                                       166,499
                                                                    ----------

              See accompanying notes to investments in securities.
                                       53


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

CONSUMER STAPLES--CONTINUED
     Entertainment (1.4%)
     2,300    Carnival Corporation                                   $  60,950
     8,109    The Walt Disney Company                                  143,773
     7,025    Viacom, Inc. (b)                                         273,413
                                                                    ----------
                                                                       478,136
                                                                    ----------

     Food (1.2%)
     1,654    Campbell Soup Company                                     38,538
     2,093    Conagra, Inc.                                             52,555
     1,438    General Mills, Inc.                                       59,605
     1,378    H.J. Heinz Company                                        52,984
       595    Hershey Foods Corporation                                 46,684
     1,641    Kellogg Company                                           56,516
     3,117    Sara Lee Corporation                                      58,413
       930    William Wrigley Jr. Company                               47,570
                                                                    ----------
                                                                       412,865
                                                                    ----------

     Food & Health (.2%)
     2,636    Sysco Corporation                                         68,668
                                                                    ----------

     Household Products (2.3%)
       931    Clorox Company                                            35,844
     2,155    Colgate-Palmolive Company                                110,659
     4,200    Gillette Compay                                          138,096
     1,026    Newell Rubbermaid, Inc.                                   30,862
       597    Pactiv Corporation (b)                                    10,847
     5,165    Procter & Gamble Company                                 459,633
       170    Tupperware Corporation                                     2,950
                                                                    ----------
                                                                       788,891
                                                                    ----------

     Personal Care (.2%)
       249    Alberto-Culver Company                                    11,830
       975    Avon Products, Inc.                                       45,104
                                                                    ----------
                                                                        56,934
                                                                    ----------

     Restaurants (.6%)
       703    Darden Restaurants, Inc.                                  16,324
     5,055    McDonalds Corporation                                    125,111
     1,534    Starbucks Corporation (b)                                 30,112
       431    Wendys International, Inc.                                15,856
     1,152    Yum! Brands, Inc.                                         35,597
                                                                    ----------
                                                                       223,000
                                                                    ----------

     Retail (1.1%)
     1,639    Albertsons, Inc.                                          46,187
     1,575    CVS Corporation                                           45,045
     3,155    Kroger Company (b)                                        61,459


              See accompanying notes to investments in securities.
                                       54

                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
CONSUMER STAPLES--CONTINUED
     1,921    Safeway, Inc. (b)                                      $  53,442
       520    Supervalu, Inc.                                           10,837
     4,067    Walgreen Company                                         143,687
       549    Winn-Dixie Stores, Inc.                                    8,647
                                                                    ----------
                                                                       369,304
                                                                    ----------

     Service (.5%)
     2,465    Automatic Data Processing, Inc.                           91,920
       705    Cintas Corporation                                        30,942
     2,052    Concord EFS, Inc. (b)                                     40,014
       206    Deluxe Corporation                                         8,011
                                                                    ----------
                                                                       170,887
                                                                    ----------

     Tobacco (1.3%)
       629    Fortune Brands, Inc.                                      32,897
     8,503    Philip Morris Companies, Inc.                            391,563
       705    UST, Inc.                                                 20,748
                                                                    ----------
                                                                       445,208
                                                                    ----------

   ENERGY (5.9%)
     Oil (4.6%)
       403    Amerada Hess                                              27,565
     4,243    Chevron Corporation                                      318,225
     2,466    Conoco, Inc.                                              59,480
       655    Devon Energy Corporation                                  27,300
    26,953    Exxon Mobil Corporation                                  990,792
     1,231    Marathon Oil Corporation                                  29,839
     1,502    Occidental Petroleum Corporation                          40,689
     1,510    Phillips Petroleum Company                                78,143
                                                                    ----------
                                                                     1,572,033
                                                                    ----------

     Oil & Gas (1.3%)
       966    Anadarko Petroleum Corporation                            42,021
       557    Apache Finance Property                                   28,686
       315    Ashland, Inc.                                             11,236
     1,318    Baker Hughes, Inc.                                        35,322
       648    BJ Services Company (b)                                   20,665
       791    Burlington Resources, Inc.                                28,911
       465    EOG Resources, Inc.                                       15,945
     1,637    Halliburton Company                                       21,608
       425    Kerr-McGee Corporation                                    19,877
       185    McDermott International, Inc. (b)                            868
       578    Nabors Industries, Ltd. (b)                               17,641
       572    Noble Corporation (b)                                     18,533
       320    Rowan Companies, Inc. (b)                                  6,262
     2,256    Schlumberger, Ltd.                                        96,828
       300    Sunoco, Inc.                                              10,662

              See accompanying notes to investments in securities.
                                       55


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
ENERGY--CONTINUED
     1,271    Transocean Sedco Forex, Inc.                           $  32,411
       938    Unocal Corporation                                        30,635
     1,618    Veritas DGC, Inc. (b)                                     27,231
                                                                    ----------
                                                                       465,342
                                                                    ----------

   FINANCIAL (20.5%)
     Auto Finance (.3%)
     4,161    Fleet Boston Financial Corporation                        96,535
                                                                    ----------

     Banks (7.0%)
     1,363    AmSouth Bancorporation                                    30,422
     6,117    Bank of America Corporation                              406,812
     4,665    Bank One Corporation                                     181,515
     1,913    BB&T Corporation                                          70,819
       759    Comerica Bank                                             44,143
     2,340    Fifth Third BanCorporation                               154,604
       524    First Tennessee National Corporation                      19,613
       885    Huntington Bancshares, Inc.                               17,470
     7,912    JP Morgan Chase and Company                              197,484
     1,713    KeyCorporation                                            44,983
       790    Marshal & Ilsley Corporation                              23,771
     1,730    Mellon Financial Corporation                              45,983
     2,383    National City BanCorporation                              73,635
       856    Northern Trust Corporation                                34,094
       860    Regions Financial Corporation                             30,298
     1,371    SouthTrust Corporation                                    34,604
     1,274    State Street Corporation                                  54,145
     1,120    Suntrust Banks, Inc.                                      73,696
     1,154    Synovus Financial Corporation                             27,696
     2,893    The Bank of New York Company, Inc.                        92,634
     7,597    U.S. Bancorp                                             162,500
       805    Union Planters Corporation                                24,665
     5,439    Wachovia Corporation                                     194,716
     6,799    Wells Fargo & Company                                    345,797
       397    Zion BanCorporation                                       20,052
                                                                    ----------
                                                                     2,406,151
                                                                    ----------

     Commercial Finance (.1%)
       650    North Fork BanCorporation                                 26,397
                                                                    ----------

     Consumer Finance (1.3%)
     5,285    American Express Company                                 186,349
       877    Capital One Financial Corporation                         27,801
     1,814    Household International, Inc.                             77,404
     5,077    MBNA Corporation                                          98,443
       632    SLM Corporation                                           57,512
                                                                    ----------
                                                                       447,509
                                                                    ----------

              See accompanying notes to investments in securities.
                                       56


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

FINANCIAL --CONTINUED
     Public Finance (.2%)
       510    Countrywide Credit Industries, Inc.                    $  25,913
     1,117    PNC Financial Services Group                              47,082
                                                                    ----------
                                                                        72,995
                                                                    ----------

     Finance--Diversified (1.8%)
       471    Ambac Financial Group, Inc.                               29,687
     3,963    Fannie Mae                                               296,789
     2,760    Freddie Mac                                              170,982
     1,112    John Hancock Financial Services, Inc.                     36,807
       470    MGIC Investment Corporation                               29,610
       624    Moodys Corporation                                        30,950
     1,123    Providian Financial Corporation                            5,637
       859    Stilwell Financial, Inc.                                  11,639
                                                                    ----------
                                                                       612,101
                                                                    ----------

     Insurance (5.0%)
       995    ACE, Ltd. (c)                                             31,512
       615    Aetna, Inc.                                               26,863
     2,029    Aflac, Inc.                                               63,731
     2,819    Allstate Corporation                                     107,150
    10,384    American International Group                             663,745
     1,037    AON Corporation                                           24,629
       687    Chubb Corporation                                         44,579
       543    Cigna Corporation                                         48,870
       629    Cincinnati Financial Corporation                          25,217
     1,035    Hartford Financial Services Group, Inc.                   52,371
       597    Jefferson-Pilot Corporation                               25,940
       768    Lincoln National Corporation                              28,178
       722    Loews Corporation                                         34,252
     2,330    Marsh and McLennan Companies, Inc.                       111,607
       644    MBIA, Inc.                                                31,936
     2,803    MetLife, Inc.                                             79,017
       874    Progressive Corporation                                   44,705
     2,330    Prudential Insurance Company of America                   76,867
       452    Safeco Corporation                                        14,346
     1,425    The Principal Financial Group (b)                         40,912
       789    The St. Paul Companies, Inc.                              24,625
       484    Torchmark Corporation                                     17,540
       947    Unumprovident Corporation                                 19,376
       610    Wellpoint Health Networks, Inc. (b)                       43,615
       540    XL Capital, Ltd. (c)                                      40,014
                                                                    ----------
                                                                     1,721,597
                                                                    ----------

     Investment Bankers/Brokers (3.9%)
       404    Bear Stearns & Company, Inc.                              24,329
       724    Block Financial Corporation                               34,955


              See accompanying notes to investments in securities.
                                       57


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
FINANCIAL--CONTINUED
     5,449    Charles Schwab Corporation                             $  48,769
    20,455    CitiGroup, Inc.                                          686,061
     1,046    Franklin Resources, Inc.                                  35,909
     1,880    Goldman Sachs Group, Inc.                                137,522
       939    Lehman Brothers Holdings, Inc.                            53,251
     3,383    Merrill Lynch & Company, Inc.                            120,604
     4,378    Morgan Stanley                                           176,652
       521    T. Rowe Price Associates, Inc.                            14,083
                                                                    ----------
                                                                     1,332,135
                                                                    ----------

     Real Estate Investment Trust (.3%)
     1,674    Equity Office Properties Trust                            44,160
     1,068    Equity Residential                                        28,569
       735    Simon Property Group, Inc.                                26,453
       772    Starwood Hotels & Resorts Worldwide, Inc.                 19,840
                                                                    ----------
                                                                       119,022
                                                                    ----------

     Savings and Loans (.6%)
       882    Charter One Financial, Inc.                               29,917
       598    Golden West Financial Corporation                         39,319
     3,872    Washington Mutual, Inc.                                  144,852
                                                                    ----------
                                                                       214,088
                                                                    ----------

   HEALTH CARE (13.1%)
     Biotechnology (.8%)
     5,063    Amgen, Inc. (b)                                          231,075
       548    Biogen, Inc. (b)                                          19,712
       799    Genzyme Corporation (b)                                   18,201
                                                                    ----------
                                                                       268,988
                                                                    ----------

     Drugs (6.7%)
     7,703    Bristol-Myers Squibb Company                             180,481
     1,795    Cardinal Health, Inc.                                    103,392
       712    Chiron Corporation (b)                                    24,023
     4,468    Eli Lilly & Company                                      261,021
       760    Forest Laboratories, Inc. (b)                             58,877
       970    King Pharmaceuticals, Inc. (b)                            20,574
       944    Medimmune, Inc. (b)                                       28,075
     9,002    Merck & Company, Inc.                                    446,499
    24,818    Pfizer, Inc.                                             802,862
     5,826    Schering-Plough Corporation                              148,563

              See accompanying notes to investments in securities.


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

HEALTH CARE--CONTINUED
       425    Watson Pharmaceuticals, Inc. (b)                        $  8,955
     5,271    Wyeth                                                    210,313
                                                                    ----------
                                                                     2,293,635
                                                                    ----------

     Health Care-- Diversified (3.0%)
     6,202    Abbott Laboratories                                      256,825
       484    Allergan, Inc.                                            29,277
     1,481    Healthsouth Corporation (b)                               15,180
    11,967    Johnson & Johnson                                        634,251
     1,911    Tenet Healthcare Corporation (b)                          91,059
                                                                    ----------
                                                                     1,026,592
                                                                    ----------

     Hospital Management (.3%)
     2,020    HCA, Inc.                                                 94,940
       865    Health Management Associates, Inc. (b)                    17,499
                                                                    ----------
                                                                       112,439
                                                                    ----------

     Managed Care (.6%)
       648    Humana, Inc. (b)                                           7,977
       357    Manor Care, Inc. (b)                                       7,850
     1,169    McKesson HBOC, Inc.                                       38,483
       532    Trigon Healthcare, Inc. (b)                               54,110
     1,224    Unitedhealth Group, Inc.                                 107,296
                                                                    ----------
                                                                       215,716
                                                                    ----------

     Medical Products/Supplies (1.7%)
       442    AmerisourceBergen Corporation                             29,610
       237    Bausch & Lomb, Inc.                                        7,840
     2,418    Baxter International, Inc.                                96,502
       994    Becton Dickinson and Company                              28,886
       063    Biomet, Inc.                                              27,564
     1,628    Boston Scientific Corporation (b)                         48,824
       227    C.R. Bard, Inc.                                           12,274
     1,187    Guidant Corporation (b)                                   41,308
     4,825    Medtronic, Inc.                                          194,930
       451    Pall Corporation                                           7,929
       748    St. Jude Medical, Inc. (b)                                28,424
       752    Stryker Corporation (b)                                   38,066
       718    Zimmer Holdings, Inc. (b)                                 26,731
                                                                    ----------
                                                                       588,888
                                                                    ----------

   TECHNOLOGY (14.2%)
     Communications Equipment (.5%)
     3,156    ADC Telecommunications, Inc. (b)                           5,681
       303    Andrew Corporation (b)                                     3,409
     1,391    Avaya, Inc. (b)                                            2,073

              See accompanying notes to investments in securities.
                                       59


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
TECHNOLOGY--CONTINUED
     1,723    Ciena Corporation (b)                                   $  6,944
       708    Comverse Technology, Inc. (b)                              5,636
    13,617    Lucent Technologies, Inc.                                 23,830
     9,024    Motorola, Inc.                                           104,678
       600    Scientific-Atlanta, Inc.                                   7,590
     1,556    Tellabs, Inc. (b)                                          8,916
                                                                    ----------
                                                                       168,757
                                                                    ----------

     Computer Hardware (3.1%)
     1,406    Apple Computer, Inc. (b)                                  21,456
     2,257    Computer Associates International, Inc.                   21,080
    10,315    Dell Computer Corporation (b)                            257,153
     1,192    Gateway, Inc. (b)                                          4,053
    11,998    Hewlett-Packard Company                                  169,772
     6,804    International Business Machines Corporation              479,002
       410    NCR Coporation (b)                                        10,787
       511    Nvidia Corporation (b)                                     5,657
     2,223    Palm, Inc. (b)                                             2,423
    12,901    Sun Microsystems, Inc. (b)                                50,572
       889    Symbol Technologies, Inc.                                  8,125
     2,861    Xerox Corporation (b)                                     19,884
                                                                    ----------
                                                                     1,049,964
                                                                    ----------

     Computer Networking (1.2%)
    29,096    Cisco Systems, Inc. (b)                                  383,776
     2,305    Yahoo!, Inc. (b)                                          30,357
                                                                    ----------
                                                                       414,133
                                                                    ----------

     Computer Peripherals (.3%)
     8,836    EMC Corporation (b)                                       66,270
     1,323    Network Appliance, Inc. (b)                               11,193
       402    Qlogic Corporation (b)                                    16,382
                                                                    ----------
                                                                        93,845
                                                                    ----------

     Computer Services & Software (4.9%)
       941    Adobe Systems, Inc.                                       22,546
    17,695    AOL Time Warner, Inc. (b)                                203,493
       408    Autodesk, Inc.                                             5,259
       956    BMC Software, Inc. (b)                                    12,858
       629    Citrix Systems, Inc. (b)                                   3,466
       731    Computer Sciences Corporation (b)                         27,047
     1,395    Compuware Corporation (b)                                  5,175
       549    Electronic Arts, Inc. (b)                                 33,039
     1,072    IMS Health, Inc.                                          16,959
       349    Mercury Interactive Corporation (b)                        8,941
    21,522    Microsoft Corporation (b)(e)                           1,031,980
     1,354    Novell, Inc. (b)                                           3,019

              See accompanying notes to investments in securities.
                                       60


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
TECHNOLOGY--CONTINUED
    21,823    Oracle Systems (b)                                    $  218,426
     1,033    Parametric Technology Corporation (b)                      3,223
     1,179    Peoplesoft, Inc. (b)                                      21,198
       745    Rational Software Corporation (b)                          5,006
     1,877    Siebel Systems, Inc. (b)                                  17,644
     1,122    Sungard Data Systems, Inc. (b)                            26,311
     1,272    Unisys Corporation (b)                                     9,565
                                                                    ----------
                                                                     1,675,155
                                                                    ----------

     Electrical Instruments (.2%)
     1,770    Agilent Technologies, Inc. (b)                            33,418
       836    Applied Biosystems Group - Applera
              Corporation                                               15,600
     5,411    JDS Uniphase Corporation (b)                              13,690
       470    Perkin Elmer, Inc.                                         3,581
       350    Tektronix, Inc. (b)                                        6,524
       453    Waters Corporation (b)                                    10,288
                                                                    ----------
                                                                        83,101
                                                                    ----------

     Electrical Semiconductor (2.9%)
     1,259    Advanced Micro Devices (b)                                10,110
     1,451    Altera Corporation (b)                                    17,165
     1,427    Analog Devices, Inc. (b)                                  34,391
      ,509    Applied Materials, Inc. (b)                               96,789
     1,184    Applied Micro Circuits Corporation (b)                     5,458
     1,059    Broadcom Corporation (b)                                  19,867
    26,571    Intel Corporation                                        499,269
     1,237    Linear Technology Corporation                             33,498
     1,374    LSI Logic Corporation (b)                                 10,717
     2,355    Micron Technology, Inc. (b)                               45,899
       693    National Semiconductor Corporation (b)                    12,550
       605    Novellus Systems, Inc. (b)                                16,329
       622    PMC-Sierra, Inc. (b)                                       5,940
       295    Power-One, Inc. (b)                                        1,345
     6,892    Texas Instruments, Inc.                                  159,550
       704    Vitesse Semiconductor Corporation (b)                      1,704
     1,310    Xilinx, Inc. (b)                                          25,139
                                                                    ----------
                                                                       995,720
                                                                    ----------

     Electronics-- Computer Distribution (.2%)
     1,272    Maxim Integrated Products (b)                             44,749
     2,024    Sanmina Corporation (b)                                    8,238
       170    Thomas and Betts Corporation                               2,502
       419    W.W. Grainger, Inc.                                       20,548
                                                                    ----------
                                                                        76,037
                                                                    ----------

              See accompanying notes to investments in securities.
                                       61


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
TECHNOLOGY--CONTINUED
     Equipment Semiconductor (.1%)
       757    Jabil Circuit, Inc. (b)                                $  13,467
       710    KLA-Tencor Corporation (b)                                27,967
       663    Teradyne, Inc. (b)                                         9,945
                                                                    ----------
                                                                        51,379
                                                                    ----------

     Service-- Data Processing (.8%)
     1,902    Electronic Data Systems Corporation                       69,937
       511    Equifax, Inc.                                             10,833
     3,039    First Data Corporation                                   106,213
       797    Fiserv, Inc. (b)                                          27,425
       895    Intuit, Inc. (b)                                          39,362
     1,480    Paychex, Inc.                                             38,939
                                                                    ----------
                                                                       292,709
                                                                    ----------

   TRANSPORTATION (1.7%)
     Air Freight (1.0%)
     1,159    FedEx Corporation (b)                                     59,051
     4,440    United Parcel Service, Inc.                              290,110
                                                                    ----------
                                                                       349,161
                                                                    ----------

     Airlines (.2%)
       577    AMR Corporation (b)                                        6,451
       474    Delta Air Lines, Inc.                                      7,385
     3,056    Southwest Airlines Company                                42,203
                                                                    ----------
                                                                        56,039
                                                                    ----------

     Railroads (.5%)
     1,457    Burlington Northern Santa Fe Corporation                  42,865
       877    CSX Corporation                                           30,318
     1,452    Norfolk Southern Railway Company                          29,403
     1,056    Union Pacific Corporation                                 61,956
                                                                    ----------
                                                                       164,542
                                                                    ----------

     Trucking (--)
       256    Ryder System, Inc.                                         6,700
                                                                    ----------

   UTILITIES (2.8%)
     Electric Companies (2.4%)
     2,075    AES Corporation (b)                                        4,254
       528    Allegheny Energy, Inc.                                    11,114
       593    Ameren Corporation                                        25,914
     1,361    American Electric Power Company, Inc.                     44,791
       688    Cinergy Corporation                                       23,323
       484    CMS Energy Corporation                                     3,930


              See accompanying notes to investments in securities.
                                       62


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------
UTILITIES--CONTINUED
       882    Consolidated Edison Company of New York, Inc.          $  37,794
       594    Constellation Energy Group                                16,555
     1,141    Dominion Resources, Inc.                                  67,821
       668    DTE Energy Company                                        27,361
     3,298    Duke Energy Corporation                                   84,066
     1,200    Edison International (b)                                  15,720
       896    Entergy Corporation                                       36,315
     1,255    Exelon Corporation                                        61,558
     1,204    Firstenergy Corporation                                   37,023
       672    FPL Group, Inc.                                           38,069
       803    Nisource, Inc.                                            15,899
     1,460    Pacific Gas and Electric Company (b)                      20,294
       375    Pinnacle West Capital Corporation                         12,750
       526    PPL Corporation                                           17,384
       924    Progress Energy, Inc.                                     43,197
       771    Public Service Enterprise Group, Inc.                     26,638
     1,183    Reliant Energy, Inc.                                      11,901
     2,760    Southern Company                                          79,433
       534    Teco Energy, Inc.                                         12,335
     1,019    TXU Electric & Gas                                        43,949
                                                                    ----------
                                                                       819,388
                                                                    ----------

     Natural Gas (.3%)
     1,406    Dynegy, Inc.                                               3,374
     2,266    El Paso Energy Corporation                                32,744
       587    Keyspan Corporation                                       20,486
       512    Kinder Morgan Energy Partners                             21,304
       209    Nicor, Inc.                                                5,643
       158    Peoples Energy Corporation                                 5,547
        12    Sempra Energy                                             17,214
     2,001    Williams Companies, Inc.                                   5,903
                                                                    ----------
                                                                       112,215
                                                                    ----------

     Power Products-- Industrial (.1%)
     1,434    Calpine Corporation (b)                                    7,127
     1,516    Mirant Corporation (b)                                     5,458
     1,531    Xcel Energy, Inc.                                         10,656
                                                                    ----------
                                                                        23,241
                                                                    ----------
Total common stock (cost: $34,138,210)                              33,438,627
                                                                    ----------

              See accompanying notes to investments in securities.
                                       63


                                                                          MARKET
SHARES                                                                 VALUE(a)
------                                                                 --------

SHORT-TERM SECURITIES (2.3%)
   723,619    Dreyfus Funds-- Cash Management Plus Fund,
              current rate 1.820%                                 $    723,619
    52,407    Federated Money Market Obligations Trust-- Prime
              Obligation Fund, current rate 1.760%                      52,407
    16,019    Wells Fargo & Company-- Cash Investment Fund I,
              current rate 1.717%                                       16,019
                                                                    ----------
              Total short-term securities
              (cost: $792,045)                                         792,045
                                                                    ----------
              Total investments in securities
              (cost: $34,930,255) (d)                              $34,230,672
                                                                    ==========


Notes to Investments in Securities

(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c)  The Fund held .5% of net assets in foreign securities as of July 31, 2002.
(d) At July 31, 2002, the cost of securities for federal income tax purposes was $35,632,872. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:


     Gross unrealized appreciation                                 $ 6,097,748
     Gross unrealized depreciation                                  (7,499,948)
                                                                    ----------
     Net unrealized depreciation                                   $(1,402,200)
                                                                    ==========

(e) Partially pledged as initial margin deposit on open stock index futures purchase contracts (see note 8 to the financial statements).

              See accompanying notes to investments in securities.

                                            ADVANTUS REAL ESTATE SECURITIES FUND
                                                       INVESTMENTS IN SECURITIES

                                                                   JULY 31, 2002

           (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO TOTAL NET ASSETS.)

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
COMMON STOCK (96.5%)
   CONSUMER CYCLICAL (5.1%)
    Building Materials (1.7%)
     3,500   Centex Corporation                                       $  167,825
     3,600   Kaufman and Broad Home Corporation                          166,356
     2,300   Pulte Corporation                                           110,216
     4,900   Standard Pacific Corporation                                128,625
                                                                      ----------
                                                                         573,022
                                                                      ----------
    Lodging -- Hotel (3.4%)
    26,600   Extended Stay America, Inc. (b)                             372,400
    56,800   Hilton Hotels                                               694,096
     7,600   Prime Hospitality Corporation (b)                            74,860
                                                                      ----------
                                                                       1,141,356
                                                                      ----------
   FINANCIAL (91.4%)
    Insurance (.6%)
     3,100   Expeditor Washington International, Inc.                    193,316
                                                                      ----------
    Real Estate (8.0%)
    77,840   Boardwalk Equities, Inc. (c)                                720,798
    41,100   Brookfield Properties Corporation (c)                       819,945
    22,600   Catellus Development Corporation (b)                        438,440
     8,600   Forest City Enterprises (b)                                 295,840
    14,600   St. Joe Company                                             416,100
                                                                      ----------
                                                                       2,691,123
                                                                      ----------
    Real Estate Investment Trust -- Apartments (12.4%)
    14,100   AMLI Residential Properties                                 321,480
    22,920   Apartment Investment & Management
             Company                                                   1,030,483
    17,500   Archstone Communities Trust                                 444,500
    10,800   Avalonbay Communities, Inc.                                 485,460
    17,800   Camden Property Trust                                       658,600
    30,500   Equity Residential                                          815,875
     7,600   Essex Property Trust, Inc.                                  387,600
                                                                      ----------
                                                                       4,143,998
                                                                      ----------
    Real Estate Investment Trust -- Diversified (11.3%)
    12,100   American Mortgage Acceptance Corporation                    154,275
     9,800   Capital Automotive REIT                                     221,088
    10,600   Duke Realty Corporation                                     272,950
    14,700   Entertainment Properties Trust                              339,570
    12,300   Istar Financial, Inc.                                       363,465
    30,200   Keystone Property Trust                                     468,100
     8,000   Liberty Property Trust                                      257,200
    23,800   Vornado Realty Trust                                      1,036,490

              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
FINANCIAL -- CONTINUED
    75,100    Winston Hotels, Inc.                                    $  651,868
                                                                      ----------
                                                                       3,765,006
                                                                      ----------
    Real Estate Investment Trust -- Hotels (7.2%)
    24,300    Felcor Suite Hotels, Inc.                                  365,715
    59,900    Host Marriott Corporation                                  673,875
    10,100    Innkeepers USA Trust                                        86,079
    18,700    Meristar Hospitality Corporation                           257,125
    40,200    Starwood Hotels & Resorts Worldwide, Inc.                1,033,140
                                                                      ----------
                                                                       2,415,934
                                                                      ----------
    Real Estate Investment Trust -- Office Property (15.8%)
    19,900    Boston Properties, Inc.                                    742,270
    17,900    Brandywine Realty Trust                                    411,700
    31,700    Carramerica Realty Corporation                             871,750
    52,100    Equity Office Properties Trust                           1,374,398
    17,400    Great Lakes REIT, Inc.                                     294,930
    11,900    Highwoods Properties, Inc.                                 317,135
    11,000    Prentiss Properties Trust                                  312,180
    11,100    Reckson Associates Realty Corporation                      253,746
     4,126    Reckson Associates Realty Corporation B                    100,221
     4,200    SL Green Realty Corporation                                135,450
    32,600    Trizec Properties, Inc.                                    454,770
                                                                      ----------
                                                                       5,268,550
                                                                      ----------
    Real Estate Investment Trust -- Shopping Centers (24.0%)
    15,300    CBL & Associates Properties, Inc.                          561,663
    14,600    Chelsea Property Group, Inc.                               493,772
    32,100    Developers Diversified Realty Corporation                  738,300
    34,400    Equity One, Inc.                                           452,016
    14,000    General Growth Properties, Inc.                            678,720
    14,500    Glimcher Realty Trust                                      275,210
    26,350    Kimco Realty Corporation                                   846,889
     2,900    Lennar Corporation                                         147,175
    22,000    Mid-Atlantic Realty Trust                                  351,560
    16,800    Mills Corporation                                          495,600
    10,800    Pan Pacific Retail Properties, Inc.                        373,140
    26,200    Ramco Gershenson                                           534,480
    28,900    Simon Property Group, Inc.                               1,040,111
    25,400    The Rouse Company                                          800,100
    19,700    Urstadt Biddle Properties                                  236,400
                                                                      ----------
                                                                       8,025,136
                                                                      ----------
    Real Estate Investment Trust -- Warehouse/Industrial (12.1%)
    13,800    First Industrial Realty Trust                              446,430
    26,900    P.S. Business Parks, Inc.                                  946,880


              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                               -----------
   FINANCIAL -- CONTINUED
    80,962    Prologis                                               $ 2,064,531
    15,100    Public Storage, Inc.                                       570,025
                                                                     -----------
                                                                       4,027,866
                                                                     -----------
Total common stock (cost: $29,952,748)                                32,245,307
                                                                     -----------
SHORT-TERM SECURITIES (3.1%)
     1,457    Blackrock Provident Institutional TempFund,
              current rate 1.746%                                    $     1,457
    84,709    Federated Prime Obligation Fund, current
              rate 1.760%                                                 84,709
   947,984    Wells Fargo & Company-- Cash Investment
              Fund I, current rate 1.717%                                947,984
                                                                     -----------
              Total short-term securities
              (cost: $1,034,150)                                       1,034,150
                                                                     -----------
              Total investments in securities
              (cost: $30,986,898) (d)                                $33,279,457
                                                                     ===========


NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements.

(b)  Presently non-income producing.

(c)  The Fund held 4.6% of net assets in foreign securities as of July 31, 2002.

(d) At July 31, 2002 the cost of securities for federal income tax purposes was $31,643,891. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                   $ 2,480,777
     Gross unrealized depreciation                                     (845,211)
                                                                     -----------
     Net unrealized appreciation                                     $ 1,635,566
                                                                     ===========


                 See accompanying notes to financial statements.

ADVANTUS VENTURE FUND

INVESTMENTS IN SECURITIES

JULY 31, 2002

      (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO TOTAL NET ASSETS.)

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
COMMON STOCK (97.7%)
   BASIC MATERIALS (16.8%)
    Agriculture Products (1.2%)
    11,100    Bunge, Ltd.                                             $  226,995
    23,100    Cadiz, Inc. (b)                                             98,175
    10,600    Corn Products International, Inc.                          290,970
     7,100    NCO Group, Inc. (b)                                        105,350
                                                                      ----------
                                                                         721,490
                                                                      ----------
    Chemicals (6.9%)
   108,900    Agrium, Inc. (c)                                           936,540
    44,155    American Pacific Corporation (b)                           397,395
     6,000    Cabot Microcelectronics Corporation (b)                    254,040
     3,500    Cambrex Corporation                                        134,050
     6,900    IMC Global, Inc.                                            74,865
   113,800    Methanex Corporation (c)                                   910,400
     7,800    Minerals Technologies, Inc.                                291,330
    18,400    PolyOne Corporation                                        182,712
    30,632    Stepan Company                                             879,139
                                                                      ----------
                                                                       4,060,471
                                                                      ----------
    Construction (1.2%)
    17,800    Martin Marietta Materials, Inc.                            682,274
                                                                      ----------
    Iron and Steel (2.9%)
    23,000    Ak Steel Corporation (b)                                   215,740
    20,700    Allegheny Technologies, Inc.                               198,099
    15,064    Belden, Inc.                                               246,296
     7,000    Cleveland-Cliffs, Inc.                                     170,800
     6,100    GrafTech International, Ltd. (b)                            48,495
    25,100    NS Group, Inc. (b)                                         181,975
    17,600    United States Steel Corporation                            293,040
    15,500    Valmont Industries, Inc.                                   337,125
                                                                      ----------
                                                                       1,691,570
                                                                      ----------
    Mining (3.2%)
    35,000    Phelps Dodge Corporation                                 1,196,300
    56,700    Stillwater Mining Company (b)                              538,650
    48,600    Titanium Metals Corporation (b)                            185,652
                                                                      ----------
                                                                       1,920,602
                                                                      ----------
    Paper and Forest (1.4%)
    40,600    Graphic Packaging International
              Corporation (b)                                            328,860
    25,200    Packaging Corporation of America (b)                       478,800
                                                                      ----------
                                                                         807,660
                                                                      ----------

              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   CAPITAL GOODS (16.4%)
    Aerospace/Defense (3.5%)
    56,100    AAR Corporation                                         $  490,314
    57,500    BE Aerospace, Inc. (b)                                     603,750
       995    Curtiss Wright Corporation                                  66,466
    26,200    Orbital Science (b)                                        101,918
     4,700    Precision Castparts Corporation                            123,140
    14,500    Teledyne Technologies, Inc. (b)                            225,475
    11,100    Triumph Group, Inc. (b)                                    439,005
     1,800    United Dominion Industries, Ltd. (b)                        39,186
                                                                      ----------
                                                                       2,089,254
                                                                      ----------
    Electrical Equipment (1.5%)
    40,500    Technitrol, Inc.                                           759,375
    12,000    Trimble Navigation, Ltd. (b)                               157,080
                                                                      ----------
                                                                         916,455
                                                                      ----------
    Engineering/Construction (.8%)
    12,900    Dycom Industries, Inc. (b)                                 124,485
    17,100    Elcor Corporation                                          354,825
                                                                      ----------
                                                                         479,310
                                                                      ----------
    Machinery (6.0%)
     6,800    Agco Corporation (b)                                       121,924
    24,000    Asyst Technologies, Inc. (b)                               286,800
    24,831    CTB International Corporation (b)                          366,257
    24,600    Denison International PLC (b)(c)                           393,600
    19,500    Hanover Compressor Company (b)                             171,795
    54,600    JLG Industries, Inc.                                       491,400
    20,800    Kadant, Inc. (b)                                           296,400
    20,100    Kulicke and Soffa Industries, Inc. (b)                     132,258
     6,500    Lindsay Manufacturing Company                              140,400
    89,700    Wabtec Corporation                                       1,122,147
                                                                      ----------
                                                                       3,522,981
                                                                      ----------
    Manufacturing (1.8%)
     4,600    Flowserve Corporation (b)                                   79,350
     4,100    GSI Group, Inc. (b)(c)                                      27,552
    10,200    Maverick Tube Corporation (b)                              106,284
    16,900    Steelcase, Inc.                                            227,981
     8,200    Stewart & Stevenson Services, Inc.                         115,866
       300    Tredegar Corporation                                         5,250
    28,300    Trinity Industries, Inc.                                   513,079
                                                                      ----------
                                                                       1,075,362
                                                                      ----------
    Metal Fabrication (1.3%)
    43,300    ABC-NACO, Inc. (b)                                              43
    48,201    Ladish Company, Inc. (b)                                   442,485

              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   CAPITAL GOODS -- CONTINUED
    23,904    Penn Engineering & Manufacturing Corporation            $  319,118
                                                                      ----------
                                                                         761,646
                                                                      ----------
    Trucks and Parts (1.5%)
    34,900    Navistar International Corporation                         900,071
                                                                      ----------
   COMMUNICATION SERVICES (--)
    Telecommunication (--)
     6,360    Channel Commercial Corporation (b)                          27,030
                                                                      ----------
   CONSUMER CYCLICAL (17.9%)
    Auto (4.0%)
    37,900    American Axle & Manufacturing Holdings (b)                 966,450
     6,100    Borg-Warner Automotive, Inc.                               327,448
     5,100    Cooper Tire and Rubber Company                             102,051
     6,100    Dura Automotive Systems, Inc. (b)                           84,973
    15,200    Lear Corporation (b)                                       655,120
    59,293    Titan International, Inc. (b)                              203,968
                                                                      ----------
                                                                       2,340,010
                                                                      ----------
    Building Materials (.6%)
     7,495    Nortek, Inc. (b)                                           329,480
                                                                      ----------
    Leisure (3.9%)
    21,900    International Game Technology (b)                        1,275,675
    27,100    Six Flags, Inc. (b)                                        407,042
    33,220    Steinway Musical Instruments, Inc. (b)                     651,112
                                                                      ----------
                                                                       2,333,829
                                                                      ----------
    Lodging -- Hotel (.5%)
    22,800    Station Casinos, Inc. (b)                                  300,960
                                                                      ----------
    Publishing (3.8%)
    16,700    Belo Corporation                                           364,895
    53,200    Hollinger International, Inc.                              532,000
    18,000    Journal Register Company (b)                               327,960
    61,700    Readers Digest Association                               1,030,390
                                                                      ----------
                                                                       2,255,245
                                                                      ----------
    Retail (.6%)
     5,675    Big Lots, Inc.                                              94,205
     2,294    OshKosh B'Gosh, Inc.                                        69,049
     9,540    Whitehall Jewellers, Inc. (b)                              104,177
     7,700    Wilsons The Leather Experts, Inc. (b)                       67,544
                                                                      ----------
                                                                         334,975
                                                                      ----------
    Service (4.5%)
    26,800    Argosy Gaming Company (b)                                  660,620
     9,500    Harrah's Entertainment, Inc. (b)                           449,540


              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   CONSUMER CYCLICAL -- CONTINUED
    44,400    Integrated Electrical Services, Inc. (b)                $  237,540
    46,000    Mandalay Resort Group (b)                                1,304,560
                                                                      ----------
                                                                       2,652,260
                                                                      ----------
   CONSUMER STAPLES (3.2%)
    Broadcasting (.7%)
     4,700    Cox Enterprises (b)                                        109,275
    21,100    Interep National Radio Sales, Inc. (b)                      74,694
     6,800    Westwood One, Inc. (b)                                     215,900
                                                                      ----------
                                                                         399,869
                                                                      ----------
    Personal Care (.7%)
    18,500    Bally Total Fitness (b)                                    273,245
    11,800    Steiner Leisure, Ltd. (b)                                  128,620
                                                                      ----------
                                                                         401,865
                                                                      ----------
    Restaurants (.3%)
     6,510    Zapata Corporation (b)                                     178,374
                                                                      ----------
    Service (1.5%)
     9,900    Arbitron, Inc. (b)                                         330,165
    26,700    Heidrick & Struggles International (b)                     415,185
    13,800    Tetra Tech, Inc. (b)                                       120,198
                                                                      ----------
                                                                         865,548
                                                                      ----------
   ENERGY (7.7%)
    Mining (.7%)
    17,800    Peabody Holding Company                                    398,720
                                                                      ----------
    Oil (.3%)
    33,600    Newpark Resources, Inc. (b)                                164,640
                                                                      ----------
    Oil & Gas (6.7%)
    27,600    Cabot Oil & Gas Corporation                                576,840
   164,100    Canadian 88 Energy Corporation (b)(c)                      244,509
     2,669    Canadian Natural Resources, Ltd. (c)                        86,422
     5,300    Clayton Williams Energy, Inc. (b)                           49,025
     9,500    Core Laboratories NV (b)(c)                                 90,440
    18,800    Global Industries, Ltd. (b)                                 90,428
    38,000    Ocean Energy, Inc.                                         756,200
     2,750    Patina Oil & Gas                                            64,488
     7,494    Plains Resources, Inc. (b)                                 179,481
    17,627    Pure Resources, Inc. (b)                                   318,344
     3,400    Stone Energy Corporation (b)                               115,532
    12,700    Vintage Petroleum, Inc.                                    111,506
    16,900    W-H Energy Services, Inc. (b)                              285,779
    20,300    Western Gas Resources, Inc.                                634,781
    21,350    XTO Energy Company                                         383,233
                                                                      ----------
                                                                       3,987,008
                                                                      ----------


              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   FINANCIAL (4.5%)
    Banks (1.1%)
    14,600    Silicon Valley Bancshares (b)                           $  315,944
    17,866    Staten Island BanCorporation, Inc.                         352,318
                                                                      ----------
                                                                         668,262
                                                                      ----------
    Commercial Finance (.2%)
     3,900    Dun & Bradstreet Corporation (b)                           126,165
                                                                      ----------
    Finance -- Diversified (1.1%)
     8,000    Dollar Thrifty Auto Group, Inc. (b)                        155,200
     9,800    Moodys Corporation                                         486,080
                                                                      ----------
                                                                         641,280
                                                                      ----------
    Insurance (1.1%)
    11,500    ACE, Ltd. (c)                                              364,205
     5,203    Fidelity National Finance                                  153,957
     3,700    Hub International, Ltd. (c)                                 51,874
     6,100    Odyssey Reinsurance Holdings Corporation                    89,792
                                                                      ----------
                                                                         659,828
                                                                      ----------
    Real Estate Investment Trust (.8%)
     9,100    Entertainment Properties Trust                             210,210
    10,300    Heritage Property Investment Trust                         250,496
                                                                      ----------
                                                                         460,706
                                                                      ----------
    Savings and Loans (.2%)
     3,672    New York Community Bancorp, Inc.                           105,754
                                                                      ----------
   HEALTH CARE (2.6%)
    Biotechnology (.2%)
    10,688    Invivo Corporation (b)                                     140,547
                                                                      ----------
    Drugs (.9%)
    26,200    Sangstat Medical Corporation (b)                           508,804
                                                                      ----------
    Hospital Management (.2%)
     4,200    Community Health Systems (b)                               103,950
                                                                      ----------
    Medical Products/Supplies (.4%)
    33,600    Aradigm Corporation (b)                                    100,800
     8,100    ArthoCare Corporation (b)                                  104,085
    10,400    Aspect Medical Systems, Inc. (b)                            26,624
                                                                      ----------
                                                                         231,509
                                                                      ----------
    Special Services (.9%)
    22,700    DaVita, Inc. (b)                                           535,720
                                                                      ----------
   TECHNOLOGY (21.2%)
    Computer Systems (.3%)
    16,300    Carreker Corporation (b)                                   150,775


              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   TECHNOLOGY -- CONTINUED
     1,000    SRA International, Inc. (b)                             $   24,800
                                                                      ----------
                                                                         175,575
                                                                      ----------
    Communications Equipment (1.5%)
    23,800    Anaren Microwave, Inc. (b)                                 185,640
     9,100    Commscope, Inc. (b)                                         68,250
    32,700    Inet Technologies, Inc. (b)                                137,340
    28,500    Plantronics, Inc. (b)                                      522,690
                                                                      ----------
                                                                         913,920
                                                                      ----------
    Computer Hardware (1.4%)
    37,400    Natural Microsystems Corporation (b)                        80,036
     9,200    Optimal Robotics Corporation (b)(c)                         81,972
    30,600    SanDisk Corporation (b)                                    440,640
    10,600    SBS Technologies, Inc. (b)                                  84,800
    44,300    Simple Technology (b)                                      125,369
                                                                      ----------
                                                                         812,817
                                                                      ----------
    Computer Peripherals (1.5%)
    29,600    Electronics For Imaging, Inc.                              459,688
    24,000    Hutchinson Technology, Inc. (b)                            410,880
                                                                      ----------
                                                                         870,568
                                                                      ----------
    Computer Services & Software (3.6%)
    49,700    Earthlink, Inc. (b)                                        227,626
    10,000    Hall Kinion & Associates, Inc. (b)                          66,500
     9,300    iManage, Inc. (b)                                           24,645
    39,500    McData Corporation (b)                                     423,440
    20,400    Micros Systems, Inc. (b)                                   516,120
    31,800    Numerical Technologies, Inc.                               120,204
    26,100    Proquest Company (b)                                       769,950
                                                                      ----------
                                                                       2,148,485
                                                                      ----------
    Electrical Instruments (2.9%)
    40,000    BEI Technologies, Inc.                                     440,000
    12,300    Benchmark Electronics, Inc. (b)                            322,998
    23,600    Cognex Corporation (b)                                     362,732
    14,800    Coherent, Inc. (b)                                         340,844
    11,000    Credence Systems Corporation (b)                           150,700
    10,600    LeCroy Corporation (b)                                      98,262
     7,800    Opticnet, Inc. (b)(d)                                          624
                                                                      ----------
                                                                       1,716,160
                                                                      ----------
    Electrical Semiconductor (4.8%)
    20,500    Actel Corporation (b)                                      299,710
    14,600    Chippac, Inc. (b)                                           57,962
    23,900    Entegris, Inc. (b)                                         239,000
    28,850    GlobeSpan Virata, Inc. (b)                                 102,129


              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   TECHNOLOGY -- CONTINUED
    11,800    Helix Technology Corporation                            $  149,978
    14,900    SIPEX Corporation (b)                                       55,428
    35,500    Triquint Semiconductor, Inc. (b)                           235,010
    46,300    Varian Semiconductor Equipment (b)                       1,216,764
    35,700    Veeco Instruments, Inc. (b)                                485,520
                                                                      ----------
                                                                       2,841,501
                                                                      ----------
    Electronics -- Computer Distribution (1.6%)
     6,500    AVX Corporation                                             85,280
    49,300    DDi Corporation (b)                                         31,552
    44,400    Kemet Corporation (b)                                      574,092
    16,000    Thomas and Betts Corporation                               235,520
                                                                      ----------
                                                                         926,444
                                                                      ----------
    Equipment Semiconductor (3.2%)
    33,600    Advanced Technology Materials, Inc. (b)                    607,152
    43,600    Brooks-PRI Automation, Inc. (b)                            829,272
    12,300    Electroglas, Inc. (b)                                       46,617
    19,000    MKS Instruments, Inc. (b)                                  323,000
    38,000    Therma-Wave, Inc. (b)                                       97,280
                                                                      ----------
                                                                       1,903,321
                                                                      ----------
    Service -- Data Processing (.4%)
    41,400    Ciber, Inc. (b)                                            238,050
                                                                      ----------
   TRANSPORTATION (7.0%)
    Air Freight (2.1%)
    31,516    AirNet Systems, Inc. (b)                                   198,551
    88,300    EGL, Inc. (b)                                            1,034,876
                                                                      ----------
                                                                       1,233,427
                                                                      ----------
    Airlines (2.7%)
     9,400    Alaska Airgroup, Inc. (b)                                  220,900
    29,000    ExpressJet Holdings, Inc. (b)                              352,350
    26,100    Frontier Airlines, Inc. (b)                                152,163
    95,000    Mesa Air Group, Inc. (b)                                   667,850
    26,300    Midwest Express Holdings, Inc. (b)                         217,501
                                                                      ----------
                                                                       1,610,764
                                                                      ----------
    Railroads (.9%)
    21,200    GATX Corporation                                           536,572
                                                                      ----------
    Shipping (.7%)
     8,100    General Maritime Corporation (b)                            79,380
     9,400    Teekay Shipping Corporation (c)                            322,232
                                                                      ----------
                                                                         401,612
                                                                      ----------


              See accompanying notes to investments in securities.

                                                                          MARKET
SHARES                                                                  VALUE(a)
------                                                                ----------
   TRANSPORTATION -- CONTINUED
    Transport Services (.6%)
   100,700    OMI Corporation (b)                                    $   377,625
                                                                     -----------
   UTILITIES (.4%)
    Electric Companies (.4%)
     1,500    Black Hills Corporation                                     38,205
    19,000    Westar Energy, Inc.                                        222,680
                                                                     -----------
                                                                         260,885
                                                                     -----------
Total common stock (cost: $60,869,500)                                57,749,210
                                                                     -----------
WARRANTS
--------
    14,300    Dime Bancorp, Inc. (b)                                       1,144
                                                                     -----------
Total warrants (cost: $2,175)                                              1,144
                                                                     -----------
SHORT-TERM SECURITIES (1.8%)
 1,034,413    Wells Fargo & Company -- Cash
              Investment Fund I, current rate 1.717%                 $ 1,034,413
                                                                     -----------
              Total short-term securities
              (cost: $1,034,413)                                       1,034,413
                                                                     -----------
              Total investments in securities
              (cost: $61,906,088) (e)                                $58,784,767
                                                                     ===========


NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements.

(b)  Presently non-income producing.

(c)  The Fund held 5.9% of net assets in foreign securities as of July 31, 2002.

(d) Represents ownership in an illiquid security. (See note 9 to the financial statements) Information concerning the illiquid security held at July 31, 2002, which includes acquisition date and cost is as follows:

                                        ACQUISITION
         SECURITY                          DATE               COST
         --------                       -----------           ----
         Opticnet, Inc.                   10/30/00            $624

(e) At July 31, 2002 the cost of securities for federal income tax purposes was $62,074,319. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                 $  9,028,840
     Gross unrealized depreciation                                  (12,318,392)
                                                                   -------------
     Net unrealized depreciation                                   $ (3,289,552)
                                                                   ============


                 See accompanying notes to financial statements.

ADVANTUS EQUITY FUNDS
STATEMENTS OF ASSETS AND LIABILITIES                               JULY 31, 2002

                                                                                    CORNERSTONE      ENTERPRISE       HORIZON
                                                                                        FUND            FUND            FUND
                                                                                    ------------    ------------    ------------
                                                                                        2002            2002            2002
                                                                                    ------------    ------------    ------------
                                     ASSETS
Investments in securities, at market value - see accompanying
  schedule for detailed listing*+                                                   $ 65,628,865    $ 30,634,271    $ 30,062,355
Receivable for Fund shares sold                                                            8,666           1,219           1,529
Receivable for investment securities sold                                              1,280,298         665,282          31,673
Accrued interest receivable                                                                  360           5,290             269
Dividends receivable                                                                      73,817           3,602          11,059
Collateral for securities loaned (note 7)                                              2,555,915       8,390,692       1,162,779
Other receivables                                                                          9,231             110           4,278
                                                                                    ------------    ------------    ------------
   Total assets                                                                       69,557,152      39,700,466      31,273,942
                                                                                    ------------    ------------    ------------
                                   LIABILITIES
Payable for investment securities purchased                                            2,094,541         143,576          75,641
Payable for Fund shares redeemed                                                          16,167           1,529           4,765
Payable to Adviser                                                                        72,955          40,870          35,785
Payable upon return of securities loaned (note 7)                                      2,555,915       8,390,692       1,162,779
                                                                                    ------------    ------------    ------------
   Total liabilities                                                                   4,739,578       8,576,667       1,278,970
                                                                                    ------------    ------------    ------------
Net assets applicable to outstanding capital stock                                  $ 64,817,574    $ 31,123,799    $ 29,994,972
                                                                                    ============    ============    ============
Represented by:
  Capital stock - authorized 10 billion shares (Class A - 2 billion shares,
   Class B - 2 billion shares, Class C - 2 billion shares and
   4 billion shares unallocated) of $.01 par value                                  $     55,003    $     48,964    $     27,391
  Additional paid-in capital                                                          77,235,986      58,134,547      45,310,309
  Undistributed (distributions in excess of) net investment income                         4,818              --              --
  Accumulated net realized gains (losses) from investments                           (10,723,138)    (17,247,459)    (17,073,020)
  Unrealized appreciation (depreciation) on investments                               (1,755,095)     (9,812,253)      1,730,292
                                                                                    ------------    ------------    ------------
   Total - representing net assets applicable to outstanding capital stock          $ 64,817,574    $ 31,123,799    $ 29,994,972
                                                                                    ============    ============    ============
Net asset applicable to outstanding Class A Shares                                  $ 57,947,279    $ 27,357,239    $ 21,830,076
                                                                                    ============    ============    ============
Net asset applicable to outstanding Class B Shares                                  $  6,190,135    $  3,345,090    $  7,507,340
                                                                                    ============    ============    ============
Net asset applicable to outstanding Class C Shares                                  $    680,160    $    421,470    $    657,556
                                                                                    ============    ============    ============
Shares outstanding and net asset value per share:
  Class A - Shares outstanding: 4,907,681, 4,244,859 and 1,944,245                  $      11.81    $       6.44    $      11.23
                                                                                    ============    ============    ============
  Class B - Shares outstanding: 533,841, 578,574 and 731,303                        $      11.60    $       5.78    $      10.27
                                                                                    ============    ============    ============
  Class C - Shares outstanding: 58,812, 72,959 and 63,563                           $      11.57    $       5.78    $      10.34
                                                                                    ============    ============    ============
* Identified cost                                                                   $ 67,383,960    $ 40,446,524    $ 28,332,063
+ Including securities on loan of                                                   $  2,492,550    $  7,916,003    $  1,136,445

                 See accompanying notes to financial statements

                                       76

                                                                                      INDEX 500      REAL ESTATE       VENTURE
                                                                                        FUND       SECURITIES FUND      FUND
                                                                                    ------------    ------------    ------------
                                                                                        2002            2002            2002
                                                                                    ------------    ------------    ------------
                                     ASSETS
Investments in securities, at market value - see accompanying
  schedule for detailed listing*+                                                   $ 34,230,672    $ 33,279,457    $ 58,784,767
Receivable for Fund shares sold                                                          145,053         158,506         171,872
Receivable for investment securities sold                                                  3,395         399,328         672,379
Accrued interest receivable                                                                  275           2,132           2,883
Dividends receivable                                                                      31,964          14,776           9,163
Variation margin receivable (note 2)                                                       5,100              --              --
Collateral for securities loaned (note 7)                                              1,655,148       3,349,586      10,151,588
Other receivables                                                                         17,163              --             655
                                                                                    ------------    ------------    ------------
   Total assets                                                                       36,088,769      37,203,785      69,793,307
                                                                                    ------------    ------------    ------------
                                   LIABILITIES
Payable for investment securities purchased                                               14,951         398,982         401,928
Payable for Fund shares redeemed                                                          25,424          14,704         146,408
Payable to Adviser                                                                        33,700          40,386          14,112
Payable upon return of securities loaned (note 7)                                      1,655,148       3,349,586      10,151,588
                                                                                    ------------    ------------    ------------
   Total liabilities                                                                   1,729,223       3,803,658      10,714,036
                                                                                    ------------    ------------    ------------
Net assets applicable to outstanding capital stock                                  $ 34,359,546    $ 33,400,127    $ 59,079,271
                                                                                    ============    ============    ============
Represented by:
  Capital stock - authorized 10 billion shares (Class A - 2 billion shares,
   Class B - 2 billion shares, Class C - 2 billion shares and
   4 billion shares unallocated) of $.01 par value                                  $     28,896    $     28,000    $     48,376
  Additional paid-in capital                                                          40,495,407      30,873,931      57,928,365
  Undistributed (distributions in excess of) net investment income                        15,318          92,822              --
  Accumulated net realized gains (losses) from investments                            (5,422,697)        112,815       4,223,851
  Unrealized appreciation (depreciation) on investments                                 (757,378)      2,292,559      (3,121,321)
                                                                                    ------------    ------------    ------------
   Total - representing net assets applicable to outstanding capital stock          $ 34,359,546    $ 33,400,127    $ 59,079,271
                                                                                    ============    ============    ============
Net asset applicable to outstanding Class A Shares                                  $ 18,196,010    $ 32,268,948    $ 53,071,152
                                                                                    ============    ============    ============
Net asset applicable to outstanding Class B Shares                                  $ 14,558,915    $  1,131,179    $  4,531,306
                                                                                    ============    ============    ============
Net asset applicable to outstanding Class C Shares                                  $  1,604,621              --    $  1,476,813
                                                                                    ============    ============    ============
Shares outstanding and net asset value per share:
  Class A - Shares outstanding: 1,516,679, 2,704,869 and 4,333,250                  $      12.00    $      11.93    $      12.25
                                                                                    ============    ============    ============
  Class B - Shares outstanding: 1,236,348, 95,132 and 380,789                       $      11.78    $      11.89    $      11.90
                                                                                    ============    ============    ============
  Class C - Shares outstanding: 136,573,-- and 123,524                              $      11.75              --    $      11.96
                                                                                    ============    ============    ============
* Identified cost                                                                   $ 34,930,255    $ 30,986,898    $ 61,906,088
+ Including securities on loan of                                                   $  1,554,806    $  3,239,099    $  9,300,613

                 See accompanying notes to financial statements

                                       78

ADVANTUS EQUITY FUNDS
STATEMENTS OF OPERATIONS                                           JULY 31, 2002

                                                                                  CORNERSTONE                   ENTERPRISE
                                                                                     FUND                          FUND
                                                                        ----------------------------- ------------------------------
                                                                           PERIOD FROM                 PERIOD FROM
                                                                        OCTOBER 1, 2001  YEAR ENDED   OCTOBER 1, 2001   YEAR ENDED
                                                                           TO JULY 31,  SEPTEMBER 30,    TO JULY 31,   SEPTEMBER 30,
                                                                               2002          2001            2002          2001
                                                                        --------------- ------------- --------------- --------------
Investment income:
  Interest                                                               $     32,455   $    310,943   $     44,238   $    150,200
  Dividends                                                                 1,190,174      1,306,973         24,359         30,755
  Income from securities lending activities                                     6,336          5,601         14,569          9,876
                                                                         -------------  ------------   -------------  -------------
      Total investment income                                               1,228,965      1,623,517         83,166        190,831
                                                                         -------------  ------------   -------------  -------------
Expenses (note 4):
  Investment advisory fee                                                     443,621        623,266        245,166        349,882
  Rule 12b-1 fees - Class A                                                   140,042        192,549         75,907        106,338
  Rule 12b-1 fees - Class B                                                    66,388        108,962         41,469         66,383
  Rule 12b-1 fees - Class C                                                     7,188         11,223          5,141          8,095
  Administrative services fee                                                  62,000         74,400         62,000         74,400
  Transfer agent and shareholder services fees                                140,533        193,737        103,827        134,897
  Custodian fees                                                                4,490         10,933          6,892         14,668
  Auditing and accounting services                                             13,213         22,007         13,113         24,203
  Legal fees                                                                    5,455         10,575          5,133          8,996
  Directors' fees                                                               1,777             --            604             --
  Registration fees                                                            25,475         33,165         34,266         31,728
  Printing and shareholder reports                                             24,948         34,411         23,740         30,264
  Insurance                                                                     2,463          1,756          2,350          1,365
  Other                                                                         8,487          8,756          6,386          4,291
                                                                         -------------  ------------   -------------  -------------
      Total expenses                                                          946,080      1,325,740        625,994        855,510
                                                                         -------------  ------------   -------------  -------------
  Less fees and expenses waived or absorbed by Adviser and Distributor:
   Class A Rule 12b-1 fees                                                         --             --        (30,363)       (42,535)
   Other waived fees                                                         (105,055)      (131,531)       (72,685)       (60,437)
                                                                         -------------  ------------   -------------  -------------
      Total fees and expenses waived or absorbed                             (105,055)      (131,531)      (103,048)      (102,972)
                                                                         -------------  ------------   -------------  -------------
      Total net expenses                                                      841,025      1,194,209        522,946        752,538
                                                                         -------------  ------------   -------------  -------------
      Investment income (loss) - net                                          387,940        429,308       (439,780)      (561,707)
                                                                         -------------  ------------   -------------  -------------
Realized and unrealized gains (losses) on investments:
   Net realized gains (losses) on investments (note 3)                     (5,242,003)    (3,427,029)    (6,244,790)   (10,661,326)
                                                                         -------------  ------------   -------------  -------------
   Net change in unrealized appreciation or depreciation on investments     1,253,980    (11,683,754)     3,142,493    (17,527,880)
                                                                         -------------  ------------   -------------  -------------
      Net losses on investments                                            (3,988,023)   (15,110,783)    (3,102,297)   (28,189,206)
                                                                         -------------  ------------   -------------  -------------
Net increase (decrease) in net assets resulting from operations          $ (3,600,083)  $(14,681,475)  $ (3,542,077)  $(28,750,913)
                                                                         =============  ============   =============  =============

                 See accompanying notes to financial statements

                                       80

                                                                                    HORIZON                INDEX 500
                                                                                      FUND                    FUND
                                                                         -----------------------------    ------------
                                                                          PERIOD FROM
                                                                         OCTOBER 1, 2001    YEAR ENDED     YEAR ENDED
                                                                           TO JULY 31,   SEPTEMBER 30,      JULY 31,
                                                                              2002             2001           2002
                                                                         --------------- -------------    ------------
Investment income:
  Interest                                                                $     14,804    $     75,369    $     55,232
  Dividends                                                                    238,178         225,685         604,087
  Income from securities lending activities                                      2,414           1,867           3,929
                                                                          ------------    ------------    ------------
      Total investment income                                                  255,396         302,921         663,248
                                                                          ------------    ------------    ------------
Expenses (note 4):
  Investment advisory fee                                                      231,587         427,000         148,568
  Rule 12b-1 fees - Class A                                                     58,966         105,267          56,862
  Rule 12b-1 fees - Class B                                                     87,139         173,285         189,402
  Rule 12b-1 fees - Class C                                                      7,835          15,646          20,114
  Administrative services fee                                                   62,000          74,400          74,400
  Amortization of organizational costs (note 5)                                     --              --           8,883
  Transfer agent and shareholder services fees                                 241,582         314,627         206,835
  Custodian fees                                                                 3,859          11,848           9,311
  Auditing and accounting services                                              16,013          29,114          25,632
  Legal fees                                                                     5,107           9,546           6,666
  Directors' fees                                                                  952           1,128           1,210
  Registration fees                                                             32,520          37,489          36,396
  Printing and shareholder reports                                              29,132          38,822          31,325
  Insurance                                                                      2,350           2,011           2,350
  Licensing fee                                                                     --              --           3,500
  Other                                                                          9,869           9,150           5,076
                                                                          ------------    ------------    ------------
      Total expenses                                                           788,911       1,249,333         826,530
                                                                          ------------    ------------    ------------
  Less fees and expenses waived or absorbed by Adviser or Distributor:
   Class A Rule 12b-1 fees                                                          --              --         (22,745)
   Other waived fees                                                          (271,049)       (284,604)       (297,973)
                                                                          ------------    ------------    ------------
      Total fees and expenses waived or absorbed                              (271,049)       (284,604)       (320,718)
                                                                          ------------    ------------    ------------
      Total net expenses                                                       517,862         964,729         505,812
                                                                          ------------    ------------    ------------
      Investment income (loss) - net                                          (262,466)       (661,808)        157,436
                                                                          ------------    ------------    ------------
Net realized gains (losses) on (note 3):
  Security transactions                                                     (1,803,623)    (13,832,622)     (2,949,300)
  Futures contracts (note 2)                                                        --              --        (269,879)
                                                                          ------------    ------------    ------------
                                                                            (1,803,623)    (13,832,622)     (3,219,179)
                                                                          ------------    ------------    ------------
   Net change in unrealized appreciation or depreciation on investments     (1,437,501)    (28,342,114)     (8,585,433)
                                                                          ------------    ------------    ------------
                                                                            (1,437,501)    (28,342,114)     (8,585,433)
                                                                          ------------    ------------    ------------
      Net gains (losses) on investments                                     (3,241,124)    (42,174,736)    (11,804,612)
                                                                          ------------    ------------    ------------
Net increase (decrease) in net assets resulting from operations           $ (3,503,590)   $(42,836,544)   $(11,647,176)
                                                                          ============    ============    ============


                                                                          REAL ESTATE
                                                                           SECURITIES       VENTURE
                                                                              FUND            FUND
                                                                          ------------    ------------
                                                                           YEAR ENDED      YEAR ENDED
                                                                            JULY 31,         JULY 31,
                                                                              2002             2002
                                                                          ------------    ------------
Investment income:
  Interest                                                                $     16,039    $     93,160
  Dividends                                                                    909,273         340,445
  Income from securities lending activities                                      2,869          18,433
                                                                          ------------    ------------
      Total investment income                                                  928,181         452,038
                                                                          ------------    ------------
Expenses (note 4):
  Investment advisory fee                                                      163,110         444,881
  Rule 12b-1 fees - Class A                                                     53,635         143,955
  Rule 12b-1 fees - Class B                                                      2,939          46,950
  Rule 12b-1 fees - Class C                                                         --          12,773
  Administrative services fee                                                   61,200          74,400
  Amortization of organizational costs (note 5)                                     --           8,872
  Transfer agent and shareholder services fees                                  11,167          87,232
  Custodian fees                                                                 8,350           4,372
  Auditing and accounting services                                              13,982          22,782
  Legal fees                                                                     6,203           6,922
  Directors' fees                                                                  553           1,702
  Registration fees                                                             28,995          39,064
  Printing and shareholder reports                                              17,797          21,389
  Insurance                                                                      1,950           2,350
  Licensing fee                                                                     --              --
  Other                                                                          1,728              --
                                                                          ------------    ------------
      Total expenses                                                           371,609         917,644
                                                                          ------------    ------------
  Less fees and expenses waived or absorbed by Adviser or Distributor:
   Class A Rule 12b-1 fees                                                     (32,181)        (57,582)
   Other waived fees                                                           (10,569)             --
                                                                          ------------    ------------
      Total fees and expenses waived or absorbed                               (42,750)        (57,582)
                                                                          ------------    ------------
      Total net expenses                                                       328,859         860,062
                                                                          ------------    ------------
      Investment income (loss) - net                                           599,322        (408,024)
                                                                          ------------    ------------
Net realized gains (losses) on (note 3):
  Security transactions                                                        324,588       6,024,204
  Futures contracts (note 2)                                                        --              --
                                                                          ------------    ------------
                                                                               324,588       6,024,204
                                                                          ------------    ------------
   Net change in unrealized appreciation or depreciation on investments      1,180,088     (15,478,121)
                                                                          ------------    ------------
                                                                             1,180,088     (15,478,121)
                                                                          ------------    ------------
      Net gains (losses) on investments                                      1,504,676      (9,453,917)
                                                                          ------------    ------------
Net increase (decrease) in net assets resulting from operations           $  2,103,998    $ (9,861,941)
                                                                          ============    ============

                 See accompanying notes to financial statements

                                       82

ADVANTUS EQUITY FUNDS
STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                      CORNERSTONE FUND
                                                                                     -----------------------------------------------
                                                                                      PERIOD FROM
                                                                                        OCTOBER 1,       YEARS ENDED SEPTEMBER 30,
                                                                                     2001 TO JULY 31,  -----------------------------
                                                                                          2002             2001           2000
                                                                                     ---------------- --------------  --------------
Operations:
  Investment income (loss) - net                                                      $     387,940   $     429,308   $     322,259
  Net realized gains (losses) on investments                                             (5,242,003)     (3,427,029)     (1,634,621)
  Net change in unrealized appreciation or depreciation on investments                    1,253,980     (11,683,754)      2,471,025
                                                                                     ---------------- --------------  --------------
      Increase (decrease) in net assets resulting from operations                        (3,600,083)    (14,681,475)      1,158,663
                                                                                     ---------------- --------------  --------------

Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                 (377,849)       (408,866)       (332,612)
   Class B                                                                                   (5,558)         (1,880)              -
   Class C                                                                                     (594)           (254)              -
  Net realized gains on investments:
   Class A                                                                                        -               -        (760,784)
   Class B                                                                                        -               -        (151,807)
   Class C                                                                                        -               -         (15,257)
  Tax return of capital:
   Class A                                                                                        -               -         (40,388)
   Class B                                                                                        -               -               -
   Class C                                                                                        -               -               -
  Excess distribution of net realized gain:
   Class A                                                                                        -               -        (354,581)
   Class B                                                                                        -               -         (70,753)
   Class C                                                                                        -               -          (7,111)
                                                                                     ---------------- --------------  --------------
      Total distributions                                                                  (384,001)       (411,000)     (1,733,293)
                                                                                     ---------------- --------------  --------------
Capital share transactions (notes 4 and 6):
  Proceeds from sales:
   Class A                                                                                7,910,021       5,289,579       5,178,041
   Class B                                                                                  357,179         611,558         854,661
   Class C                                                                                   37,054          64,321         111,411
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                                  207,753         228,567       1,330,582
   Class B                                                                                    5,340           1,823         216,243
   Class C                                                                                      591             251          22,191
  Payments for redemption of shares:
   Class A                                                                              (12,312,791)     (8,002,033)    (17,321,930)
   Class B                                                                               (2,231,688)     (3,076,130)     (6,953,574)
   Class C                                                                                 (192,680)       (289,292)       (860,962)
                                                                                     ---------------- --------------  --------------
      Increase (decrease) in net assets from capital share transactions                  (6,219,221)     (5,171,356)    (17,423,337)
                                                                                     ---------------- --------------  --------------
      Total decrease in net assets                                                      (10,203,305)    (20,263,831)    (17,997,967)
Net assets at beginning of period                                                        75,020,879      95,284,710     113,282,677
                                                                                     ---------------- --------------  --------------
Net assets at end of period*                                                           $ 64,817,574    $ 75,020,879    $ 95,284,710
                                                                                     ================ ==============  ==============
* Including undistributed (distributions in excess) net investment income                     4,818          18,308               -

                                                                                                      ENTERPRISE FUND
                                                                                     -----------------------------------------------
                                                                                       PERIOD FROM
                                                                                        OCTOBER 1,        YEARS ENDED SEPTEMBER 30,
                                                                                      2001 TO JULY 31 ------------------------------
                                                                                           2002            2001              2000
                                                                                     ---------------- --------------   -------------
Operations:
  Investment income (loss) - net                                                       $  (439,780)   $    (561,707)   $   (692,833)
  Net realized gains (losses) on investments                                            (6,244,790)     (10,661,326)     27,497,733
  Net change in unrealized appreciation or depreciation on investments                   3,142,493      (17,527,880)     (6,379,250)
                                                                                     ---------------- --------------   -------------
      Increase (decrease) in net assets resulting from operations                       (3,542,077)     (28,750,913)     20,425,650
                                                                                     ---------------- --------------   -------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                       -                -               -
   Class B                                                                                       -                -               -
   Class C                                                                                       -                -               -
  Net realized gains on investments:
   Class A                                                                                       -      (17,270,178)              -
   Class B                                                                                       -       (2,987,176)              -
   Class C                                                                                       -         (359,988)              -
  Tax return of capital:
   Class A                                                                                       -                -               -
   Class B                                                                                       -                -               -
   Class C                                                                                       -                -               -
  Excess distribution of net realized gain:
   Class A                                                                                       -                -               -
   Class B                                                                                       -                -               -
   Class C                                                                                       -                -               -
                                                                                     ---------------- --------------   -------------
      Total distributions                                                                        -      (20,617,342)              -
                                                                                     ---------------- --------------   -------------
Capital share transactions (notes 4 and 6):
  Proceeds from sales:
   Class A                                                                               7,486,324        3,423,922      42,808,703
   Class B                                                                                 300,215          701,160       2,184,969
   Class C                                                                                  61,967          159,604         416,929
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                                       -       17,184,998               -
   Class B                                                                                       -        2,913,962               -
   Class C                                                                                       -          351,595               -
  Payments for redemption of shares:
   Class A                                                                              (7,690,490)      (4,242,274)    (44,233,607)
   Class B                                                                              (1,080,529)      (1,427,099)     (2,173,566)
   Class C                                                                                (137,446)        (224,061)       (488,009)
                                                                                     ---------------- --------------   -------------
      Increase (decrease) in net assets from capital share transactions                 (1,059,959)      18,841,807      (1,484,581)
                                                                                     ---------------- --------------   -------------
      Total decrease in net assets                                                      (4,602,036)     (30,526,448)     18,941,069
Net assets at beginning of period                                                       35,725,835       66,252,283      47,311,214
                                                                                     ---------------- --------------   -------------
Net assets at end of period*                                                           $31,123,799    $  35,725,835    $ 66,252,283
                                                                                     ================ ==============   =============
* Including undistributed (distributions in excess) net investment income                        -                -               -

                See accompanying notes to financial statements.
                                       84

                                                                                                  HORIZON FUND
                                                                              ------------------------------------------------
                                                                                PERIOD FROM
                                                                                 OCTOBER 1,        YEARS ENDED SEPTEMBER 30,
                                                                              2001 TO JULY 31,  ------------------------------
                                                                                    2002             2001             2000
                                                                              ----------------  --------------   -------------
Operations:
  Investment income (loss) - net                                                $  (262,466)    $    (661,808)   $ (1,067,867)
  Net realized gains (losses) on investments                                     (1,803,623)      (13,832,622)     15,798,951
  Net change in unrealized appreciation or depreciation on investments           (1,437,501)      (28,342,114)        986,530
                                                                              ----------------  --------------   -------------
      Increase (decrease) in net assets resulting from operations                (3,503,590)      (42,836,544)     15,717,614
                                                                              ----------------  --------------   -------------

Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                -                 -               -
   Class B                                                                                -                 -               -
   Class C                                                                                -                 -               -
  Net realized gains on investments:
   Class A                                                                                -        (9,628,296)     (1,947,401)
   Class B                                                                                -        (4,375,595)       (839,265)
   Class C                                                                                -          (390,723)        (79,353)
                                                                              ----------------  --------------   -------------
      Total distributions                                                                 -       (14,394,614)     (2,866,019)
                                                                              ----------------  --------------   -------------

Capital share transactions (notes 4 and 6):
  Proceeds from sales:
   Class A                                                                        1,969,386         6,031,604      12,781,313
   Class B                                                                          539,921         1,569,835       5,858,583
   Class C                                                                           46,322           270,628         480,940
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                                -         9,409,680       1,920,111
   Class B                                                                                -         4,048,610         812,787
   Class C                                                                                -           374,664          78,055
  Payments for redemption of shares:
   Class A                                                                       (5,178,717)      (12,322,741)    (16,846,488)
   Class B                                                                       (2,842,922)       (5,184,908)     (6,731,920)
   Class C                                                                         (306,392)         (537,056)     (1,044,844)
                                                                              ----------------  --------------   -------------
      Increase (decrease) in net assets from capital share transactions          (5,772,402)        3,660,316      (2,691,463)
                                                                              ----------------  --------------   -------------
      Total decrease in net assets                                               (9,275,992)      (53,570,842)     10,160,132
Net assets at beginning of period                                                39,270,964        92,841,806      82,681,674
                                                                              ----------------  --------------   -------------
Net assets at end of period*                                                    $29,994,972      $ 39,270,964    $ 92,841,806
                                                                              ================  ==============   =============
* Including undistributed (distributions in excess) net investment income                 -                 -               -

                                                                                         INDEX 500 FUND
                                                                                ---------------------------------

                                                                                       YEARS ENDED JULY 31,
                                                                                ---------------------------------
                                                                                      2002               2001
                                                                                --------------      -------------
Operations:
  Investment income (loss) - net                                                $     157,436       $    150,862
  Net realized gains (losses) on investments                                       (3,219,179)        (1,245,076)
  Net change in unrealized appreciation or depreciation on investments             (8,585,433)        (7,773,551)
                                                                                --------------      -------------
      Increase (decrease) in net assets resulting from operations                 (11,647,176)        (8,867,765)
                                                                                --------------      -------------

Distributions to shareholders from:
  Investment income - net:
   Class A                                                                           (143,635)          (156,156)
   Class B                                                                             (6,716)           (26,452)
   Class C                                                                               (649)            (3,392)
  Net realized gains on investments:
   Class A                                                                                  -            (79,075)
   Class B                                                                                  -            (75,120)
   Class C                                                                                  -             (8,718)
                                                                                --------------      -------------
      Total distributions                                                            (151,000)          (348,913)
                                                                                --------------      -------------

Capital share transactions (notes 4 and 6):
  Proceeds from sales:
   Class A                                                                          4,652,626          6,914,160
   Class B                                                                          1,997,234          2,880,975
   Class C                                                                            362,915            832,407
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                             93,414            157,009
   Class B                                                                              6,471            104,295
   Class C                                                                                623             12,614
  Payments for redemption of shares:
   Class A                                                                         (5,370,976)        (2,658,123)
   Class B                                                                         (4,188,695)        (4,703,171)
   Class C                                                                           (487,518)        (1,200,111)
                                                                                --------------      -------------
      Increase (decrease) in net assets from capital share transactions            (2,933,906)         2,340,055
                                                                                --------------      -------------
      Total decrease in net assets                                                (14,732,082)        (6,876,623)
Net assets at beginning of period                                                  49,091,628         55,968,251
                                                                                --------------      -------------
Net assets at end of period*                                                    $  34,359,546        $49,091,628
                                                                                ==============      =============
* Including undistributed (distributions in excess) net investment income              15,318                  -

                See accompanying notes to financial statements.
                                       86

                                                                                          REAL ESTATE SECURITIES
                                                                                                    FUND
                                                                                         -------------------------
                                                                                            YEAR ENDED JULY 31,
                                                                                         -------------------------
                                                                                             2002         2001
                                                                                         -----------  -------------
Operations:
  Investment income (loss) - net                                                         $   599,322  $    591,346
  Net realized gains (losses) on investments                                                 324,588     1,369,807
  Net change in unrealized appreciation or depreciation on investments                     1,180,088      (615,603)
                                                                                         -----------  -------------
      Increase (decrease) in net assets resulting from operations                          2,103,998     1,345,550
                                                                                         -----------  -------------

Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                  (502,926)     (630,000)
   Class B                                                                                    (3,574)            -
   Class C                                                                                         -             -
  Net realized gains on investments:
   Class A                                                                                (1,186,943)            -
   Class B                                                                                      (753)            -
   Class C                                                                                         -             -
                                                                                         -----------  -------------
      Total distributions                                                                 (1,694,196)     (630,000)
                                                                                         -----------  -------------

Capital share transactions (notes 4 and 6):
  Proceeds from sales:
   Class A                                                                                16,920,073     6,869,380
   Class B                                                                                 1,266,380             -
   Class C                                                                                         -             -
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                                 1,132,267       351,840
   Class B                                                                                     4,086             -
   Class C                                                                                         -             -
  Payments for redemption of shares:
   Class A                                                                                (3,548,144)   (2,304,948)
   Class B                                                                                  (120,245)            -
   Class C                                                                                         -             -
                                                                                         -----------  -------------
      Increase (decrease) in net assets from capital share transactions                   15,654,417     4,916,272
                                                                                         -----------  -------------
      Total decrease in net assets                                                        16,064,219     5,631,822
Net assets at beginning of period                                                         17,335,908    11,704,086
                                                                                         -----------  -------------
Net assets at end of period*                                                             $33,400,127  $ 17,335,908
                                                                                         ===========  =============
* Including undistributed (distributions in excess) net investment income                     92,822             -


                                                                                             VENTURE FUND
                                                                                       -------------------------
                                                                                            YEAR ENDED JULY 31,
                                                                                       -------------------------
                                                                                          2002          2001
                                                                                      ------------- ------------
Operations:
  Investment income (loss) - net                                                      $   (408,024) $  (289,097)
  Net realized gains (losses) on investments                                             6,024,204    3,528,586
  Net change in unrealized appreciation or depreciation on investments                 (15,478,121)  10,099,522
                                                                                      ------------- ------------

      Increase (decrease) in net assets resulting from operations                       (9,861,941)  13,339,011
                                                                                      ------------- ------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                       -            -
   Class B                                                                                       -            -
   Class C                                                                                       -            -
  Net realized gains on investments:
   Class A                                                                              (3,292,173)  (1,209,518)
   Class B                                                                                (271,697)     (91,557)
   Class C                                                                                 (72,757)      (9,739)
                                                                                      ------------- ------------
      Total distributions                                                               (3,636,627)  (1,310,814)
                                                                                      ------------- ------------

Capital share transactions (notes 4 and 6):
  Proceeds from sales:
   Class A                                                                              23,934,179   14,129,639
   Class B                                                                               2,199,878    1,147,269
   Class C                                                                               1,327,144      182,197
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                               1,073,557      198,759
   Class B                                                                                 259,096       90,161
   Class C                                                                                  69,520        9,462
  Payments for redemption of shares:
   Class A                                                                             (14,413,881)  (2,096,012)
   Class B                                                                              (1,024,908)    (428,829)
   Class C                                                                                (175,731)     (74,966)
                                                                                      ------------- ------------
      Increase (decrease) in net assets from capital share transactions                 13,248,854   13,157,680
                                                                                      ------------- ------------
      Total decrease in net assets                                                        (249,714)  25,185,877
Net assets at beginning of period                                                       59,328,985   34,143,108
                                                                                      ------------- ------------
Net assets at end of period*                                                          $ 59,079,271  $59,328,985
                                                                                      ============= ============
* Including undistributed (distributions in excess) net investment income                        -            -


                See accompanying notes to financial statements.
                                       88

ADVANTUS EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS

JULY 31, 2002

(1)   ORGANIZATION

      The Advantus Horizon Fund, Inc., the Advantus Enterprise Fund, Inc., the Advantus Cornerstone Fund, Inc., the Advantus Venture Fund, Inc., the Advantus Index 500 Fund, Inc., and the Advantus Real Estate Securities Fund, Inc. (the Funds) are registered under the Investment Company Act of 1940 (as amended) as diversified, open-end management investment companies. The Funds' prospectus' provides a detailed description of each Funds' investment objective, policies and strategies.

      The Funds currently issue three classes of shares: Class A, Class B and Class C shares, except for the Real Estate Securities Fund which does not issue Class C shares. Class A shares are sold subject to a front-end sales charge. Class B shares are sold subject to a contingent deferred sales charge payable upon redemption if redeemed within six years of purchase. Class C shares are sold without either a front-end sales charge or a contingent deferred sales charge. Both Class B and Class C shares are subject to a higher Rule 12b-1 fee than Class A shares. Both Class B and Class C shares automatically convert to Class A shares at net asset value after a specified holding period. Such holding periods decline as the amount of the purchase increases and range from 28 to 84 months after purchase for Class B shares and 40 to 96 months after purchase for Class C shares. All three classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that the level of Rule 12b-1 fees charged differs between Class A, Class B and Class C shares. Income, expenses (other than Rule 12b-1 fees) and realized and unrealized gains or losses are allocated to each class of shares based upon its relative net assets.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The significant accounting policies followed by the Funds are summarized as follows:

   USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities, as of the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      INVESTMENTS IN SECURITIES

      Each Funds' net asset value is generally calculated as of the close of normal trading on the New York Stock Exchange (typically 3:00 p.m. Central
Time). Investments in securities traded on a national exchange are valued at the last sales price on that exchange prior to the time when assets are valued; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued on the basis of the last current bid price, by an independent pricing service or at a price deemed best to reflect fair value as quoted by dealers who make markets in these securities. The pricing service may use models that price securities based on current yields and relative security characteristics, such as coupon rate, maturity date, issuer credit quality and prepayment speeds, as applicable. When market quotations are not readily available, securities are valued at fair value as determined in good faith under procedures adopted by the Board of Directors. Short-term securities are valued at market.

      Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses are calculated on the identified-cost basis. Dividend income is recognized on the ex-dividend date and interest income, including amortization of bond premium and discount computed on a level yield basis, is accrued daily.

   FUTURES TRANSACTIONS

      To gain exposure to or protect itself from market changes, the Funds may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Funds also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may correlate with changes in the value of the underlying securities.

      Upon entering into a futures contract, the Funds are required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Funds each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Funds recognize a realized gain or loss when the contract is closed or expires.

   FEDERAL TAXES

      The Funds' policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no income tax provision is required. The Funds' policy is to make required minimum distributions prior to December 31, in order to avoid federal excise tax.

      For federal income tax purposes, the following Funds had capital loss carryovers and/or post October losses at July 31, 2002 which, if not offset by subsequent capital gains, will expire July 31, 2010 through July 31, 2011. It is unlikely the Board of Directors will authorize a distribution of any net realized capital gains until available capital loss carryovers have been offset or expire:

   Cornerstone Fund                                             $ 9,426,327
   Enterprise Fund                                               17,147,760
   Horizon Fund                                                  14,270,820
   Index 500 Fund                                                 4,777,874

      Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of temporary book-to-tax differences. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains were recorded by the Funds.

      The Funds may elect to utilize equalization debits by which a portion of the costs of redemptions, which occurred during the year ended July 31, 2002, would reduce net realized gain for tax purposes.

      On the statement of assets and liabilities, as a result of permanent book-to-tax differences, reclassification adjustments were made as follows:

                            UNDISTRIBUTED       ACCUMULATED       ADDITIONAL
                           NET INVESTMENT        REALIZED          PAID IN
FUND                           INCOME            GAIN/LOSS          CAPITAL
----                       --------------       -----------       ---------
Cornerstone                   $ (17,429)       $  12,960            $  4,469
Enterprise                      439,780                -            (439,780)
Horizon                         262,466                -            (262,466)
Index 500                         8,882                -              (8,882)
Real Estate Securities                -         (138,693)            138,693
Venture                         408,024         (963,560)            555,536

      The tax character of distributions paid for the periods indicated is as follows:

                            PERIOD FROM         YEARS ENDED SEPTEMBER 30,
                           OCTOBER 1, 2001    ------------------------------
FUND                      TO JULY 31, 2002        2001              2000
----                      ----------------    ------------       -----------
CORNERSTONE
DISTRIBUTIONS PAID FROM:
Ordinary income                $384,001       $    411,000       $   332,612
Long-term capital gain                -                  -         1,360,293
Tax return of capital                                                 40,388

ENTERPRISE
DISTRIBUTIONS PAID FROM:
Ordinary income                       -          9,729,068                 -
Long-term capital gain                -         10,888,274                 -

HORIZON
DISTRIBUTIONS PAID FROM:
Ordinary income                       -          4,147,789                 -
Long-term capital gain                -         10,246,825         2,866,019

                                  YEARS ENDED JULY 31,
                                -----------------------
FUND                            2002                2001
----                        -----------           --------
INDEX 500
DISTRIBUTIONS PAID FROM:
Ordinary income             $   151,000           $348,913
Long-term capital gain                -                  -

REAL ESTATE SECURITIES
DISTRIBUTIONS PAID FROM:
Ordinary income               1,127,977            630,000
Long-term capital gain          566,219                  -

VENTURE
DISTRIBUTIONS PAID FROM:
Ordinary income               2,204,481            476,034
Long-term capital gain        1,432,146            834,780

      As of July 31, 2002, the components of distributable earnings on a tax basis for each Fund are as follows:

                                                ACCUMULATED       UNREALIZED
                            UNDISTRIBUTED        LONG-TERM       APPRECIATION
FUND                       ORDINARY INCOME      GAIN (LOSS)     (DEPRECIATION)
----                       ---------------     -------------    --------------
Cornerstone                   $  4,818         $ (9,426,327)     $(3,051,906)
Enterprise                           -          (17,147,760)      (9,911,952)
Horizon                              -          (14,270,820)      (1,071,908)
Index 500                       15,318           (4,777,874)      (1,402,200)
Real Estate Securities         466,065              396,565        1,635,566
Venture                         10,968            4,381,114       (3,289,552)

   DISTRIBUTIONS TO SHAREHOLDERS

      Dividends from net investment income are declared and paid quarterly. Realized gains, if any, are paid annually.

(3)   INVESTMENT SECURITY TRANSACTIONS

      For the period ended July 31, 2002, purchases of securities and proceeds from sales, other than temporary investments in short-term securities, were as follows:

FUND                                         PURCHASES            SALES
----                                        -----------        -----------
Cornerstone                                 $71,009,443        $73,165,958
Enterprise                                   25,095,866         28,584,386
Horizon                                      25,871,871         31,477,087
Index 500                                     5,612,652          7,690,132
Real Estate Securities                       35,957,393         21,872,959
Venture                                      34,625,342         21,548,692

(4)   EXPENSES AND RELATED PARTY TRANSACTIONS
      The Funds have an investment advisory agreement with Advantus Capital Management, Inc. (Advantus Capital or the Adviser), a wholly-owned subsidiary of Securian Financial Group. Under the agreement, Advantus Capital manages the Funds' assets and provides research, statistical and advisory services and pays related office rental and executive expenses and salaries.

      Each of the Funds pays Advantus Capital Management an annual fee, based on average net assets in the following amounts:

FUND                             ANNUAL FEE
------------------------------------------------------------------------------------------------
Cornerstone                      .70% of assets to $500 million; and .65% of assets exceeding
                                 $500 million to $1 billion; and .60% of assets exceeding
                                 $1 billion to $2 billion; and .55% of assets exceeding
                                 $2 billion

Enterprise                       .70% of assets to $1 billion; and .68% of assets exceeding
                                 $1 billion to $2 billion; and .66% of assets exceeding
                                 $2 billion

Horizon                          .70% of assets to $1 billion; and .65% of assets exceeding
                                 $1 billion to $2 billion; and .60% of assets exceeding
                                 $2 billion

Index 500                        .34% of assets to $500 million; and .30% of assets exceeding
                                 $500 million to $1 billion; and .25% of assets exceeding
                                 $1 billion to $2 billion; and .20% of assets exceeding
                                 $2 billion.

Real Estate Securities           .75% of assets to $1 billion; and .725% of assets exceeding
                                 $1 billion to $2 billion; and .70% of assets exceeding
                                 $2 billion.

Venture                          .70% of assets to $1 billion; and .68% of assets exceeding
                                 $1 billion to $2 billion; and .66% of assets exceeding
                                 $2 billion

      Advantus Capital has a sub-advisory agreement with the following registered investment advisers. Under the sub-advisory agreements, Advantus Capital pays the sub-advisers an annual fee based on average daily net assets, in the following amounts:

FUND               SUB-ADVISOR                ANNUAL FEE
----               -----------                ----------
Enterprise         Credit Suisse Asset        .65% of assets to $425 million; and .60%
                   Management                 of assets exceeding $425 million to $850 million;
                                              and .55% of assets exceeding $850 million to
                                              $1.150 billion; and .50% of assets exceeding
                                              $1.150 billion to $2 billion and .45 of assets
                                              exceeding $2 billion

Venture            State Street Research      .65% of assets to $500 million; and
                   and Management             .60 of assets exceeding $500 million to
                                              $1 billion; and .50% of assets Exceeding
                                              $1 billion

      The Funds have adopted separate Plans of Distribution applicable to Class A, Class B and Class C shares, respectively, relating to the payment of certain expenses pursuant to Rule 12b-1 under the Investment Company Act of 1940 (as amended). The Funds pay fees to Securian Financial Services, Inc. (Securian), the underwriter of the Funds and a wholly-owned subsidiary of Securian Financial Group, to be used to pay certain expenses incurred in the distribution, promotion and servicing of the Funds shares. The Class A Plan provides for a service fee up to .25 percent of average daily net assets of Class A shares. The Class B and Class C Plans provide for a fee up to 1.00 percent of average daily net assets of Class B and Class C shares, respectively. The Class B and Class C 1.00 percent fee is comprised of a .75 percent distribution fee and a .25 percent service fee. Securian is currently waiving the portion of Class A Rule 12b-1 fees which exceeds, as a percentage of average daily net assets, .15 percent in Enterprise, Index 500 and Venture, and .10 percent in the Real Estate Securities Fund. Securian waived Class A 12b-1 fees in the amounts of $30,363, $22,745, $57,582, and $32,181, respectively, for the above Funds for the period ended July 31, 2002.

      The Funds have engaged PFPC Global Fund Services to act as their transfer agent, dividend disbursing agent and redemption agent and bear the expenses of such services.

      The Funds also bear certain other operating expenses including outside directors' fees, custodian fees, registration fees, printing and shareholder reporting fees, outside legal, auditing and accounting services, and other miscellaneous expenses.

      The Funds have entered in a shareholder and administrative services agreement with Securian Financial Group. Under this agreement, the Funds pay a shareholder services fee, equal to $7 per shareholder account annually, to Securian Financial Group for shareholder services which Securian Financial Group provides. Prior to December 1, 2001, the Funds paid a shareholder services fee equal to $5 per shareholder account annually. The Funds also pay Securian Financial Group an administrative services fee equal to $5,100 per month for the Real Estate Securities Fund and $6,200 per month in all the remaining Funds for accounting, auditing, legal and other administrative services which Securian Financial Group provides.

      Advantus Capital directly incurs and pays the above operating expenses and the Fund's in turn reimburses Advantus Capital.

   VOLUNTARY FEE ABSORPTION

      Advantus Capital has voluntarily agreed to absorb all Fund costs and expenses that exceed 1.24% of Class A average daily net assets and 1.99% of Class B and C average daily net assets for the Cornerstone Fund, all Fund costs and expenses that exceed 1.38% of Class A average daily net assets and 2.23% of Class B and C average daily net assets for the Enterprise Fund, all Fund costs and expenses that exceed 1.35% of Class A average daily net assets and 2.10% of Class B and C average daily net assets for the Horizon Fund, all Fund costs and expenses which exceed .75% of Class A average daily net assets and 1.60% of Class B and C average daily net assets for the Index 500 Fund, all Fund costs and expenses that exceed 1.65% of Class A average daily net assets effective August 1, 2002 (previously it was 1.50%) and 2.40% of Class B average daily net assets for Real Estate Securities Fund, and all Fund costs and expenses that exceed 1.40% of Class A average daily net assets and 2.25% of Class B and C average daily net assets for the Venture Fund. During the period ended July 31, 2002, Advantus Capital voluntarily agreed to absorb $105,055, $72,685, $271,049, $297,973, $10,569, and $--, respectively, in expenses which were otherwise payable by the Funds.

      For the period ended July 31, 2002, sales charges received by Securian for distributing the Funds' three classes of shares for Cornerstone, Enterprise, Horizon, Index 500, Real Estate Securities, and Venture are $144,268, $51,925, $118,958, $194,688, $42,568, and $77,840 respectively.

      As of July 31, 2002 the ownership of shares by Minnesota Life and subsidiaries and the directors and officers of the Funds as a whole was as follows:

                                                                PERCENTAGE
                                              NUMBER OF            OWNED
FUND                                           SHARES            OF CLASS
----                                         ----------         ----------
Cornerstone
  Class A                                    4,055,814                82.6%
Enterprise
  Class A                                    3,564,971                84.0%
Horizon
  Class A                                       13,098                 0.7%
Index 500
  Class A                                      707,403                46.6%
  Class B                                          763                  --%
  Class C                                       10,992                 8.0%
Real Estate
  Class A                                    2,454,169                90.7%
Venture
  Class A                                    3,898,399                89.9%

      Legal fees were paid to a law firm of which the Funds' secretary is a partner to the Cornerstone Fund, the Enterprise Fund, the Horizon Fund, the Index 500 Fund, the Real Estate Securities Fund, and the Venture Fund in the amount of $5,865 for each of the Funds.

(5)   ORGANIZATIONAL COSTS

      The Index 500 Fund and Venture Fund incurred organizational expenses in connection with the start-up and initial registration. These costs were amortized over 60 months on a straight-line basis beginning with the commencement of operations and were fully amortized at July 31, 2002.

(6)  CAPITAL SHARE TRANSACTIONS
     Transactions in shares for the period ended July 31, 2002, and the years ended September 30, 2001 and 2000, were as follows:

                                                                                 CORNERSTONE FUND
                                     -----------------------------------------------------------------------------------------------
                                                  CLASS A                          CLASS B                        CLASS C
                                     --------------------------------  -------------------------------  ----------------------------
                                       2002       2001        2000       2002       2001       2000       2002      2001      2000
                                     ---------  --------- -----------  ---------  ---------  ---------  --------  --------  --------
Sold                                  590,303    361,247     342,146     27,171     42,405     57,188     2,846     4,525     7,551
Issued for reinvested distributions    15,571     16,815      84,952        409        128     13,914        45        17     1,429
Redeemed                             (921,372)  (551,305) (1,150,121)  (170,656)  (214,538)  (465,471)  (14,734)  (20,295)  (57,511)
                                     ---------  --------- -----------  ---------  ---------  ---------  --------  --------  --------
                                     (315,498)  (173,243)   (723,023)  (143,076)  (172,005)  (394,369)  (11,843)  (15,753)  (48,531)
                                     =========  ========= ===========  =========  =========  =========  ========  ========  ========

                                                                                ENTERPRISE FUND
                                     -----------------------------------------------------------------------------------------------
                                                 CLASS A                          CLASS B                         CLASS C
                                     -------------------------------  -------------------------------  -----------------------------
                                       2002       2001        2000        2002      2001        2000      2002      2001      2000
                                     --------- ---------- -----------  --------- ---------   ---------  --------  --------  --------
Sold                                  892,251    374,323   2,133,665     38,348    67,534     104,910     7,676    14,611    20,405
Issued for reinvested distributions         -  1,621,745           -          -   302,899           -         -    37,153         -
Redeemed                             (914,738)  (429,560) (2,180,851)  (141,912) (151,151)   (109,705)  (17,929)  (23,563)  (23,890)
                                     --------- ---------- -----------  --------- ---------   ---------  --------  --------  --------
                                      (22,487) 1,566,508     (47,186)  (103,564)  219,282      (4,795)  (10,253)   28,201    (3,485)
                                     ========= ========== ===========  ========= =========   =========  ========  ========  ========

                                                                              HORIZON FUND
                                     -----------------------------------------------------------------------------------------------
                                                    CLASS A                        CLASS B                          CLASS C
                                     --------------------------------  -------------------------------  ----------------------------
                                       2002       2001        2000       2002      2001         2000      2002      2001      2000
                                     --------- ---------- -----------  --------- ---------   ---------  --------  --------  --------
Sold                                  144,293    359,055     416,222     42,647    92,722     194,436     3,696    14,967    16,377
Issued for reinvested distributions         -    466,476      64,614          -   216,815      28,830         -    20,334     2,752
Redeemed                             (386,031)  (685,126)   (540,501)  (230,525) (308,878)    227,243   (24,538)  (32,274)  (36,606)
                                     --------- ---------- -----------  --------- ---------   ---------  --------  --------  --------
                                     (241,738)   140,405     (59,665)  (187,878)      659      (3,977)  (20,842)    3,027   (17,477)
                                     ========= ========== ===========  ========= =========   =========  ========  ========  ========

                                                                       INDEX 500 FUND
                          ----------------------------------------------------------------------------------------------
                                     CLASS A                          CLASS B                        CLASS C
                          --------------------------      -------------------------       ------------------------------
                              2002            2001           2002            2001            2002                 2001
                          -----------     ----------      ----------      ---------       ---------            ---------
Sold                         321,990         399,791        140,642         169,289         25,624               48,578
Issued for
reinvested
distributions                  6,645           9,492            439           6,151             42                  747
Redeemed                    (374,275)       (153,203)      (304,910)       (277,977)       (35,675)             (72,679)
                          -----------     ----------      ----------      ---------       ---------            ---------
                             (45,640)        256,080       (163,829)       (102,537)       (10,009)             (23,354)
                          ===========     ==========      ==========      =========       =========            =========

                                  REAL ESTATE SECURITIES FUND
                           -----------------------------------------
                                   CLASS A                  CLASS B
                           -------------------------       ---------
                              2002             2001           2002
                           ---------       ---------       ---------
Sold                       1,428,832         621,574        104,942
Issued for
reinvested
distributions                101,578          32,451            342
Redeemed                    (311,365)       (210,066)       (10,152)
                           ---------       ---------       ---------
                           1,219,045         443,959         95,132
                           =========       =========       =========

                                                                       VENTURE FUND
                         ----------------------------------------------------------------------------------------------
                                      CLASS A                        CLASS B                          CLASS C
                         ----------------------------      -------------------------      -----------------------------
                             2002            2001            2002            2001           2002                  2001
                         ------------      ----------      ---------        --------      ---------              ------
Sold                       1,639,269       1,044,828        154,746          83,650         98,695               13,032
Issued for
reinvested
distributions                 79,848          16,689         19,807           7,731          5,281                  801
Redeemed                  (1,023,466)       (158,483)       (72,399)        (32,805)       (12,771)              (5,435)
                         ------------      ----------      ---------        --------      ---------              ------
                             695,651         903,034        102,154          58,576         91,205                8,398
                         ============      ==========      =========        ========      =========              ======

(7)   SECURITIES LENDING CONTRACTS

     To enhance returns, the Funds loan securities to brokers in exchange for collateral. The Funds receive a fee from the brokers measured as a percent of the loaned securities. At July 31, 2002, the collateral is invested in cash equivalents and repurchase agreements and must be 102% of the value of securities loaned. The risk to the Funds is that the borrower may not provide additional collateral when required or return the securities when due. At July 31, 2002, Cornerstone, Enterprise, Horizon, Index 500, Real Estate, and Venture had securities valued at $2,492,550, $7,916,003, $1,136,445, $1554,806,
$3,239,099 and $9,300,613 that were on loan to brokers and the

Funds had $2,555,915, $8,390,692, $1,162,779, $1,655,148, $3,349,586 and
$10,151,588 in cash collateral, respectively.

(8)   STOCK INDEX FUTURES CONTRACTS

     Investments in securities as of July 31, 2002, included securities valued at $2,826,920 in the Advantus Index 500 Fund that were used as collateral to cover initial margin deposits on three open September S&P 500 and two open September S&P 500 EMINI Futures purchase contacts. The market value of the open purchase contracts as of July 31, 2002, was $774,775 with an unrealized loss of $57,795.

(9)   ILLIQUID SECURITIES

     At July 31, 2002, each of the Funds' investments in illiquid securities are limited to 10% of net assets at the time of purchase. At July 31, 2002 investments in securities of the Venture Fund include issues that are illiquid. The aggregate value of illiquid securities held by the Venture Fund was $624 which represents 0.0% of net assets.

(10)  FINANCIAL HIGHLIGHTS

ADVANTUS CORNERSTONE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                               CLASS A
                                                             --------------------------------------------------------------------
                                                             PERIOD FROM
                                                              OCTOBER 1,
                                                               2001 TO                      YEAR ENDED SPETEMBER 30,
                                                              JULY 31,     ------------------------------------------------------
                                                                 2002         2001          2000       1999      1998       1997
                                                             ----------    ---------    ---------   --------  --------  ---------
Net asset value, beginning of period                         $   12.59     $   15.08    $   15.14   $  13.88  $  18.68  $   15.06
                                                             ----------    ---------    ---------   --------  --------  ---------
Income from investment operations:
   Net investment income (loss)                                    .08           .09          .06        .15       .16        .14
   Net gains (losses) (both realized and unrealized)              (.78)        (2.50)         .13       1.24     (3.04)      5.19
                                                             ----------    ---------    ---------   --------  --------  ---------
     Total from investment operations                             (.70)        (2.41)         .19       1.41     (2.88)      5.33
                                                             ----------    ---------    ---------   --------  --------  ---------
Less distributions:
   Dividends from net investment income                           (.08)         (.08)        (.05)      (.15)     (.16)      (.14)
   Distributions from net realized gains                             -             -         (.13)         -     (1.76)     (1.57)
   Excess distributions of net realized gain                         -             -         (.06)         -         -          -
   Tax return of capital                                             -             -         (.01)         -         -          -
                                                             ----------    ---------    ---------   --------  --------  ---------
     Total distributions                                          (.08)         (.08)        (.25)      (.15)    (1.92)     (1.71)
                                                             ----------    ---------    ---------   --------  --------  ---------
Net asset value, end of period                               $   11.81     $   12.59    $   15.08   $  15.14  $  13.88  $   18.68
                                                             ==========    =========    =========   ========  ========  =========
Total return (a)                                                 (5.72)%      (15.97)%       1.26%     10.13%   (16.45)%    38.35%
Net assets, end of period (in thousands)                     $  57,947     $  65,766    $  81,389   $ 92,657  $ 93,833  $ 107,322
Ratios to average net assets:
  Expenses                                                        1.24%(b)      1.24%        1.24%      1.21%     1.16%      1.08%
  Net investment income (loss)                                     .70%(b)       .61%         .43%       .94%      .98%       .85%
  Expenses without waivers                                        1.41%(b)      1.39%        1.34%      1.23%     1.25%      1.28%
  Net investment income (loss) without waivers                     .53%(b)       .46%         .33%       .92%      .89%       .65%
Portfolio turnover rate (excluding short-term securities)         95.3%        147.9%       180.1%      78.7%    114.4%      87.7%

--------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.

(b)  Adjusted to an annual basis.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                               CLASS B
                                                              ---------------------------------------------------------------------
                                                               PERIOD FROM
                                                               OCTOBER 1,
                                                                 2001 TO                        YEAR ENDED SEPTEMBER 30,
                                                                 JULY 31,    ------------------------------------------------------
                                                                   2002        2001         2000      1999     1998          1997
                                                              -------------  -------     --------  --------  --------     --------
Net asset value, beginning of period                            $  12.38     $ 14.86     $  14.97  $  13.73  $  18.52     $  14.92
                                                              -------------  -------     --------  --------  --------     --------
Income from investment operations:
   Net investment income (loss)                                        -        (.02)        (.02)      .03       .03            -
   Net gains (losses) (both realized and unrealized)                (.77)      (2.46)         .10      1.24     (3.02)        5.18
                                                              -------------  -------     --------  --------  --------     --------
     Total from investment operations                               (.77)      (2.48)         .08      1.27     (2.99)        5.18
                                                              -------------  -------     --------  --------  --------     --------
Less distributions:
   Dividends from net investment income                             (.01)          -            -      (.03)     (.04)        (.01)
   Distributions from net realized gains                               -           -         (.13)        -     (1.76)       (1.57)
   Excess distributions of net realized gain                           -           -         (.06)        -         -            -
                                                              -------------  -------     --------  --------  --------     --------
     Total distributions                                            (.01)          -         (.19)     (.03)    (1.80)       (1.58)
                                                              -------------  -------     --------  --------  --------     --------
Net asset value, end of period                                  $  11.60     $ 12.38     $  14.86  $  14.97  $  13.73     $  18.52
                                                              =============  =======     ========  ========  ========     ========
Total return (a)                                                   (6.40)%    (16.61)%        .54%     9.26%   (17.21)%      37.68%
Net assets, end of period (in thousands)                        $  6,190     $ 8,382     $ 12,615  $ 18,611  $ 21,176     $ 21,405
Ratios to average net assets:
  Expenses                                                          1.99%(b)    1.99%        1.99%     1.96%     1.95%        1.98%
  Net investment income (loss)                                      (.05)%(b)   (.14)%       (.29)%     .20%      .18%        (.05)%
  Expenses without waivers                                          2.16%(b)    2.14%        2.09%     1.96%     1.95%        1.98%
  Net investment income (loss) without waivers                      (.22)%(b)   (.29)%       (.39)%     .20%      .18%        (.05)%
Portfolio turnover rate (excluding short-term securities)           95.3%      147.9%       180.1%     78.7%    114.4%        87.7%

-----------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.

(b)  Adjusted to an annual basis.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                                      CLASS C
                                                                           --------------------------------------------------------
                                                                           PERIOD FROM
                                                                            OCTOBER 1,
                                                                             2001 TO               YEAR ENDED SEPTEMBER 30,
                                                                             JULY 31,  --------------------------------------------
                                                                              2002       2001     2000     1999     1998     1997
                                                                           ----------- -------   ------   ------  -------   -------
Net asset value, beginning of period                                        $12.35     $ 14.82   $14.93   $13.68  $ 18.48   $14.94
                                                                           ----------- -------   ------   ------  -------   -------
Income from investment operations:
   Net investment income (loss)                                                  -       (.02)    (.02)     .03      .03        -
   Net gains (losses) (both realized and unrealized)                          (.78)      (2.45)     .10     1.25    (3.04)    5.12
                                                                           ----------- -------   ------   ------  -------   -------
     Total from investment operations                                         (.78)      (2.47)     .08     1.28    (3.01)    5.12
                                                                           ----------- -------   ------   ------  -------   -------
Less distributions:
   Dividends from net investment income                                       (.01)          -        -     (.03)    (.03)    (.01)
   Distributions from net realized gains                                         -           -     (.13)       -    (1.76)   (1.57)
   Excess distributions of net realized gain                                     -           -     (.06)       -        -        -
   Tax return of capital                                                         -           -        -        -        -        -
                                                                           ----------- -------   ------   ------  -------   -------
     Total distributions                                                      (.01)          -     (.19)    (.03)   (1.79)   (1.58)
                                                                           ----------- -------   ------   ------  -------   -------
Net asset value, end of period                                              $11.56     $ 12.35   $14.82   $14.93  $ 13.68   $18.48
                                                                           =========== =======   ======   ======  =======   =======
Total return (a)                                                             (6.42)%    (16.58)%    .54%    9.35%  (17.28)%  37.10%
Net assets, end of period (in thousands)                                    $  680     $   873   $1,281   $2,015  $ 3,094   $3,399
Ratios to average net assets:
  Expenses                                                                    1.99%(b)    1.99%    1.99%    1.96%    1.95%    1.98%
  Net investment income (loss)                                                (.05)%(b)   (.14)%   (.29)%    .21%     .18%    (.05)%
  Expenses without waivers                                                    2.16%(b)    2.14%    2.09%    1.96%    1.95%    1.98%
  Net investment income (loss) without waivers                                (.22)%(b)   (.29)%   (.39)%    .21%     .18%    (.05)%
Portfolio turnover rate (excluding short-term securities)                     95.3%      147.9%   180.1%    78.7%   114.4%    87.7%

-----------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.

(b)  Adjusted to an annual basis.

ADVANTUS ENTERPRISE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                               CLASS A
                                                               ---------------------------------------------------------------
                                                               PERIOD FROM
                                                                OCTOBER 1,
                                                                 2001 TO                     YEAR ENDED SEPTEMBER 30,
                                                                 JULY 31,    -------------------------------------------------
                                                                  2002         2001       2000      1999      1998       1997
                                                               -----------   -------    -------    -------   -------   -------
Net asset value, beginning of period                            $  7.20      $ 20.77    $ 14.56    $ 11.32   $ 15.90   $ 15.94
                                                               -----------   -------    -------    -------   -------   -------
Income from investment operations:
   Net investment loss                                             (.08)        (.03)      (.19)      (.14)     (.13)     (.04)
   Net gains (losses) (both realized and unrealized)               (.68)       (7.07)      6.40       3.38     (4.45)     1.74
                                                               -----------   -------    -------    -------   -------   -------
     Total from investment operations                              (.76)       (7.10)      6.21       3.24     (4.58)     1.70
                                                               -----------   -------    -------    -------   -------   -------
Less distributions:
   Distributions from net realized gains                              -        (6.47)         -          -         -     (1.74)
                                                               -----------   -------    -------    -------   -------   -------
     Total distributions                                              -        (6.47)         -          -         -     (1.74)
                                                               -----------   -------    -------    -------   -------   -------
Net asset value, end of period                                  $  6.44      $  7.20    $ 20.77    $ 14.56   $ 11.32   $ 15.90
                                                                ==========   =======    =======    =======   =======   =======
Total return (a)                                                 (10.56)%     (44.09)%    42.65%     28.62%   (28.81)%   12.88%
Net assets, end of period (in thousands)                        $27,357      $30,744    $56,087    $40,009   $31,844   $44,102
Ratios to average net assets:
  Expenses                                                         1.38%(b)     1.38%      1.25%      1.33%     1.27%     1.28%
  Net investment income (loss)                                    (1.14)%(b)   (1.00)%     (.92)%     (.97)%    (.91)%    (.32)%
  Expenses without waivers                                         1.69%(b)     1.60%      1.43%      1.45%     1.44%     1.48%
  Net investment income (loss) without waivers                    (1.45)%(b)   (1.22)%    (1.10)%    (1.09)%   (1.08)%    (.52)%
Portfolio turnover rate (excluding short-term securities)          62.2%       105.4%     181.5%      99.3%     71.1%     65.8%

---------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

(b)  Adjusted to an annual basis.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                                         CLASS B
                                                                  ----------------------------------------------------------------
                                                                  PERIOD FROM
                                                                   OCTOBER 1,
                                                                    2001 TO                     YEAR ENDED SEPTEMBER 30,
                                                                    JULY 31,     -------------------------------------------------
                                                                      2002         2001       2000      1999       1998      1997
                                                                  -----------    -------    -------    ------    -------    ------
Net asset value, beginning of period                                $  6.51      $ 19.63    $ 13.88    $10.88    $ 15.42    $ 15.64
                                                                  -----------    -------    -------    ------    -------    ------
Income from investment operations:
   Net investment loss                                                 (.16)        (.07)      (.35)     (.26)     (.24)      (.18)
   Net gains (losses) (both realized and unrealized)                   (.57)       (6.58)      6.10      3.26     (4.30)      1.70
                                                                  -----------    -------    -------    ------    -------    ------
   Total from investment operations                                    (.73)       (6.65)      5.75      3.00     (4.54)      1.52
                                                                  -----------    -------    -------    ------    -------    ------
Less distributions:
   Distributions from net realized gains                                  -        (6.47)         -         -          -     (1.74)
                                                                  -----------    -------    -------    ------    -------    ------
     Total distributions                                                  -        (6.47)         -         -          -     (1.74)
                                                                  -----------    -------    -------    ------    -------    ------
Net asset value, end of period                                      $  5.78      $  6.51    $ 19.63    $13.88    $ 10.88   $ 15.42
                                                                  ===========    =======    =======    ======    =======   =======
Total return (a)                                                     (11.22)%     (44.59)%    41.43%    27.57%    (29.44)%   11.89%
Net assets, end of period (in thousands)                            $ 3,345      $ 4,440    $ 9,086    $6,491    $ 5,903   $ 7,683
Ratios to average net assets:
  Expenses                                                             2.23%(b)     2.23%      2.10%     2.18%      2.14%     2.18%
  Net investment income (loss)                                        (1.99)%(b)   (1.85)%    (1.77)%   (1.82)%    (1.77)%   (1.60)%
  Expenses without waivers                                             2.44%(b)     2.35%      2.10%     2.18%      2.14%     2.18%
  Net investment income (loss) without waivers                        (2.20)%(b)   (1.97)%    (1.77)%   (1.82)%    (1.77)%   (1.60)%
Portfolio turnover rate (excluding short-term securities)              62.2%       105.4%     181.5%     99.3%      71.1%     65.8%

-------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return presented has not been annualized.

(b)  Adjusted to an annual basis.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                               CLASS C
                                                            -------------------------------------------------------------------
                                                            PERIOD FROM
                                                            OCTOBER 1,
                                                              2001 TO                    YEAR ENDED SEPTEMBER 30,
                                                              JULY 31,   ------------------------------------------------------
                                                               2002       2001         2000        1999       1998        1997
                                                            -----------  -------      ------      ------    -------      ------
Net asset value, beginning of period                         $  6.50     $ 19.62      $13.87      $10.87    $ 15.41      $15.63
                                                            -----------  -------      ------      ------    -------      ------
Income from investment operations:
   Net investment loss                                          (.15)       (.05)       (.36)       (.27)      (.26)       (.23)
   Net gains (losses) (both realized and unrealized)            (.57)      (6.60)       6.11        3.27      (4.28)       1.75
                                                            -----------  -------      ------      ------    -------      ------
     Total from investment operations                           (.72)      (6.65)       5.75        3.00      (4.54)       1.52
                                                            -----------  -------      ------      ------    -------      ------
Less distributions:
   Distributions from net realized gains                           -       (6.47)          -           -          -       (1.74)
                                                            -----------  -------      ------      ------    -------      ------
     Total distributions                                           -       (6.47)          -           -          -       (1.74)
                                                            -----------  -------      ------      ------    -------      ------
Net asset value, end of period                               $  5.78     $  6.50      $19.62      $13.87    $ 10.87      $15.41
                                                            ===========  =======      ======      ======    =======      ======
Total return (a)                                              (11.21)%    (44.54)%     41.46%      27.48%    (29.40)%     11.89%
Net assets, end of period (in thousands)                     $   421     $   541      $1,079      $  812    $   780      $1,133
Ratios to average net assets:
  Expenses                                                      2.23%(b)    2.23%       2.10%       2.18%      2.14%       2.18%
  Net investment income (loss)                                 (1.99)%(b)  (1.85)%     (1.77)%     (1.82)%    (1.78)%     (1.75)%
  Expenses without waivers                                      2.44%(b)    2.35%       2.10%       2.18%      2.14%       2.18%
  Net investment income (loss) without waivers                 (2.20)%(b)  (1.97)%     (1.77)%     (1.82)%    (1.78)%     (1.75)%
Portfolio turnover rate (excluding short-term securities)       62.2%      105.4%      181.5%       99.3%      71.1%       65.8%

-----------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.

(b)  Adjusted to an annual basis.

ADVANTUS HORIZON FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                               CLASS A
                                                            -------------------------------------------------------------------
                                                            PERIOD FROM
                                                             OCTOBER 1,
                                                               2001 TO                    YEAR ENDED SEPTEMBER 30,
                                                              JULY 31,   ------------------------------------------------------
                                                               2002        2001        2000        1999       1998        1997
                                                            -----------  -------    --------     -------    -------     -------
Net asset value, beginning of year                           $ 12.63     $ 31.08    $  26.88     $ 23.59    $ 23.06     $ 23.07
                                                            -----------  -------    --------     -------    -------     -------
Income from investment operations:
   Net investment loss                                          (.07)       (.16)       (.28)       (.16)      (.09)       (.08)
   Net gains (losses) (both realized and unrealized)           (1.33)     (13.38)       5.41        5.77       3.48        4.89
                                                            -----------  -------    --------     -------    -------     -------
      Total from investment operations                         (1.40)     (13.54)       5.13        5.61       3.39        4.81
                                                            -----------  -------    --------     -------    -------     -------
Less distributions:
   Distributions from net realized gains                           -       (4.91)       (.93)      (2.32)     (2.86)      (4.82)
                                                            -----------  -------    --------     -------    -------     -------
      Total distributions                                          -       (4.91)       (.93)      (2.32)     (2.86)      (4.82)
                                                            -----------  -------    --------     -------    -------     -------
Net asset value, end of year                                 $ 11.23     $ 12.63     $ 31.08     $ 26.88    $ 23.59     $ 23.06
                                                            ===========  =======    ========     =======    =======     =======
Total return (a)                                              (11.08)%    (49.46)%     19.26%      24.74%     16.38%      24.96%
Net assets, end of year (in thousands)                       $21,830     $27,603     $63,568     $56,581    $47,183     $40,192
Ratios to average net assets:
  Expenses                                                      1.35%(b)    1.35%       1.33%       1.30%      1.36%       1.43%
  Net investment income (loss)                                  (.58)%(b)   (.85)%      (.89)%      (.61)%     (.39)%      (.39)%
  Expenses without waivers                                      2.17%(b)    1.81%       1.42%       1.30%      1.37%       1.48%
  Net investment income (loss) without waivers                 (1.40)%(b)  (1.32)%      (.97)%      (.61)%     (.40)%      (.44)%
Portfolio turnover rate (excluding short-term securities)       67.6%      129.6%      109.3%       60.1%      72.6%       71.5%

--------------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return presented has not been annualized.

(b)  Adjusted to an annual basis.

ADVANTUS HORIZON FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                          CLASS B
                                                          ------------------------------------------------------------------------
                                                          PERIOD FROM
                                                           OCTOBER 1,
                                                            2001 TO                   YEAR ENDED SEPTEMBER 30,
                                                            JULY 31,     ---------------------------------------------------------
                                                              2002         2001         2000        1999       1998        1997
                                                          ------------   ---------   ---------   ---------   ---------   ---------
Net asset value, beginning of year                        $ 11.62        $ 29.26     $ 25.54     $ 22.65     $ 22.41     $ 22.65
                                                          -------        -------     -------     -------     -------     -------
Income from investment operations:
     Net investment loss                                     (.16)          (.30)       (.49)       (.32)       (.22)       (.19)
     Net gains (losses) (both realized and unrealized)      (1.19)        (12.43)       5.14        5.53        3.32        4.77
                                                          -------        -------     -------     -------     -------     -------
   Total from investment operations                         (1.35)        (12.73)       4.65        5.21        3.10        4.58
                                                          -------        -------     -------     -------     -------     -------
Less distributions:
     Distributions from net realized gains                     --          (4.91)       (.93)      (2.32)      (2.86)      (4.82)
                                                          -------        -------     -------     -------     -------     -------
       Total distributions                                     --          (4.91)       (.93)      (2.32)      (2.86)      (4.82)
                                                          -------        -------     -------     -------     -------     -------
Net asset value, end of year                              $ 10.27        $ 11.62     $ 29.26     $ 25.54     $ 22.65     $ 22.41
                                                          =======        =======     =======     =======     =======     =======
Total return (a)                                           (11.71)%       (49.85)%     18.40%      23.93%      15.48%      24.25%
Net assets, end of year (in thousands)                    $ 7,507        $10,679     $26,878     $23,561     $17,100     $11,684
Ratios to average net assets:
     Expenses                                                2.10%(b)       2.10%       2.08%       2.04%       2.07%       2.18%
     Net investment income (loss)                           (1.33)%(b)     (1.60)%     (1.63)%     (1.34)%     (1.11)%     (1.13)%
     Expenses without waivers                                2.92%(b)       2.56%       2.17%       2.04%       2.07%       2.18%
     Net investment income (loss) without waivers           (2.15)%(b)     (2.07)%     (1.72)%     (1.34)%     (1.11)%     (1.13)%
Portfolio turnover rate (excluding short-term securities)    67.6%         129.6%      109.3%       60.1%       72.6%       71.5%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return presented has not been annualized.

(b)  Adjusted to an annual basis.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                          CLASS C
                                                         -----------------------------------------------------------------------
                                                         PERIOD FROM
                                                          OCTOBER 1,
                                                           2001 TO                     YEAR ENDED SEPTEMBER 30,
                                                           JULY 31,     --------------------------------------------------------
                                                             2002         2001         2000      1999       1998        1997
                                                         ------------   ---------    --------- ---------   ---------   ---------
Net asset value, beginning of year                       $ 11.71        $ 29.44      $ 25.69   $22.79      $22.38      $22.67
                                                         -------        -------      -------   ------      ------      ------
Income from investment operations:
     Net investment loss                                    (.16)          (.30)        (.51)    (.36)       (.24)       (.20)
     Net gains (losses) (both realized and unrealized)     (1.21)        (12.52)        5.19     5.58        3.51        4.73
                                                         -------        -------      -------   ------      ------      ------
       Total from investment operations                    (1.37)        (12.82)        4.68     5.22        3.27        4.53
                                                         -------        -------      -------   ------      ------      ------
Less distributions:
     Distributions from net realized gains                    --          (4.91)        (.93)   (2.32)      (2.86)      (4.82)
                                                         -------        -------      -------   ------      ------      ------
       Total distributions                                    --          (4.91)        (.93)   (2.32)      (2.86)      (4.82)
                                                         -------        -------      -------   ------      ------      ------
Net asset value, end of year                             $ 10.34        $ 11.71      $ 29.44   $25.69      $22.79      $22.38
                                                         =======        =======      =======   ======      ======      ======
Total return (a)                                          (11.71)%       (49.84)%      18.37%   23.82%      15.74%      24.03%
Net assets, end of year (in thousands)                   $   658        $   988      $ 2,396   $2,540      $2,299      $1,754
Ratios to average net assets:
     Expenses                                               2.10%(b)       2.10%        2.08%    2.04%       2.07%       2.18%
     Net investment income (loss)                          (1.33)%(b)     (1.60)%      (1.63)%  (1.34)%     (1.10)      (1.14)%
     Expenses without waivers                               2.92%(b)       2.56%        2.17%    2.04%       2.07%       2.18%
     Net investment income (loss) without waivers          (2.15)%(b)     (2.07)%      (1.72)%  (1.34)      (1.10)%     (1.14)%
Portfolio turnover rate (excluding short-term securities)   67.6%         129.6%      109.3%    60.1%       72.6%       71.5%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total returns presented has not been annualized.

(b)  Adjusted to an annual basis.

ADVANTUS INDEX 500 FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                         CLASS A
                                                            -------------------------------------------------------------------
                                                                                    YEAR ENDED JULY 31,
                                                            -------------------------------------------------------------------
                                                              2002            2001          2000           1999           1998
                                                            ---------      ---------      ---------      ---------      -------
Net asset value, beginning of year                          $ 15.92        $ 18.93        $ 17.74        $ 15.06        $ 12.89
                                                            -------        -------        -------        -------        -------
Income from investment operations:
     Net investment income (loss)                               .11            .12            .10            .11            .10
     Net gains (losses) (both realized and unrealized)        (3.94)         (2.98)          1.27           2.74           2.21
                                                            -------        -------        -------        -------        -------
       Total from investment operations                       (3.83)         (2.86)          1.37           2.85           2.31
                                                            -------        -------        -------        -------        -------
Less distributions:
     Dividends from net investment income                      (.09)          (.10)          (.03)          (.10)          (.12)
     Distributions from net realized gains                       --           (.05)          (.15)          (.07)          (.02)
                                                            -------        -------        -------        -------        -------
       Total distributions                                     (.09)          (.15)          (.18)          (.17)          (.14)
                                                            -------        -------        -------        -------        -------
Net asset value, end of year                                $ 12.00        $ 15.92        $ 18.93        $ 17.74        $ 15.06
                                                            =======        =======        =======        =======        =======
Total return (a)                                             (24.14)%       (15.12)%         7.67%         19.13%         18.19%
Net assets, end of year (in thousands)                      $18,196        $24,870        $24,723        $25,498        $15,711
Ratios to average net assets:
     Expenses                                                   .75%           .75%           .75%           .75%           .74%
     Net investment income (loss)                               .77%           .72%           .52%           .64%           .83%
     Expenses without waivers                                  1.53%          1.43%          1.38%          1.43%          1.81%
     Net investment income (loss) without waivers              (.01)%          .04%          (.11)%         (.04)%         (.24)%
Portfolio turnover rate (excluding short-term securities)      13.6%          17.2%          42.6%          25.3%          59.2%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                          CLASS B
                                                            -------------------------------------------------------------------
                                                                                    YEAR ENDED JULY 31,
                                                            -------------------------------------------------------------------
                                                              2002            2001          2000           1999           1998
                                                            ---------      ---------      ---------      ---------      -------
Net asset value, beginning of year                          $ 15.66        $ 18.68        $ 17.64        $15.01         $ 12.87
                                                            -------        -------        -------        ------         -------
Income from investment operations:
     Net investment income (loss)                              (.01)          (.02)          (.06)         (.03)            .02
     Net gains (losses) (both realized and unrealized)        (3.86)         (2.93)          1.25          2.73            2.17
                                                            -------        -------        -------        ------         -------
       Total from investment operations                       (3.87)         (2.95)          1.19          2.70            2.19
                                                            -------        -------        -------        ------         -------
     Less distribution:
       Dividends from net investment income                    (.01)          (.02)           --            --             (.03)
       Distributions from net realized gains                     --           (.05)          (.15)         (.07)           (.02)
                                                            -------        -------        -------        ------         -------
         Total distributions                                   (.01)          (.07)          (.15)         (.07)           (.05)
                                                            -------        -------        -------        ------         -------
Net asset value, end of year                                $ 11.78        $ 15.66        $ 18.68        $17.64         $ 15.01
                                                            =======        =======        =======        ======         =======
Total return (a)                                             (24.80)%       (15.77)%         6.71%        18.10%          17.17%
Net assets, end of year (in thousands)                      $14,559        $21,931        $28,077        $24,202        $11,832
Ratios to average net assets:
     Expenses                                                  1.60%          1.60%          1.60%         1.60%           1.60%
     Net investment income (loss)                              (.08)%         (.11)%         (.33)%        (.21)%          (.06)%
     Expenses without waivers                                  2.28%          2.18%          2.13%         2.16%           2.51%
     Net investment income (loss) without waivers              (.76)%         (.69)%         (.86)%        (.77)%          (.97)%
Portfolio turnover rate (excluding short-term securities)      13.6%          17.2%          42.6%         25.3%           59.2%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                         CLASS C
                                                            -------------------------------------------------------------------
                                                                                    YEAR ENDED JULY 31,
                                                            -------------------------------------------------------------------
                                                              2002            2001          2000           1999           1998
                                                            ---------      ---------      ---------      ---------      -------
Net asset value, beginning of year                          $ 15.63        $ 18.64        $17.60         $14.97         $12.85
                                                            -------        -------        ------         ------         ------
Income from investment operations:
     Net investment income (loss)                              (.01)          (.03)         (.06)          (.03)           .01
     Net gains (losses) (both realized and unrealized)        (3.86)         (2.91)         1.25           2.73           2.16
                                                            -------        -------        ------         ------         ------
       Total from investment operations                       (3.87)         (2.94)         1.19           2.70           2.17
                                                            -------        -------        ------         ------         ------
     Less distributions:
       Dividends from net investment income                    (.01)          (.02)           --             --           (.03)
       Distributions from net realized gains                     --           (.05)         (.15)          (.07)          (.02)
                                                            -------        -------        ------         ------         ------
         Total distributions                                   (.01)          (.07)         (.15)          (.07)          (.05)
                                                            -------        -------        ------         ------         ------
Net asset value, end of year                                $ 11.75        $ 15.63        $18.64         $17.60         $14.97
                                                            =======        =======        ======         ======         ======
Total return (a)                                             (24.80)%       (15.80)%        6.73%         18.03%         17.09%
Net assets, end of year (in thousands)                      $ 1,605        $ 2,291        $3,168         $2,910         $1,508
Ratios to average net assets:
     Expenses                                                  1.60%          1.60%         1.60%          1.60%          1.60%
     Net investment income (loss)                              (.08)%         (.11)%        (.33)%         (.21)%         (.06)%
     Expenses without expense waivers                          2.28%          2.18%         2.13%          2.16%          2.51%
     Net investment income (loss) without waivers              (.76)%         (.69)%        (.86)%         (.77)%         (.97)%
Portfolio turnover rate (excluding short-term securities)      13.6%          17.2%         42.6%          25.3%          59.2%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

ADVANTUS REAL ESTATE SECURITIES FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                      CLASS A                           CLASS B
                                                            ------------------------------------------------------   -------------
                                                                                                      PERIOD FROM     PERIOD FROM
                                                                                                      FEBRUARY 25,    NOVEMBER 28,
                                                                      YEAR ENDED JULY 31,              1999(d) TO       2001(e) TO
                                                              2002           2001           2000     JULY 31, 1999   JULY 31, 2002
                                                            --------       --------       --------   -------------   -------------
Net asset value, beginning of year                          $ 11.67        $ 11.23        $ 10.25        $10.02         $11.56
                                                            -------        -------        -------        ------         ------
Income from investment operations:
     Net investment income                                      .32            .51            .43           .18            .11
     Net gains
       (both realized and unrealized)                          1.01            .47           1.00           .31           1.23
                                                            -------        -------        -------        ------         ------
         Total from investment operations                      1.33            .98           1.43           .49           1.34
                                                            -------        -------        -------        ------         ------
Less distributions:
     Distributions from net investment income                  (.28)          (.54)          (.41)         (.18)          (.22)
     Distributions from net realized gains                     (.79)            --           (.04)           --           (.79)
     Excess distributions of net investment income               --             --             --          (.08)            --
                                                            -------        -------        -------        ------         ------
         Total distributions                                  (1.07)          (.54)          (.45)         (.26)         (1.01)
                                                            -------        -------        -------        ------         ------
Net asset value, end of year                                $ 11.93        $ 11.67        $ 11.23        $10.25         $11.89
                                                            =======        =======        =======        ======         ======
Total return (a)                                              12.31%          9.10%         14.89%         4.78%          7.75%
Net assets, end of year (in thousands)                      $32,269        $17,336        $11,704        $6,113         $1,131
Ratios to average net assets:
     Expenses                                                  1.50%          1.50%          1.50%         1.50%(b)       2.40%(b)
     Net investment income (loss)                              2.83%          4.29%          4.26%         4.09%(b)       1.29%(b)
     Expenses without waivers                                  1.69%          1.99%          2.72%         3.49%(b)       2.44%(b)
     Net investment income (loss) without waivers              2.64%          3.81%          3.04%         2.10%(b)       1.25%(b)
Portfolio turnover rate (excluding short-term securities)     101.2%         173.1%         116.8%         51.5%         101.2%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return presented has not been annualized.

(b)  Adjusted to an annual basis.

(d)  Date shares became effectively registered.

(e)  Inception date of the Class B shares

ADVANTUS VENTURE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                           CLASS A
                                                            -------------------------------------------------------------------
                                                                                      YEAR ENDED JULY 31,
                                                            -------------------------------------------------------------------
                                                              2002           2001           2000           1999           1998
                                                            --------       --------       --------       --------       -------
Net asset value, beginning of year                          $ 15.05        $ 11.47        $ 11.20        $ 12.03        $ 11.73
                                                            -------        -------        -------         ------         ------
Income from investment operations:
     Net investment income (loss)                              (.08)          (.06)           .05            .10            .06
     Net gains (losses) (both realized and unrealized)        (1.84)          4.04            .32           (.59)           .98
                                                            -------        -------        -------         ------         ------
       Total from investment operations                       (1.92)          3.98            .37           (.49)          1.04
                                                            -------        -------        -------         ------         ------
Less distributions:
     Dividends from net investment income                        --             --           (.06)          (.09)          (.08)
     Dividends in excess of net investment income                --             --           (.04)            --             --
     Distributions from net realized gains                     (.88)          (.40)            --           (.23)          (.66)
     Tax return of capital                                       --             --             --           (.02)            --
                                                            -------        -------        -------         ------         ------
       Total distributions                                     (.88)          (.40)          (.10)          (.34)          (.74)
                                                            -------        -------        -------         ------         ------
Net asset value, end of year                                $ 12.25        $ 15.05        $ 11.47        $ 11.20        $ 12.03
                                                            =======        =======        =======         ======         ======
Total return (a)                                             (13.27)%        35.18%          3.74%         (3.89)%         8.92%
Net assets, end of year (in thousands)                      $53,071        $54,735        $31,371        $31,683        $34,630
Ratios to average net assets:
     Expenses                                                  1.27%          1.40%          1.40%          1.40%          1.38%
     Net investment income (loss)                              (.57)%         (.56)%          .63%           .81%           .55%
     Expenses without waivers                                  1.37%          1.51%          1.71%          1.64%          1.55%
     Net investment income (loss) without waivers              (.67)%         (.67)%          .32%           .57%           .38%
Portfolio turnover rate (excluding short-term securities)      37.3%          37.8%         169.0%         103.9%          45.0%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                         CLASS B
                                                            ---------------------------------------------------------------
                                                                                   YEAR ENDED JULY 31,
                                                            ---------------------------------------------------------------
                                                              2002          2001          2000          1999          1998
                                                            --------      --------      --------      --------      -------
Net asset value, beginning of year                          $ 14.77       $11.36        $11.11        $11.94        $11.71
                                                            -------      -------       -------        ------        ------
Income from investment operations:
     Net investment income (loss)                              (.17)        (.16)         (.04)           --          (.02)
     Net gains (losses) (both realized and unrealized)        (1.82)        3.97           .32          (.58)          .92
                                                            -------      -------       -------        ------        ------
       Total from investment operations                       (1.99)        3.81           .28          (.58)          .90
                                                            -------      -------       -------        ------        ------
Less distributions:
     Dividends from net investment income                        --           --          (.02)         (.02)         (.01)
     Distributions from net realized gains                     (.88)        (.40)           --          (.23)         (.66)
     Dividends in excess of net investment income                --           --          (.01)           --            --
                                                            -------      -------       -------        ------        ------
       Total distributions                                     (.88)        (.40)         (.03)         (.25)         (.67)
                                                            -------      -------       -------        ------        ------
Net asset value, end of year                                $ 11.90       $14.77        $11.36        $11.11        $11.94
                                                            =======      =======       =======        ======        ======
Total return (a)                                             (14.02)%      34.01%         2.89%        (4.77)%        7.65%
Net assets, end of year (in thousands)                      $ 4,531       $4,114        $2,500        $3,115        $3,529
Ratios to average net assets:
     Expenses                                                  2.12%        2.25%         2.24%         2.25%         2.25%
     Net investment income (loss)                             (1.42)%      (1.41)%        (.24)%        (.04)%        (.26)%
     Expenses without waivers                                  2.12%        2.26%         2.45%         2.36%         2.25%
     Net investment income (loss) without waivers             (1.42)%      (1.42)%        (.45)%        (.15)%        (.26)%
Portfolio turnover rate (excluding short-term securities)      37.3%        37.8%        169.0%        103.9%         45.0%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                         CLASS C
                                                            ---------------------------------------------------------------
                                                                                   YEAR ENDED JULY 31,
                                                            ---------------------------------------------------------------
                                                              2002          2001          2000          1999          1998
                                                            --------      --------      --------      --------      -------
Net asset value, beginning of year                          $ 14.83       $11.41        $11.15        $11.98        $11.71
                                                            -------      -------       -------        ------        ------
Income from investment operations:
     Net investment income (loss)                              (.14)        (.15)         (.03)         (.01)         (.03)
     Net gains (losses) (both realized and unrealized)        (1.85)        3.98           .32          (.57)          .97
                                                            -------      -------       -------        ------        ------
       Total from investment operations                       (1.99)        3.83           .29          (.58)          .94
                                                            -------      -------       -------        ------        ------
Less distributions:
     Dividends from net investment income                        --           --          (.02)         (.02)         (.01)
     Distributions from net realized gains                     (.88)        (.40)           --          (.23)         (.66)
     Distributions in excess of net investment income            --           --          (.01)           --            --
                                                            -------      -------       -------        ------        ------
       Total distributions                                     (.88)        (.40)         (.03)         (.25)         (.67)
                                                            -------      -------       -------        ------        ------
Net asset value, end of year                                $ 11.96       $14.83        $11.41        $11.15        $11.98
                                                            =======      =======       =======        ======        ======
Total return (a)                                             (13.96)%      33.94%         2.95%        (4.81)%        7.90%
Net assets, end of year (in thousands)                      $ 1,477       $  479        $  273        $  467        $  702
Ratios to average net assets:
     Expenses                                                  2.12%        2.25%         2.24%         2.25%         2.25%
     Net investment income (loss)                             (1.42)%      (1.41)%        (.24)%        (.04)%        (.26)%
     Expenses without waivers                                  2.12%        2.26%         2.45%         2.36%         2.25%
     Net investment income (loss) without waivers             (1.42)%      (1.42)%        (.45)%        (.15)%        (.26)%
Portfolio turnover rate (excluding short-term securities)      37.3%        37.8%        169.0%        103.9%         45.0%

----------

(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Advantus Cornerstone Fund, Inc.
Advantus Enterprise Fund, Inc.
Advantus Horizon Fund, Inc.
Advantus Index 500 Fund, Inc.
Advantus Real Estate Securities Fund, Inc.
Advantus Venture Fund, Inc.

      We have audited the accompanying statements of assets and liabilities, including the schedules of investments in securities, of Advantus Cornerstone Fund, Inc., Advantus Enterprise Fund, Inc., Advantus Horizon Fund, Inc., Advantus Index 500 Fund, Inc., Advantus Real Estate Securities Fund, Inc., and Advantus Venture Fund, Inc. as of July 31, 2002, and the related statements of operations and statements of changes in net assets and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2002, by correspondence with the custodian or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Advantus Cornerstone Fund, Inc., Advantus Enterprise Fund, Inc., Advantus Horizon Fund, Inc., Advantus Index 500 Fund, Inc., Advantus Real Estate Securities Fund, Inc., and Advantus Venture Fund, Inc. as of July 31, 2002, and the results of their operations, changes in their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.


                                    KPMG LLP

Minneapolis, MN
September 6, 2002

                    FEDERAL INCOME TAX INFORMATION (UNAUDITED)

     The following information for federal income tax purposes is presented as an aid to shareholders in reporting the distributions paid by the Fund in the fiscal period ended July 31, 2002. Dividends for the 2001 calendar year will be reported to you on Form 1099-Div in late January 2003. Shareholders should consult a tax adviser on how to report these distributions for state and local purposes.

ADVANTUS CORNERSTONE FUND

INCOME DISTRIBUTION - TAXABLE AS DIVIDEND INCOME, 100% QUALIFYING FOR DEDUCTION BY CORPORATIONS


CLASS A


                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
December 20, 2001                                                       .0350
March 28, 2002                                                          .0161
June 21, 2002                                                           .0243
                                                                       ------
                                                                       $.0754
                                                                       ======

CLASS B

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
December 20, 2001                                                      $.0086
                                                                       ======

CLASS C

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
December 20, 2001                                                      $.0088
                                                                       ======

ADVANTUS INDEX 500 FUND

INCOME DISTRIBUTION - TAXABLE AS DIVIDEND INCOME, 100% QUALIFYING FOR DEDUCTION BY CORPORATIONS

CLASS A

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
September 20, 2001                                                     $.0127
December 20, 2001                                                       .0359
March 28, 2002                                                          .0147
June 21, 2002                                                           .0274
                                                                       ------
                                                                       $.0907
                                                                       ======

CLASS B

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
December 20, 2001                                                      $.0050
                                                                       ======


CLASS C

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
December 20, 2001                                                      $.0047
                                                                       ======

ADVANTUS REAL ESTATE SECURITIES FUND

INCOME DISTRIBUTION - TAXABLE AS DIVIDEND INCOME, 1.3% QUALIFYING FOR DEDUCTION BY CORPORATIONS.

CLASS A

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
September 20, 2001                                                     $.0196
December 20, 2001                                                       .1667
March 29, 2002                                                          .0369
June 21, 2002                                                           .0581
                                                                       ------
                                                                       $.2813
                                                                       ======
Capital gains distributions-taxable as long-term
capital gains, 20% rate. December 14, 2001*                            $.7906
                                                                       ======

* Represents $.4137 of short-term capital gains (taxable as dividend income).

CLASS B

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------
December 20, 2001                                                      $.1603
April 3, 2002                                                           .0229
June 21, 2002                                                           .0390
                                                                       ------
                                                                       $.2222
                                                                       ======
Capital gains distributions-taxable as
long-term capital gains, 20% rate. December 14, 2001*                  $.7906
                                                                       ======


* Represents $.4137 of short-term capital gains (taxable as dividend income).

ADVANTUS VENTURE FUND

INCOME DISTRIBUTION - TAXABLE AS DIVIDEND INCOME, 17.4% QUALIFYING FOR DEDUCTION BY CORPORATIONS.

CLASS A, CLASS B AND CLASS C

                                                                         PER
PAYABLE DATE                                                            SHARE
------------                                                           -------

Capital gains distributions-taxable as long-term
capital gains, 20% rate. December 14, 2001*                            $.8831
                                                                       ======

* Represents $.5353 of short-term capital gains (taxable as dividend income).

ADVANTUS FUNDS

DIRECTORS AND EXECUTIVE OFFICERS

Under Minnesota law, the Board of Directors of each Fund has overall responsibility for managing the Fund in good faith and in a manner reasonably believed to be in the best interests of the Fund. The directors meet periodically throughout the year to oversee the Fund's activities, review contractual arrangements with companies that provide services to the Fund, and review the performance of the Fund. Certain of the directors are considered "interested persons" (as defined in the Investment Company Act of 1940) of the Fund primarily by reason of their engagement as officers of the Fund's investment adviser, Advantus Capital Management, Inc. ("Advantus Capital"), or as officers of companies affiliated with Advantus Capital, including Minnesota Life Insurance Company ("Minnesota Life"). The remaining directors, because they are not interested persons of the Fund, are considered independent ("Independent Directors") and are not employees or officers of, and have no financial interest in, Advantus Capital, Minnesota Life or their other affiliates. A majority of the Board of Directors is comprised of Independent Directors.

The individuals listed in the table below serve as directors and officers of each Fund, and also serve in the same capacity for each of the other six Advantus Funds (the Advantus Funds are the twelve registered investment companies, consisting of 30 portfolios, for which Advantus Capital serves as the investment adviser). Only executive officers and other officers who perform policy-making functions with the Funds are listed. None of the directors is a director of any public company (a company required to file reports under the Securities Exchange Act of 1934) or of any registered investment companies other than the Advantus Funds. Each director serves for an indefinite term, until his or her resignation, death or removal.

                                  POSITION WITH FUND
NAME, ADDRESS(1)                  AND LENGTH OF           PRINCIPAL OCCUPATION(S)
AND AGE                           TIME SERVED             DURING PAST 5 YEARS
--------------------------------------------------------------------------------------------------------------------------
INTERESTED DIRECTORS
--------------------------------------------------------------------------------------------------------------------------
William N. Westhoff                Director since          Retired; prior to July 26, 2002, President, Treasurer
Age: 55                            July 23, 1998           and Director, Advantus Capital Management, Inc.;
                                                           Senior Vice President and Treasurer, Minnesota
                                                           Life Insurance Company; Senior Vice President,
                                                           Global Investments, American Express Financial
                                                           Corporation, Minneapolis, Minnesota, from
                                                           August 1994 to October 1997

Frederick P. Feuerherm             Vice President,         Vice President, Assistant Secretary and Director,
Age: 55                            Director and            Advantus Capital Management, Inc.; Vice
                                   Treasurer since         President, Minnesota Life Insurance Company;
                                   July 13, 1993           Vice President, Minnesota Mutual Companies,
                                                           Inc.; Vice President, Securian Financial Group,
                                                           Inc.; Vice President, Securian Holding Company;
                                                           Vice President and Director, MIMLIC Funding,
                                                           Inc. (entity holding legal title to bonds beneficially
                                                           owned by certain clients of Advantus Capital);
                                                           Vice President and Assistant Secretary, MCM
                                                           Funding 1997-1, Inc. and MCM Funding 1998-1,
                                                           Inc. (entities holding legal title to mortgages
                                                           beneficially owned by certain clients of Advantus
                                                           Capital); Treasurer, Ministers Life Resources, Inc.;
                                                           Treasurer, The Ministers Life Insurance Company

--------------------------------------------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS
--------------------------------------------------------------------------------------------------------------------------
Ralph D. Ebbott                    Director since          Retired, Vice President and Treasurer of
Age: 75                            February 25, 1985       Minnesota Mining and Manufacturing Company
                                                           (industrial and consumer products) through
                                                           June 1989

William C. Melton                  Director since          Founder and President of Melton Research Inc.
Age: 54                            April 25, 2002          since 1997; member of the Advisory Board of
                                                           Macroeconomic Advisors LLC since 1998;
                                                           member, Minneapolis StarTribune Board of
                                                           Economists since 1986; member, State of
                                                           Minnesota Council of Economic
                                                           Advisors from  1988 to 1994; various senior positions
                                                           at American Express Financial Advisors (formerly
                                                           Investors Diversified Services and, thereafter,
                                                           IDS/American Express) from 1982 through
                                                           1997, including Chief Economist and, thereafter,
                                                           Chief International Economist

Ellen S. Berscheid                 Director since          Regents' Professor of Psychology
Age: 65                            October 22, 1985        at the University of Minnesota

--------------------------------------------------------------------------------------------------------------------------
OTHER EXECUTIVE OFFICERS
--------------------------------------------------------------------------------------------------------------------------
Dianne M. Orbison                  President since         President and Treasurer, Advantus Capital
Age: 50                            July 25, 2002           Management, Inc.; Vice President and Treasurer,
                                                           Minnesota Life Insurance Company; Vice President
                                                           and Treasurer, Minnesota Mutual Companies, Inc.;
                                                           Vice President and Treasurer, Securian Financial
                                                           Group, Inc.; Vice President and Treasurer, Securian
                                                           Holding Company; President and Treasurer, MIMLIC
                                                           Funding, Inc. (entity holding legal title to bonds
                                                           beneficially owned by certain clients of Advantus
                                                           Capital); President and Treasurer, MCM Funding
                                                           1997-1, Inc. and MCM Funding 1998-1, Inc. (entities
                                                           holding legal title to mortgages beneficially owned by
                                                           certain clients of Advantus Capital)

Michael J. Radmer                  Secretary since         Partner with the law firm of
Dorsey & Whitney LLP               February 25, 1998       Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis,
Minnesota 55402
Age: 57

------------------

(1) Unless otherwise noted, the address of each director and officer is the address of the Funds: 400 Robert Street North, St. Paul, Minnesota 55101.

The Funds Statement of Additional Information (SAI) includes additional information about Fund directors, and is available, without charge, upon request. You may request a copy of the current SAI by telephoning Advantus Shareholder Services, toll free, at (800) 665-6005.

SHAREHOLDER SERVICES

     The Advantus Family of Funds offers a variety of services that enhance your ability to manage your assets. Check each Fund's prospectus for the details of the services and any limitations that may apply.

EXCHANGE PRIVILEGES: You can move all or part of your investment dollars from one fund to any other Advantus Fund you own (for identical registrations within the same share class) at any time as your needs change. Exchanges are at the then current net asset value (exchanges from the Advantus Money Market Fund will incur the applicable sales charge, if not previously subjected to the charge). Shareholders may make twelve exchanges each calendar year without incurring a transaction charge. Thereafter, there will be a $7.50 transaction charge for each additional exchange within the calendar year.

INCOME DISTRIBUTION FLEXIBILITY: You can have your fund dividends and other distributions automatically reinvested with no sales charge, direct them from one Advantus Fund to any other you own within the Fund family or, if you desire, we'll pay you in cash.

SYSTEMATIC WITHDRAWAL PLAN: You can set up a plan to receive a check at specified intervals from your fund account subject to minimum guidelines. Depending upon the performance of the underlying investment options, the value may be worth more or less than the original amount invested when withdrawn.

DIRECT DIVIDEND DEPOSITS: At your request we will deposit your dividends or systematic withdrawals directly into your checking or savings account instead of sending you a check.

TELEPHONE EXCHANGE: You may move money from one Advantus account to any other Advantus account you own (with identical registrations within the same share class) just by calling our toll-free number. The Telephone Exchange privilege will automatically be established unless otherwise indicated on the Account Application. Telephone Exchange may be changed (added/deleted) at any time by submitting a request in writing.

SYSTEMATIC EXCHANGE: You may move a set amount of money monthly or quarterly from one Advantus Fund to another Advantus Fund (with identical registrations within the same share class) to diversify your investment portfolio and take advantage of "dollar-cost averaging".

AUTOMATIC PAYMENT OF INSURANCE PREMIUMS: You may automatically pay your Minnesota Life insurance premiums from your Advantus Money Market account.

REDUCED SALES CHARGES: Letter of Intent, combined purchases with spouse, children or single trust estates, and the Right of Accumulation make it possible for you to reduce the sales charge, if any.

AUTOMATIC INVESTMENT PLAN: This special purchase plan enables you to open an Advantus Fund account for as little as $25 and lower your average share cost through "dollar-cost averaging." (Dollar-cost averaging does not assure a profit, nor does it prevent loss in declining markets.) The Automatic Investment Plan allows you to invest automatically monthly, semi-monthly or quarterly from your checking or savings account.

IRAS, OTHER QUALIFIED PLANS: You can use the Advantus Family of Funds for your Traditional, Roth or Education Individual Retirement Account or other qualified plans including: SEP IRA's, SIMPLE IRA's, Profit Sharing, 401(k) Money Purchase or Defined Benefit plans.

TELEPHONE REDEMPTION: You may call us and redeem shares over the phone. The proceeds will be sent by check to the address of record for the account or wire transferred to your bank of record for the account. Wire transfers are for amounts over $500. The prevailing wire charge will be added to the withdrawal amount. The Telephone Redemption privilege will automatically be established unless otherwise indicated on the Account Application. Telephone Redemption may be changed (added/deleted) at any time by submitting a request in writing. To have the redemption automatically deposited into your checking account, please send a voided check from your bank. Depending on the performance of the underlying investment options, the value may be worth more or less than the original amount invested upon redemption. Some limitations apply, please refer to the prospectus for details.

ACCOUNT UPDATES: You'll receive written confirmation of every investment you initiate and quarterly statements to help you track all of your Advantus Fund investments and annual tax statements. Semi-annual and annual reports will provide you with portfolio information, fund performance data and the current investment outlook.

TOLL-FREE SERVICE LINE: For your convenience in obtaining information and assistance directly from Advantus Shareholder Services, call 1-800-665-6005. Advantus Account Representatives are available Monday through Friday from 7:30 a.m. to 5:15 p.m. Central Time. Our voice response system is available 24 hours, seven days a week. This system allows you to access current net asset values, account balances and recent account activity.

INTERNET ADDRESS: www.AdvantusFunds.com

HOW TO INVEST

You can invest in one or more of the eleven Advantus Funds through a local Registered Representative of Securian Financial Services, Inc., distributor of the

Funds. Contact your representative for information and a prospectus containing more complete information including charges and expenses, for any of the Advantus Funds you are interested in. Read the prospectus carefully before investing. To find a Registered Representative near you, call the toll-free service line (1-800-665-6005) or visit www.AdvantusFunds.com.

MINIMUM INVESTMENTS: Your initial investment in any of the Advantus Funds can be as small as $25 when you use our Automatic Investment Plan. Minimum lump-sum initial investment is $250. Minimum subsequent investment is $25.

THE FUND'S MANAGER

Advantus Capital Management, Inc., investment adviser to the Fund, selects and reviews the Fund's investments and provides executive and other personnel for the Fund's management. (For the Advantus International Balanced Fund, Inc., Advantus Enterprise Fund, Inc., and Advantus Venture Fund, Inc., the sub-adviser, Templeton Investment Counsel, Inc., Credit Suisse Asset Management, LLC, and State Street Research & Management Company, respectively, selects the Fund's investments.)

Advantus Capital Management, Inc. manages twelve mutual funds containing $2.3 billion in assets in addition to $13.3 billion in assets for other clients. Advantus Capital's seasoned portfolio managers average more than 15 years of investment experience.

ADVANTUS FAMILY OF FUNDS

Advantus Bond Fund

Advantus Horizon Fund

Advantus Spectrum Fund

Advantus Enterprise Fund

Advantus Cornerstone Fund

Advantus Money Market Fund

Advantus Mortgage Securities Fund

Advantus International Balanced Fund

Advantus Venture Fund

Advantus Index 500 Fund

Advantus Real Estate Securities Fund

           THIS REPORT HAS BEEN PREPARED FOR SHAREHOLDERS AND MAY BE DISTRIBUTED
            TO OTHERS ONLY IF PRECEDED OR ACCOMPANIED BY THE CURRENT APPLICABLE
                                  MUTUAL FUND PROSPECTUS.

                     READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST.


                                   [ADVANTUS LOGO]
                                     ADVANTUS(TM)
                                  CAPITAL MANAGEMENT


                                Distributed by:
                                SECURIAN FINANCIAL SERVICES, INC.
                                Securities Dealer, Member NASD/SIPC.
                                Registered Investment Advisor

                                400 Robert Street North, St. Paul, MN 55101-2098 1.888.237.1838
                                3010-2002-3864

SECURIAN FINANCIAL SERVICES, INC.
400 ROBERT STREET NORTH
ST. PAUL, MN 55101-2098

                                                              PRESORTED STANDARD
                                                               U.S. POSTAGE PAID
                                                                 ST. PAUL, MN
                                                               PERMIT NO. 3547

ADDRESS SERVICE REQUESTED


F. 58297 Rev. 9-2002